SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

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                                             Commission Only (as permitted
                                             by Rule 14a-6(e)(2))
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[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                  Public Service Enterprise Group Incorporated
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
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     previously. Identify the previous filing by registration statement number,
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


[LOGO] PSEG

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
80 PARK PLAZA, P.O. BOX 1171, NEWARK, NEW JERSEY 07101-1171
================================================================================


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 18, 2000

                                       AND

                                 PROXY STATEMENT

To the Stockholders of Public Service Enterprise Group Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated will be held at the New Jersey Performing Arts Center, One Center Street, Newark, New Jersey, on April 18, 2000, at 2:00 P.M., for the following purposes:

                1. To elect three members of Class I of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2003 and until their respective successors are elected and qualified; and to elect one member of Class II of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2001 and until his successor is elected and qualified;

                2. To consider and act upon the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the year 2000; and

                3. To transact such other business as may properly come before said meeting or any adjournment thereof.

     Stockholders entitled to vote at the meeting are the holders of Common Stock of record at the close of business on February 25, 2000.

                                   By order of the Board of Directors,

                                         EDWARD J. BIGGINS, JR.

                                                 Secretary

March 1, 2000

     YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY FORM PROMPTLY. TELEPHONE AND ELECTRONIC VOTING ARE ALSO AVAILABLE. PLEASE USE THE TOLL-FREE TELEPHONE NUMBER OR THE INTERNET ADDRESS SHOWN ON THE PROXY FORM.

                        TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

INTRODUCTION ..............................................................  1

VOTING SECURITIES .........................................................  1

BOARD OF DIRECTORS ........................................................  2
  Committees of the Board .................................................  3

ELECTION OF DIRECTORS (Proposal 1) ........................................  4

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT ............................  8

EXECUTIVE COMPENSATION ....................................................  9
  Summary Compensation Table ..............................................  9
  Option Grants in Last Fiscal Year (1999) ................................ 10
  Aggregated Option Exercises in Last Fiscal Year (1998)
    and Fiscal Year-End Option Values (12/31/99) .......................... 11
  Employment Contracts and Arrangements ................................... 11
  Compensation Committee Interlocks and Insider Participation ............. 12
  Compensation of Directors and Certain Business Relationships ............ 12
  Compensation Pursuant to Pension Plans .................................. 12

ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE
  COMPENSATION ............................................................ 13

PERFORMANCE GRAPH ......................................................... 15

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 2) ...... 15

LEGAL PROCEEDINGS ......................................................... 16

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS .............................. 16

DISCRETIONARY PROXY VOTING AUTHORITY ...................................... 16

MISCELLANEOUS ............................................................. 16

APPENDIX: FINANCIAL STATEMENTS
  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
    RESULTS OF OPERATIONS ................................................. A-1
  CONSOLIDATED STATEMENTS OF INCOME ....................................... A-21
  CONSOLIDATED BALANCE SHEETS ............................................. A-22
  CONSOLIDATED STATEMENTS OF CASH FLOWS ................................... A-24
  CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY .................. A-25
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS .............................. A-26
  FINANCIAL STATEMENT RESPONSIBILITY ...................................... A-61
  INDEPENDENT AUDITORS' REPORT ............................................ A-62

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by Public Service Enterprise Group Incorporated (PSEG or Enterprise) on behalf of its Board of Directors to be voted at the 2000 Annual Meeting of Stockholders of PSEG. PSEG is a public utility holding company that owns directly four subsidiaries: Public Service Electric and Gas Company (PSE&G), which is an operating electric and gas utility; PSEG Power LLC (Power), an electric generation and wholesale energy marketing and trading company; which upon further restructuring of the New Jersey electric utility industry, will own and operate the electric generation assets currently owned by PSE&G; PSEG PSEG Energy Holdings Inc. (Energy Holdings), the owner of PSEG's other energy -related business which directly owns the other non-utility of PSE&G;es and PSEG Services Corporation (Services), which provides management and administrative services to PSEG and its subsidiaries. The complete mailing address of the principal executive offices of PSEG is 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171, telephone (973) 430-7000. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to security holders was March 7, 2000.

     Every vote is important. Accordingly, each stockholder is urged to date, sign and return the accompanying proxy form whether or not he or she plans to attend the meeting. In addition, this year, stockholders of record may vote their proxies using the toll-free telephone number listed on the proxy form or via the Internet, at the electronic address also listed on the proxy form. When a proxy form is returned properly dated and signed, or properly voted by telephone or electronically, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions.

     Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy form. If a proxy form is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. Stockholders voting by telephone or electronically should follow the directions given during the call or on the computer screen. A control number printed on the proxy form is designed to verify stockholder identity and confirm that voting instructions are properly recorded.

     For shares held in the name of a bank or broker, stockholders should follow the voting instructions on the form received. For such shares, the availability of telephone or Internet voting will depend on the voting processes of the relevant bank or broker.

     PSEG requests that if a stockholder plans to attend the Annual Meeting, he or she should indicate so on the proxy form or in voting shares by telephone or electronically. An admission ticket will then be mailed to each stockholder who indicates an intention to attend. Maps and information regarding directions to the meeting location at The New Jersey Performing Arts Center, in Newark, New Jersey, may be found at the back of this Proxy Statement.

     A proxy given in the form which accompanies this Proxy Statement or a vote by telephone or electronically is revocable. However, by law, the presence at the Annual Meeting of a stockholder who has given such a proxy will not revoke the proxy, unless the stockholder files a written notice of such revocation with the Secretary of PSEG prior to the voting of the proxies at the meeting, or the stockholder votes the shares subject to the proxy by written ballot.

     Included in the Appendix to this Proxy Statement are the 1999 Consolidated Financial Statements of PSEG, along with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Independent Auditors' Report.


                                VOTING SECURITIES

     Holders of record of the 216,417,218 shares of Common Stock of PSEG outstanding at the close of business on February 25, 2000 will have one vote per share. The holders of Common Stock entitled to cast a majority of the votes at the meeting, present in person or represented by proxy, will constitute a quorum. All votes cast by proxy or in person will be counted. Abstentions and broker non-votes will not be counted.

     The accompanying proxy includes any shares registered in the names listed thereon in Enterprise Direct (formerly the Enterprise Dividend Reinvestment and Stock Purchase Plan) and the Enterprise Employee Stock Purchase Plan.

     Participants in the PSEG Thrift and Tax Deferred Savings Plan or PSEG Employee Savings Plan will receive a separate direction card from each plan's trustee for shares that have been allocated to their accounts under the Enterprise Common Stock Fund and their ESOP Accounts. The trustee will vote the shares of PSEG Common Stock beneficially owned by the participant under the respective plan in accordance with such participant's instructions.

     Stockholders are entitled to cumulative voting in the election of directors. This means that stockholders may cast with respect to the class to be elected a number of votes equal to the number of votes to which their shares are entitled, multiplied by the number of directors to be elected in that class. The votes may be cast for the election of one nominee or may be distributed among as many nominees in that class as desired.


                               BOARD OF DIRECTORS

     Management of PSEG is under the general direction of the Board of Directors. The Board is divided into three classes of as nearly equal numbers of directors as possible. As a result of this classification of directors, one class of directors is elected each year for a three-year term. Directors whose terms expire are eligible for renomination and will be considered by the Corporate GoveranceNominating Committee in accordance with its customary standards, subject to the retirement policy for directors mentioned below.

     The present terms of the three directors included in Class I of the Board of Directors, Lawrence R. Codey, Ernest H. Drew and Forrest J. Remick, expire at the 2000 Annual Meeting. Dr. Drew has been nominated to serve as a director in Class I for a new three-year term, which will expire at the 2003 Annual Meeting. Dr. Remick has been nominated to serve as a director in Class II for a one-year term which will expire at the 2001 Annual Meeting.

     Lawrence R. Codey, who retired from his position as President of PSE&G on February 29, 2000, will retire as a Director at the expiration of his term at this year's Annual Meeting. The Board wishes to thank Mr. Codey for his many years of dedicated service.

     In order that the three classes of directors be divided into as nearly equal numbers of directors as possible, as provided by the By-Laws of PSEG, E. James Ferland and Marilyn M. Pfaltz, who currently serve as directors in Class III, with terms expiring at the 2002 Annual Meeting, have each been nominated to serve as a director in Class I for a new three-year term, which will expire at the 2003 Annual Meeting.

     Therefore, at this year's meeting directors will be elected to fill three positions in Class I to serve until the 2003 Annual Meeting and one position in Class II to serve until the 2001 Annual Meeting, in each case until their respective successors are elected and qualified. All the nominees were elected to their present terms by the stockholders. The present term of Class II of the Board of Directors expires at the 2001 Annual Meeting, and the present term of Class III expires at the 2002 Annual Meeting. Directors in Class II, other than Dr. Remick, and Class III will not be elected at the 2000 Annual Meeting.

     The By-Laws of PSEG currently provide that the Board of Directors shall consist of not less than 3 nor more than 16 directors as shall be fixed from time to time by the Board. The number of directors is currently fixed at 10, but will be reduced to 9 effective upon the retirement of Mr. Codey.

     The Board of Directors of PSEG held regular monthly meetings in 1999, except in August, and met on other occasions when circumstances required. The Board met 13 times in 1999, and, on average, the meetings lasted approximately two hours. Beginning in 2000, the Board will hold regular monthly meetings, except in February, May and August, and meetings are anticipated to last approximately four hours. Directors spend additional time preparing for Board and committee meetings they attend and they are called upon for counsel between meetings. In addition, during 1999, each director served on the Board of Directors of either PSE&G or Energy Holdings, except for Mr. Ferland, who serves on the Boards of both. The PSE&G Board met 12 times and the Energy Holdings Board met 15 times in 1999. Effective December 31, 1999, as part of a corporate governance reorganization, the directors of Energy Holdings, except Mr. Ferland and Robert J. Dougherty, Jr., resigned from those positions, which are now filled by executive officers of PSEG. Committee membership and membership on the PSE&G Board is shown in the biographies under "Election of Directors".

     Under the retirement policy for directors, directors who have never been employees of the PSEG group of companies and directors who are former chief executive officers of PSEG may not serve as directors beyond the Annual Meeting of Stockholders following their seventieth birthday. Directors who are former employees, other than chief executive officers, may not serve as directors beyond the Annual Meeting of Stockholders following termination of active employment with the PSEG group of companies.

COMMITTEES OF THE BOARD

     The committees of the PSEG Board and their principal functions are as follows:

   Audit Committee

     Makes recommendations to the Board of Directors regarding the selection of independent auditors. Reviews independence of independent auditors, services provided by them, their fees and peer review reports of their performance. Reviews annual audit reports of both independent and internal auditors as well as environmental health and safety auditors. Reviews planned scope of future audits. Ascertains implementation of auditors' recommendations. Reviews internal auditing procedures and internal accounting controls. Reviews adequacy and implementation of policies and practices relating to accounting, financial reporting, internal auditing, operating controls, business conduct compliance program (including environmental health and safety compliance) and business ethics. Meets privately with representatives of the independent auditors, internal auditors and environmental auditors. The Committee held four meetings in 1999.

   Corporate Governance Committee

     Effective January 1, 2000, the Nominating Committee was re-designated as the Corporate Governance Committee to recognize that its role and function now also includes duties pertaining to corporate governance matters of the Board. Makes recommendations to the Board of Directors with respect to nominations for the Board. Studies and makes recommendations concerning the size and composition of the Board of Directors, including policies relating to the retirement of directors. The Committee met one time in 1999.

     The Corporate Governance Committee will consider stockholders' recommendations for nominees for election to the Board of Directors. Such recommendations must be submitted in writing to Edward J. Biggins, Jr., Secretary, T4B, Public Service Enterprise Group Incorporated, 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171. Nominations must be accompanied by the written consent of any such person to serve if nominated and elected and by biographical material to permit evaluation of the individual recommended. In addition, the By-Laws of PSEG require that shareholder nominations must be submitted at least 90 days in advance of an Annual Meeting.

     The Corporate Governance Committee seeks candidates with an attained positions of leadership in their fields of endeavor, breadth of experience and sound business judgment. It is the policy of the Board of Directors that a person who is not an employee of PSEG shall not be recommended initially to the stockholders for election as a director unless it appears that, consistent with the retirement policy for directors referred to above, such person would be available to serve as a director for at least five years.

   Executive Committee

     Except as otherwise provided by law, has and may exercise all the authority of the Board of Directors when the Board is not in session. This Committee meets only on call and did not meet during 1999.

   Finance Committee

     Considers financial policies, or changes therein, before presentation to the Board of Directors. Periodically reviews financial planning. Makes recommendations to the Board of Directors regarding the issuance and sale of securities. Oversees the pension plans' trust funds of PSEG plans and nuclear decommissioning trust fund of PSE&G. The Committee held four meetings in 1999.

   Nuclear Committee

     Provides an independent basis for evaluating the safety and effectiveness of the nuclear operations of PSE&G. Specific attention is provided to evaluation of overall management attention to nuclear safety, regulatory issues and other evaluations of nuclear operations, and to improvement in operations. The Committee held four meetings in 1999.

   Organization and Compensation Committee

     Studies and makes recommendations to the Board of Directors concerning organization in general and compensation for certain executives. Administers the compensation program for executive officers. Makes comparative studies and reports to the Board of Directors with respect to compensation for directors who are not officers. Reviews and makes recommendations to the Board of Directors with respect to certain incentive compensation programs for officers and other key employees and certain benefit plans for directors and officers. Administers certain benefit plans for directors and officers. The Committee held three meetings in 1999.


PROPOSAL 1

                              ELECTION OF DIRECTORS

     At the 2000 Annual Meeting of Stockholders, three members of Class I of the Board of Directors are to be elected to hold office until the Annual Meeting of Stockholders in 2003 and one member of Class II of the Board of Directors is to be elected to hold office until the Annual Meeting of Stockholders in 2001, in each case until their respective successors are elected and qualified.

     The nominees listed below were selected by the Board of Directors of PSEG upon the recommendation of the Corporate Governance Committee. Proxies in the accompanying form will be voted for these nominees, unless authority to vote for one or more of them shall have been withheld by so marking the enclosed proxy or so indicating when voting by telephone or Internet.

     If at the time of the meeting any of the nominees listed below should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of directors constituting a full board is further reduced.

     There is shown as to each nominee, and as to each director whose term of office will continue after the 2000 Annual Meeting, the period of service as a director of PSEG (and PSE&G prior to the formation of PSEG), age as of the date of the Annual Meeting, present committee memberships, business experience during at least the last five years and other present directorships. Beneficial ownership of PSEG Common Stock is shown under Security Ownership of Directors and Management. During 1999, each nominee and each director attended more than 75% of the aggregate number of Board meetings and committee meetings on which he or she served.

                        NOMINEES FOR ELECTION AS DIRECTOR

                  CLASS I--NOMINEES FOR TERMS EXPIRING IN 2003

------------------         ERNEST H. DREW has been a director since 1993. Age
                           63. Member of Nuclear Committee and Organization and
                           Compensation Committee. Until retirement, was Chief
      [PHOTO]              Executive Officer of Industries and Technology
                           Group-Westinghouse Electric Corporation, from July
                           1997 to December 1997. Was a Member, Board of
------------------         Management, Hoechst AG, Frankfurt, Germany
  Ernest H. Drew           (manufactures pharmaceuticals, chemicals, fibers,
                           film, specialties and advanced materials) from January 1995 to June 1997. Was Chairman of the Board and Chief Executive Officer of Hoechst Celanese
                           Corporation, Somerville, New Jersey from May 1994 until January 1995, and President and Chief Executive
                           Officer from January 1988 until May 1994. Director of
                           Thomas & Betts Corporation, Ashland Inc., Unique
                           Mobility Inc. and Johns Manville Corporation.


------------------         E. JAMES FERLAND has been a director since 1986, and
                           Chairman of the Board, President and Chief Executive
                           Officer of PSEG since July 1986, Chairman of the
      [PHOTO]              Board and Chief Executive Officer of PSE&G since
                           September 1991, Chairman of the Board and Chief
                           Executive Officer of Energy Holdings since June 1989,
------------------         Chairman of the Board and Chief Executive Officer of
 E. James Ferland          Power since June 1999 and Chairman of the Board and,
                           President and Chief Executive Officer of Services since November 1999. Age 58. Chairman of Executive
                           Committee. Director of Foster Wheeler Corporation and
                           The HSB Group, Inc.


------------------         MARILYN M. PFALTZ has been a director since 1980. Age
                           67. Chair of Corporate Governance Committee and
                           member of Audit Committee and Finance Committee.
      [PHOTO]              Director of PSEG's subsidiary, PSE&G. Has been a
                           partner of P and R Associates, Summit, New Jersey
                           (communication specialists), since 1968. Director of
------------------         AAA National Association and Beacon Trust Company.
Marilyn M. Pfaltz

                        NOMINEE FOR ELECTION AS DIRECTOR

                   CLASS II--NOMINEE FOR TERM EXPIRING IN 2001

------------------         FORREST J. REMICK has been a director since 1995. Age
                           69. Chairman of Nuclear Committee and member of Audit
                           Committee and Corporate Governance Committee.
      [PHOTO]              Director of PSEG's subsidiary, PSE&G. Has been an
                           engineering consultant since July 1994. Was
                           Commissioner, United States Nuclear Regulatory
------------------         Commission, from December 1989 to June 1994. Was
Forrest J. Remick          Associate Vice President-Research and Professor of
                           Nuclear Engineering at Pennsylvania State University, from 1985 to 1989.



          DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2000 ANNUAL MEETING
                  AND WHO ARE NOT SUBJECT TO ELECTION THIS YEAR

                 CLASS II--DIRECTORS WHOSE TERMS EXPIRE IN 2001

------------------         IRWIN LERNER has been a director since 1981. Age 69.
                           Chairman of Organization and Compensation Committee
                           and member of Executive Committee, Corporate
      [PHOTO]              Governance Committee and Nuclear Committee. Director
                           of PSEG's subsidiary, PSE&G. Until retirement, was
                           Chairman, Board of Directors of Hoffmann-La Roche
------------------         Inc., Nutley, New Jersey (prescription
  Irwin Lerner             pharmaceuticals, vitamins and fine chemicals, and
                           diagnostic products and services) from January 1993 to September 1993 and President and Chief Executive
                           Officer from 1980 to December 1992. Director of
                           Humana Inc., AXYS Pharmaceuticals, Inc., Medarex
                           Inc., VI Technologies, Inc. and Covance Inc.


------------------         RICHARD J. SWIFT has been a director since 1994. Age
                           55. Chairman of Audit Committee and member of
                           Corporate Governance Committee and Nuclear Committee.
      [PHOTO]              Has been Chairman of the Board, President and Chief
                           Executive Officer of Foster Wheeler Corporation,
                           Clinton, New Jersey (provides design, engineering,
------------------         construction, manufacturing, management, plant
 Richard J. Swift          operations and environmental services) since April
                           1994. Was President and Chief Operating Officer of
                           Foster Wheeler Corporation from December 1992 to
                           April 1994. Director of Foster Wheeler Corporation and Ingersoll-Rand Company.

          DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2000 ANNUAL MEETING
                  AND WHO ARE NOT SUBJECT TO ELECTION THIS YEAR

                 CLASS III--DIRECTORS WHOSE TERMS EXPIRE IN 2002

------------------         T. J. DERMOT DUNPHY has been a director since 1980.
                           Age 68. Chairman of Finance Committee and member of
                           Audit Committee and Organization and Compensation
      [PHOTO]              Committee. Has been Chairman of Sealed Air
                           Corporation, Saddle Brook, New Jersey (manufactures
                           protective packaging products and systems), since
------------------         February 2000. Was Chairman of the Board and Chief
T.J. Dermot Dunphy         Executive Officer from November 1996 until February
                           2000 and was President and Chief Executive Officer from 1971 to November 1996. Director of Sealed Air
                           Corporation, Summit Bancorp and Summit Bank.


 ------------------        RAYMOND V. GILMARTIN has been a director since 1993.
                           Age 59. Member of Finance Committee and Organization
                           and Compensation Committee. Has been Chairman of the
       [PHOTO]             Board, President and Chief Executive Officer of Merck
                           & Co., Inc., Whitehouse, New Jersey (discovers,
                           develops, produces and markets human and animal
 ------------------        health products) since November 1994. Was President
Raymond V. Gilmartin       and Chief Executive Officer of Merck & Co., Inc. from
                           June 1994 to November 1994. Was Chairman of the
                           Board, President and Chief Executive Officer of
                           Becton Dickinson and Company from November 1992 to
                           June 1994. Director of Merck & Co., Inc. and General
                           Mills, Inc.


------------------         CONRAD K. HARPER has been a director since 1997. Age
                           59. Member of Audit Committee, Finance Committee and
                           Organization and Compensation Committee. Director of
      [PHOTO]              PSEG's subsidiary, PSE&G. Has been a partner in the
                           law firm of Simpson Thacher & Bartlett, New York, New
                           York, since October 1996 and from October 1974 to May
------------------         1993. Was Legal Adviser, U.S. Department of State
 Conrad K. Harper          from May 1993 to June 1996. Director of New York Life
                           Insurance Company.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth, as of February 25, 2000, beneficial ownership of PSEG Common Stock, including options, by the directors and executive officers named in the table appearing under Executive Compensation. None of these amounts exceeds 1% of the Common Stock outstanding.

                                                            AMOUNT AND NATURE
            NAME                                         OF BENEFICIAL OWNERSHIP
            ----                                         -----------------------
Frank Cassidy ..........................................        160,317(1)
Lawrence R. Codey ......................................        252,756(2)
Robert J. Dougherty, Jr. ...............................        235,909(3)
Ernest H. Drew .........................................          5,711
T. J. Dermot Dunphy ....................................         57,465
E. James Ferland .......................................        699,227(4)
Raymond V. Gilmartin ...................................          5,711
Conrad K. Harper .......................................          1,843
Irwin Lerner ...........................................         12,630
Robert C. Murray .......................................        171,475(5)
Marilyn M. Pfaltz ......................................          9,618
Forrest J. Remick ......................................          4,079
Richard J. Swift .......................................          4,732
All directors and executive officers
  as a group (16 persons) ..............................      1,853,090(6)

----------

(1) Includes the equivalent of 1,600 shares held under PSEG Thrift and Tax-Deferred Savings Plan. Includes options to purchase 153,000 shares, 21,670 of which are exercisable as of February 25, 2000.

(2) Includes the equivalent of 45 shares held under PSEG Thrift and Tax-Deferred Savings Plan. Includes options to purchase 230,000 shares, 58,340 of which are exercisable as of February 25, 2000.

(3) Includes the equivalent of 886 shares held under PSEG Thrift and Tax-Deferred Savings Plan. Includes options to purchase 213,333 shares, 41,673 of which are exercisable as of February 25, 2000.

(4) Includes the equivalent of 12,180 shares held under PSEG Thrift and Tax-Deferred Savings Plan. Includes options to purchase 475,000 shares, 116,680 of which are exercisable as of February 25, 2000. Includes 150,000 shares of restricted stock, which vest as described in the Summary Compensation Table, note 5.

(5) Includes the equivalent of 1,475 shares held under PSEG Thrift and Tax-Deferred Savings Plan. Includes options to purchase 154,000 shares, 33,337 of which are exercisable as of February 25, 2000.

(6) Includes the equivalent of 21,982 shares held under PSEG Thrift and Tax-Deferred Savings Plan. Includes options to purchase 1,433,933 shares, 305,371 of which are exercisable as of February 25, 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation paid or awarded to the Chief Executive Officer (CEO) and the four most highly compensated executive officers of PSEG as of December 31, 1999 for all services rendered to PSEG and its subsidiaries and affiliates during each year indicated.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION       LONG-TERM COMPENSATION
                                               ----------------------- --------------------------------
                                                          BONUS/ANNUAL          AWARDS          PAYOUTS
                                                                       ----------------------   -------
                                                            INCENTIVE   RESTRICTED               LTIP      ALL OTHER
NAME AND PRINCIPAL                            SALARY          AWARD      STOCK       OPTIONS    PAYOUTS  COMPENSATION
     POSITION                        YEAR      ($)           ($)(1)       ($)        (#)(2)     ($)(3)      ($)(4)
------------------                   ----     -------        -------   ---------     -------    -------  -------------
E. James Ferland ..................  1999     815,000        733,500           0     215,000    304,720      29,292
  Chairman of the Board,             1998     762,070        621,400   5,184,375(5)  150,000     92,684      28,647
  President and CEO of               1997     712,261        425,200           0     118,000    108,702      15,747
  PSEG

Lawrence R. Codey .................  1999     480,000        288,000           0     100,000    140,640       8,283
  President and Chief                1998     455,250        274,200           0      75,000     44,744       7,408
  Operating Officer of PSE&G (6)     1997     435,327        249,400           0      59,200     50,325       6,530

Robert J. Dougherty, Jr. ..........  1999     425,000        255,000           0     100,000    121,888       4,003
  President and Chief                1998     403,449        242,200           0      75,000     39,950       4,190
  Operating Officer of Energy        1997     383,525        196,500           0      58,600     36,234       4,470
  Holdings

Robert C. Murray ..................  1999     390,000        234,000           0      75,000     93,760       4,802
  Vice President and Chief           1998     373,564        225,000           0      50,000     31,960       4,962
  Financial Officer of PSEG          1997     345,671        154,900           0      32,000     36,234       5,260

Frank Cassidy .....................  1999     302,500        195,000           0     100,000     70,320       4,004
  President and Chief                1998     273,000        117,600           0      35,000     23,970       4,109
  Operating Officer of Power (7)     1997     249,000         50,800           0      20,500          0       4,256

----------

(1) Amount awarded in given year was earned under Management Incentive Compensation Plan (MICP) and determined and paid in following year based on individual performance and financial and operating performance of PSEG and PSE&G, including comparison to other companies.

(2) All grants of options to purchase shares of PSEG Common Stock were made under the Long-Term Incentive Plan (LTIP). For 1999 and 1998, all options granted were non-tandem. For 1997, of the options granted to Messrs. Ferland, Codey, Dougherty, Murray and Cassidy, respectively, 100,000; 50,000; 50,000; 25,000 and 15,000 were non-tandem and 18,000; 9,200; 8,600;
     7,000 and 5,500 were tandem. Tandem grants are made with an equal number of performance units and dividend equivalents which may provide cash payments, dependent upon future financial performance of PSEG in comparison to other companies and dividend payments by PSEG, to assist recipients in exercising options granted. The tandem grant is made at the beginning of a three-year performance period and cash payment of the value of such performance units and dividend equivalents is made following such period in proportion to the options, if any, exercised at such time. Non-tandem grants are made without performance units and dividend equivalents.

(3) Amount paid in proportion to options exercised, if any, based on value of previously granted performance units and dividend equivalents, each as measured during three-year period ending the year prior to the year in which payment is made.

(4) Includes employer contribution to Thrift and Tax-Deferred Savings Plan and value of 5% discount on phantom stock dividend reinvestment under MICP:

                      FERLAND          CODEY            DOUGHERTY         MURRAY            CASSIDY
                  --------------   -------------     --------------    --------------    -------------
                  THRIFT    MICP   THRIFT    MICP    THRIFT    MICP    THRIFT    MICP    THRIFT   MICP
                  ------    ----   ------    ----    ------    ----    ------    ----    ------   ----
                    ($)      ($)     ($)      ($)      ($)      ($)      ($)      ($)      ($)     ($)
     1999 ......  4,801        0   6,218        0    4,003        0    4,802        0   4,004        0
     1998 ......  4,801      383   4,802      241    4,001      189    4,805      157   4,003      106
     1997 .....   4,801    1,122   4,802      657    4,003      467    4,802      458   4,001      255

     In addition, 1999, 1998 and 1997 amounts include for Mr. Ferland $24,491, $23,463 and $9,824, and for Mr. Codey, $2,065, $2,365 and $1,071,
     respectively, representing earnings credited on compensation deferred under PSEG's Deferred Compensation Plan in excess of 120% of the applicable federal long-term interest rate as prescribed under Section 1274(d) of the Internal Revenue Code. Prior to January 1, 2000, under PSEG's Deferred Compensation Plan, earnings were credited at prime rate plus 1/2%, adjusted quarterly. Effective January 1, 2000, the Plan was amended to permit participants to select from among four additional investment options for compensation that is deferred.

(5) Value as of original grant date, based on the closing price on the New York Stock Exchange on June 16, 1998, with respect to an award to Mr. Ferland of 150,000 shares of restricted stock, of which 60,000 shares vest in 2002; 20,000 shares vest in 2003; 30,000 shares vest in 2004; and 40,000 shares vest in 2005. Dividends on the entire grant are paid in cash from the date of grant.

(6) Mr. Codey retired effective February 29, 2000.

(7) Mr. Cassidy became President of Power on July 1, 1999. He had served as President of Energy Holdings' subsidiary, PSEG Energy Technologies Inc., since November 1996.

                                       OPTION GRANTS IN LAST FISCAL YEAR (1999)

                                            OPTION GRANTS IN LAST FISCAL YEAR
                                       ------------------------------------------
                                          NUMBER OF         % OF TOTAL   EXERCISE                         GRANT DATE
                                         SECURITIES       OPTIONS GRANTED OR BASE                           PRESENT
                                         UNDERLYING        TO EMPLOYEES    PRICE          EXPIRATION         VALUE
       NAME                            OPTIONS GRANTED    IN FISCAL YEAR  ($/SH)             DATE           ($) (2)
       ----                            ---------------    -------------- --------         ----------      -----------
E. James Ferland .......................  215,000(1)           15.8       33.1250           12/21/09         761,100
Lawrence R. Codey ......................  100,000(1)            7.3       33.1250           12/21/09         354,000
Robert J. Dougherty, Jr. ...............  100,000(1)            7.3       33.1250           12/21/09         354,000
Robert C. Murray .......................   75,000(1)            5.5       33.1250           12/21/09         265,500
Frank Cassidy ..........................  100,000(1)            7.3       33.1250           12/21/09         354,000

--------------

(1) Granted under LTIP not in tandem with performance units and dividend equivalents, with exercisability commencing December 21, 2000, December 21, 2001 and December 21, 2002, respectively, with respect to one-third of the options at each such date.

(2) Determined using the Black-Scholes model, incorporating the following material assumptions and adjustments: (a) exercise price $33.1250, equal to the fair market value of the underlying PSEG Common Stock on the date of grant; (b) an option term of ten years on all grants; (c) interest rate of 6.28% that represents the interest rate on U.S. Treasury securities on the date of grant with a maturity date corresponding to that of the option terms; (d) volatility of 19.01% calculated using daily PSEG Common Stock prices for the one-year period prior to the grant date; (e) dividend yield of 6.52% and (f) reductions of approximately 7.79%, to reflect the probability of forfeiture due to termination prior to vesting, and approximately 5.49% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. Actual values which may be realized, if any, upon any exercise of such options, will be based on the market price of PSEG Common Stock at the time of any such exercise and thus are dependent upon future performance of PSEG Common Stock. There is no assurance that any such value realized will be at or near the value estimated by the Black-Scholes model utilized.


                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR (1999) AND
                                       FISCAL YEAR-END OPTION VALUES (12/31/99)

                                              SHARES
                                             ACQUIRED
                                                ON      VALUE
                                             EXERCISE REALIZED    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
       NAME                                   (#)(1)   ($)(2)         (#)          (#)        ($)(3)        ($)(3)
       ----                                  -------- --------    ----------- ------------- ----------- -------------
E. James Ferland ..........................    6,500    49,969      116,680      366,320      350,017      647,795
Lawrence R. Codey .........................    3,000    23,062       58,340      175,860      175,009      312,679
Robert J. Dougherty, Jr. ..................   19,267   216,954       41,673      175,260       87,507      308,366
Robert C. Murray ..........................    2,000    13,750       33,337      123,663       87,502      212,873
Frank Cassidy .............................    1,500    11,156       21,670      133,830       52,505      228,714

--------------

(1) Does not reflect any options granted and/or exercised after year-end (12/31/99). The net effect of any such grants and exercises is reflected in the table appearing under Security Ownership of Directors and Management.

(2) Represents difference between exercise price and market price of PSEG Common Stock on date of exercise.

(3) Represents difference between market price of PSEG Common Stock and the respective exercise prices of the options at fiscal year-end (12/31/99). Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of PSEG Common Stock at the time of any such exercise and thus are dependent upon future performance of PSEG Common Stock.

EMPLOYMENT CONTRACTS AND ARRANGEMENTS

     PSEG has entered into an employment agreement dated as of June 16, 1998 with Mr. Ferland covering his employment as Chief Executive Officer through March 31, 2005. Under the Agreement, Mr. Ferland has agreed not to retire prior to March 31, 2002, but may retire thereafter. The Agreement provides that Mr. Ferland will be renominated for election as a Director during his employment under the Agreement. The Agreement provides that Mr. Ferland's base salary, target annual incentive bonus and long term incentive bonus will be determined based on compensation practices for CEOs of similar companies and that his annual salary will not be reduced during the term of the Agreement, and awarded him 150,000 shares of restricted PSEG Stock, of which 60,000 shares vest 2002; 20,000 shares vest in 2003; 30,000 shares vest in 2004; and 40,000 shares vest in 2005. Any non-vested shares are forfeited upon his retirement unless the Board of Directors, in its discretion, determines to make payment. The Agreement provides for the granting of 22 years of pension credit for Mr. Ferland's prior service, which was awarded at the time of his employment. The Agreement further provides that if Mr. Ferland is terminated without "Cause" or resigns for "Good Reason" (as those terms are defined in the Agreement) during the term of the Agreement, the entire stock award becomes vested, he will be paid a benefit of two times base salary and target bonus, and welfare benefits will be continued for two years unless sooner employed. In the event such a termination occurs after a "Change in Control" (as defined), the payment to Mr. Ferland becomes three times the sum of salary and target bonus, continuation of welfare benefits for three years unless sooner reemployed, payment of the net present value of providing three years additional service under PSEG's retirement plans, and a gross-up for excise taxes on any termination payments due under the Internal Revenue Code. The Agreement provides that Mr. Ferland is prohibited from competing with or recruiting employees from PSEG or its subsidiaries or affiliates for two years after termination of employment. Violation of these provisions requires a forfeiture of a portion of the restricted stock grant and certain other benefits.

     In 1999, PSE&G entered into an Employment Agreement with Mr. Codey, which provided for the granting of ten additional years of credited service for retirement purposes if Mr. Codey remained employed by PSE&G through February 28, 2000. The Agreement also provided that if PSEG or PSE&G so requested, Mr. Codey shall provide consulting services to PSEG during the period of twenty-four months following termination of employment at a rate to be agreed. The Agreement provided that Mr. Codey is prohibited from competing with or recruiting employees from PSE&G or its subsidiaries or affiliates for two years after termination of employment. Violation of these provisions requires a forfeiture of the additional retirement benefit provided by the Agreement. Mr. Codey retired effective February 29, 2000.

     The principal remaining applicable terms of an employment agreement entered into with Mr. Murray at the time of his employment, as modified in 1998, provide for the grant of additional years of credited service for retirement purposes in light of allied work experience of five years after completion of five years of employment, and up to seventeen years after completion of approximately nine years of employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, each of the following individuals served as a member of the Organization and Compensation Committee: Irwin Lerner, Chairman, Ernest H. Drew,
T. J. Dermot Dunphy, Raymond V. Gilmartin and Conrad K. Harper. During 1999, no member of the Organization and Compensation Committee was an officer or employee or a former officer or employee of the PSEG group of companies. During 1999, Mr. Codey served as a director of Sealed Air Corporation, during which time T.J. Dermot Dunphy served as the Chairman of the Board and Chief Executive Officer, as well as a director and member of the Organization and Compensation Committee of PSEG.

COMPENSATION OF DIRECTORS AND CERTAIN BUSINESS RELATIONSHIPS

     A director who is not an officer of PSEG or its subsidiaries and affiliates is paid an annual retainer of $22,000 and a fee of $1,200 for attendance at any Board or committee meeting, inspection trip, conference or other similar activity relating to PSEG or PSE&G. Fifty percent of the annual retainer is paid in PSEG Common Stock. No additional retainer is paid for service as a director of PSE&G. Each Committee Chair receives an additional annual retainer of $3,000.

     PSEG also maintains a Stock Plan for Outside Directors pursuant to which directors who are not employees of PSEG or its subsidiaries receive 600 shares of restricted stock for each year of service as a director. Such shares held by each non-employee director are included in the table above under the heading Security Ownership of Directors and Management.

     The restrictions on the stock granted under the Stock Plan for Outside Directors provide that the shares are subject to forfeiture if the director leaves service at any time prior to the Annual Meeting of Stockholders following his or her 70th birthday. This restriction would be deemed to have been satisfied if the director's service were terminated after a "change in control" as defined in the Plan or if the director were to die in office. PSEG also has the ability to waive these restrictions for good cause shown. Restricted stock may not be sold or otherwise transferred prior to the lapse of the restrictions. Dividends on shares held subject to restrictions are paid directly to the director, and the director has the right to vote the shares.

COMPENSATION PURSUANT TO PENSION PLANS

     The table below illustrates annual retirement benefits for executive officers expressed in terms of single life annuities based on the average final compensation and service shown and retirement at age 65. A person's annual retirement benefit is based upon a percentage that is equal to years of credited service plus 30, but not more than 75%, times average final compensation at the earlier of retirement, attainment of age 65 or death. These amounts are reduced by Social Security benefits and certain retirement benefits from other employers. Pensions in the form of joint and survivor annuities are also available.

                                     PENSION PLAN TABLE

                                                    LENGTH OF SERVICE
  AVERAGE FINAL               ------------------------------------------------------------
  COMPENSATION                30 YEARS         35 YEARS          40 YEARS         45 YEARS
  -------------               --------         --------          --------         --------
  400,000 ..................   240,000          260,000           280,000          300,000
  500,000 ..................   300,000          325,000           350,000          375,000
  600,000 ..................   360,000          390,000           420,000          450,000
  700,000 ..................   420,000          455,000           490,000          525,000
  800,000 ..................   480,000          520,000           560,000          600,000
  900,000 ..................   540,000          585,000           630,000          675,000
1,000,000 ..................   600,000          650,000           700,000          750,000
1,100,000 ..................   660,000          715,000           770,000          825,000
1,200,000 ..................   720,000          780,000           840,000          900,000
1,300,000 ..................   780,000          845,000           910,000          975,000
1,400,000 ..................   840,000          910,000           980,000        1,050,000
1,500,000 ..................   900,000          975,000         1,050,000        1,125,000

     Average final compensation, for purposes of retirement benefits of executive officers, is generally equivalent to the average of the aggregate of the salary and bonus amounts reported in the Summary Compensation Table above under "Annual Compensation" for the five years preceding retirement, not to exceed 130% of the average annual salary for such five year period. Messrs. Ferland, Dougherty, Murray and Cassidy will have accrued approximately 48, 48, 41 and 48 years of credited service, respectively, as of age 65. Mr. Codey retired February 29, 2000 with 37 years of credited service.


                     ORGANIZATION AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The compensation program for executive officers of PSEG and its subsidiaries is administered by the Organization and Compensation Committee of the PSEG Board of Directors. During 1999, the Committee consisted solely of non-employee directors. Policies and plans developed by the Committee are approved by the full Board of Directors. Administration of the plans is the responsibility of the Committee.

     The Committee's philosophy on executive compensation is to base compensation on the value and level of performance of the executive and to link compensation to shareholder value. To achieve this result, the Committee has developed and administers several pay delivery systems designed to focus executive efforts on improving corporate performance. These systems include base salary, an annual incentive plan and a long-term incentive plan. Over the past several years, the Committee has shifted the relationship of these elements to place a higher proportion on common stock as compensation to increase the linkage of executive compensation with long-term shareholder value. Also included as compensation are earnings on a deferred compensation plan, employer contributions to a thrift plan and an employee stock purchase plan.

     Base salary levels are reviewed annually using compensation data compiled by outside compensation experts for similar positions and comparable companies. The utilities surveyed include some of, but are not limited to, those included in the Dow Jones Utilities Index. Most of the general industry companies surveyed are included in the S&P 500 Composite Stock Price Index. Each of these indices are shown in the Performance Graph below. For PSE&G positions, market data is reviewed for large electric and gas utilities, as well for general industry. For Power, data for energy services and relevant general industry is utilized, while for Energy Holdings positions, relevant general industry data is taken into consideration. Individual performance of the executive with respect to corporate performance criteria is determined and taken into account when setting salaries against the competitive market data. Such corporate performance criteria include attainment of business unit plans and financial targets, as well as individual measures for each executive officer related to such person's area of responsibility. In addition, factors such as leadership ability, managerial skills and other personal aptitudes and attributes are considered. Base salaries for satisfactory performance are targeted at the median of the competitive market. Generally, for 1999, base salaries were increased from 1998 levels to reflect general market adjustments for comparable positions.

     For fiscal year 1999, the base salary of E. James Ferland, Chairman of the Board, President and Chief Executive Officer, based on overall performance and consideration of market data, was set at a rate which was slightly below the median of comparably-sized utilities. Since the incentive compensation plans discussed below are based in part upon a percentage of salary, these elements of Mr. Ferland's compensation may be affected by increases in salary. In determining base salary for Mr. Ferland, individual performance in relation to corporate performance factors such as achievement of business plans, financial results, human resources management, nuclear operations, effectiveness of transition to competitive environment and civic leadership are utilized.

     The Management Incentive Compensation Plans are designed to motivate and reward executives for both achievement of individual goals and overall company results. For each year, each individual executive officer has a target incentive award, expressed as a percentage of salary ranging from 25% to 60%, established by the Committee. The target percentage for Mr. Ferland was increased from 55% to 60% for 1999 to better align with industry practice. Each individual target incentive award is multiplied by two components, one reflecting corporate goal results and one reflecting individual goal results. The corporate goal for 1999 was based upon a comparison of PSEG return on capital of a group of utilities which comprise the Dow Jones Utilities Index and results measured against a target in PSE&G's Customer Satisfaction Management Survey Weighted Average Index, which surveys satisfaction among five customer classes.

     The corporate goal is computed by assigning an award factor of between 0 and 1.5 based upon the comparison of return on capital adjusted by adding or subtracting a factor ranging from -0.5 to +0.5 to reflect the results of the Customer

Satisfaction Management Survey. No award is granted if PSEG's return on capital falls below a threshold amount which is one percentage point below the median return of the comparison group. A return of one percentage point above the median results in an award factor of 1.5. After applying the corporate goal factor, the resulting amount is further multiplied by an individual factor of between 0 and 1.5, based upon the executive's accomplishment of specific objectives. The criteria utilized with respect to a significant percentage of such individual specific objectives were the attainment of certain corporate performance goals. Depending on the executive officer, for 1999 these corporate factors were financial and business performance, regulatory and public policy strategies, restructuring, recapitalization, new business development, business strategy, safety, nuclear performance and cost savings.

     Annual awards are determined within 120 days of the end of the fiscal year. Awards for 1999 performance, including Mr. Ferland's, were determined in January 2000. Mr. Ferland's 1999 annual incentive award, as determined in January 2000 based upon 1999 performance, reflects that (i) PSEG's 1999 return on capital, adjusted to reflect accounting effects of the decision by the Board of Public Utilities of the State of New Jersey in its Energy Master Plan proceedings, ranked above the median of the comparison group, the Dow Jones Utilities Index,
(ii) the results of the Customer Satisfaction Management Survey exceeded the target, and (iii) improvements were made in certain of PSEG's operating activities. For 1999, Mr. Ferland's target award was set at 60% of salary and his individual multiplier, reflecting accomplishments of specific objectives, was set at the average of the individual amounts of the other participants in the plans. For 1999, the corporate goal factor was 1.475 and Mr. Ferland's individual goal factor was 1.2099. For each of those years, Mr. Ferland's specific objectives primarily reflected the individual goals of the executive officers of PSEG, including the various corporate factors noted above.

     The Long-Term Incentive Plan is designed to provide a direct linkage between the executive's interests and increases in shareholder value by encouraging certain executives of PSEG and its subsidiaries to increase their ownership of PSEG Common Stock. It is also designed to motivate and reward executives for meeting corporate objectives that are intended to more closely align the executives' interest with the long-term interests of PSEG's shareholders. The plan's design includes the granting of stock options in tandem with performance units and dividend equivalents, as well as the granting of options not in tandem with performance units and dividend equivalents. In 1999, only non-tandem stock options were granted in order to strengthen the linkage of compensation to stock ownership and performance, increase stock ownership of executive officers and better align their total compensation with the competitive market. In the case of tandem grants, cash payment is made only if the specified performance level is achieved, dividend equivalents have accrued and options are exercised. Grant levels are determined annually by the Committee based upon several factors including the participant's ability to contribute to the overall success of PSEG and its subsidiaries and competitive market data. The Committee does not consider the current level of options held by executive officers when determining option grants.

     In 1999, the total value of the grant of options to executive officers as a group was targeted at the median of the competitive market, but, depending upon individual factors for particular executives, in some cases was either above or below the median. In 1999, Mr. Ferland was granted 215,000 non-tandem options. The grant of stock options to Mr. Ferland was at approximately the median of the comparative market data.

     The performance unit value is determined by PSEG's total return to shareholders, over a three-year performance period, as compared to the companies in the Dow Jones Utilities Index. The higher the ranking of PSEG in the group, the greater the value of the performance unit. If PSEG ranks in the top three out of fifteen in the group, executives receive 125% of the target award. If PSEG ranks as the fourth company, executives receive 100% of the target award, with decreasing awards from 90% down to 10% if PSEG is the fifth through the thirteenth company, respectively. No award is given if PSEG's total return to shareholders falls below the thirteenth company out of fifteen. In 1999, PSEG's long-term performance as measured by the total return to shareholders over the 1996 through 1998 period placed it as the sixth company. Therefore, performance unit awards equal to 80% of the target award were granted in respect of tandem options granted in 1996.

     Mr. Ferland was awarded 150,000 shares of restricted PSEG Common Stock under an Employment Agreement entered into in 1998, which shares vest in stages annually through 2005. The award was designed to align his interests with an increase in shareholder value and to incent him to remain with PSEG as CEO through March 31, 2005.

     Section 162(m) of the Internal Revenue Code, which became effective January 1, 1994, generally denies a deduction for Federal income tax purposes for compensation in excess of $1 million for persons named in the proxy statement, except for compensation pursuant to stockholder-approved performance-based plans and for compensation that is paid pursuant to certain contracts entered into prior to February 1993. Mr. Ferland and Mr. Dougherty were the only executive officers for whom compensation in 1999 for Federal income tax purposes exceeded $1 million. The Committee and PSEG have determined that the amount as to which a deduction is not allowed by reason of Section 162(m) is not sufficient to warrant taking any action at this time to modify the compensation program, but will continue to evaluate executive compensation in light of Section 162(m).

     Members of the Organization and Compensation Committee:

            Irwin Lerner, Chairman                   Raymond V. Gilmartin
            Ernest H. Drew                           Conrad K. Harper
            T. J. Dermot Dunphy


                                PERFORMANCE GRAPH

     The graph below shows a comparison of the five-year cumulative total return assuming $100 invested on December 31, 1994 in PSEG Common Stock, the S&P 500 Composite Stock Price Index, the Dow Jones Utilities Index and the S&P Electric Companies Index.

                       [GRAPHICAL REPRESENTATION OF CHART]

                          1994      1995      1996      1997      1998     1999
                         ------    ------    ------    ------    ------   ------
                  PSEG   100.00    124.48    119.81    151.42    201.52   185.58
   S&P 500 Stock Index   100.00    137.62    167.91    223.92    287.91   348.49
   Dow Jones Utilities   100.00    131.28    141.90    174.75    207.62   195.56
S&P Electric Utilities   100.00    130.45    129.24    163.25    188.60   151.96


PROPOSAL 2

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP of Parsippany, New Jersey, as independent auditors to make the annual audit of the books of account and supporting records of PSEG for 2000, subject to the ratification of the stockholders entitled to vote for the election of directors, by a majority of the votes cast on the question of such ratification, provided a quorum is present, at the Annual Meeting of Stockholders.

     Deloitte & Touche LLP has made the annual audit of the books of account since 1973. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

                                LEGAL PROCEEDINGS

     As previously disclosed in PSEG's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, in 1995 and 1996, four shareholder derivative suits on behalf of PSEG shareholders were filed against certain directors and officers. This litigation generally relates to PSE&G's operation of the Salem and Hope Creek Nuclear Generating Stations and seeks recovery of damages for alleged losses, removal of certain executive officers, changes in the composition of the Board of Directors and other relief. In March 1996, the Board concluded a five-month investigation regarding the allegations in the complaints and determined that the litigation should not have been instituted and should be terminated. Following discovery, on July 28, 1999, the court granted defendants' Motions for Summary Judgment dismissing all four derivative actions. The plaintiffs have appealed. One of the plaintiffs in the shareholder derivative actions also filed two complaints against the directors of PSEG, and PSEG as a nominal defendant, alleging that the 1996, 1997, 1998 and 1999 Proxy Statements provided to shareholders of PSEG were false and misleading in respect of nuclear operations and seeking to set aside the election of directors and other actions voted upon at the annual meetings held in those years. The Court in those matters granted defendants' Motions to Dismiss with respect to the 1996, 1997 and 1999 Proxy Statements and granted defendants' Motion for Summary Judgment with respect to the 1998 Proxy Statement. The plaintiff has appealed the dismissal of the Complaint related to the 1999 Proxy Statement.


                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals intended for inclusion in next year's Proxy Statement should be sent to Edward J. Biggins, Jr., Secretary, T4B, Public Service Enterprise Group Incorporated, 80 Park Plaza, P. O. Box 1171, Newark, New Jersey 07101-1171, and must be received by November 7, 2000.


                      DISCRETIONARY PROXY VOTING AUTHORITY

     If PSEG is not notified by January 22, 2001 of any proposal intended to be presented for consideration at the 2001 Annual Meeting of Stockholders, then the proxies named by PSEG with respect to that meeting shall have discretionary voting authority with respect to such proposal if presented at the meeting.


                                  MISCELLANEOUS

     If any matters not described in this Proxy Statement should come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote proxies given in said form in respect of any such matters in accordance with their best judgment. As of the date of this Proxy Statement, the Board of Directors and the management of PSEG did not know of any other matters which might be presented for stockholder action at the meeting, except for matters omitted from this Proxy Statement pursuant to rules of the Securities and Exchange Commission.

     The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by PSEG. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of PSEG and its subsidiaries, in person or by telephone, telegraph or facsimile. PSEG has also retained Morrow & Co. to aid in the solicitation of proxies from brokers, bank nominees, other institutional holders and certain large individual holders. The anticipated cost of such services is approximately $10,000, plus reimbursement of expenses.

     PSEG will also provide without charge to each person solicited, on the written request of any such person, a copy of its Annual Report on Form 10-K for the year 1999, which has been filed with the Securities and Exchange Commission. Any such request should be made in writing to Morton A. Plawner, Treasurer, Public Service Enterprise Group Incorporated, 80 Park Plaza, T6B, P. O. Box 1171, Newark, New Jersey 07101-1171. Any such copy of PSEG's Annual Report on Form 10-K so furnished will not include any exhibits thereto, but will be accompanied by a list briefly describing all such exhibits, and PSEG will furnish any such exhibit upon request and upon payment of the fee specified therefor.

                                     By order of the Board of Directors,

                                           EDWARD J. BIGGINS, JR.

                                                Secretary

March 1, 2000

                                    APPENDIX

                              FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Management's Discussion and Analysis of
  Financial Condition and Results of Operation ........................   A - 1
Consolidated Statements of Income .....................................   A - 21
Consolidated Balance Sheets ...........................................   A - 22
Consolidated Statements of Cash Flows .................................   A - 24
Consolidated Statements of Common Stockholders' Equity ................   A - 25
Notes to Consolidated Financial Statements ............................   A - 26
Financial Statement Responsibility ....................................   A - 61
Independent Auditors' Report ..........................................   A - 62

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PSEG

      This discussion refers to the Consolidated Financial Statements and related Notes of Public Service Enterprise Group Incorporated (PSEG) and should be read in conjunction with such statements and notes.

CORPORATE STRUCTURE

      PSEG has three principal direct wholly-owned operating subsidiaries:
Public Service Electric and Gas Company (PSE&G), PSEG Power LLC (Power) and PSEG Energy Holdings Inc. (Energy Holdings). In 1999, PSEG formed PSEG Services Corporation (Services) to provide management and administrative services to PSEG and its subsidiaries.

      PSE&G is an operating public utility providing electric and gas service in certain areas within the State of New Jersey. Following the anticipated sale of its generation-related assets to Power, PSE&G will continue to own and operate its transmission and distribution businesses. Within this discussion, the results of operations of the generation business for 1999 have been included within PSE&G since PSE&G continued to own and operate the generation-related assets throughout the year.

      Power and its subsidiaries were formed in 1999 to acquire, own and operate the electric generation-related assets of PSE&G pursuant to the Final Decision and Order (Final Order) issued by the New Jersey Board of Public Utilities (BPU) under the New Jersey Energy Master Plan Proceedings. Through its subsidiaries, Power will provide energy and capacity to PSE&G under certain contracts and market electricity, natural gas, capacity and ancillary services throughout the Eastern United States. Power has three direct wholly-owned subsidiaries: PSEG Fossil LLC (Fossil), PSEG Nuclear LLC (Nuclear) and PSEG Energy Resources & Trade LLC (ER&T).

     Energy Holdings is the parent of three energy-related lines of business through its wholly-owned subsidiaries: PSEG Global Inc. (Global), which develops, acquires, owns and operates electric generation and distribution facilities and engages in power production and distribution, including wholesale and retail sales of electricity, in selected domestic and international markets; PSEG Resources Inc. (Resources), which invests in energy-related financial transactions and manages a diversified portfolio of investments including leveraged leases, leveraged buyout (LBO) funds, limited partnerships and marketable securities; and PSEG Energy Technologies Inc. (Energy Technologies), an energy management company that constructs, operates and maintains heating, ventilating and air conditioning (HVAC) systems for, and provides energy-related engineering, consulting and mechanical contracting services to, industrial and commercial customers in the Northeastern and Middle Atlantic United States. Energy Holdings also has a finance subsidiary, PSEG Capital Corporation (PSEG Capital), which provides privately-placed debt financing to Energy Holdings' operating subsidiaries, except Energy Technologies, on the basis of a minimum net worth maintenance agreement with PSEG. Energy Holdings is also the parent of Enterprise Group Development Corporation (EGDC), a nonresidential real estate property management business and has been conducting a controlled exit from the real estate business since 1993.

OVERVIEW OF 1999 AND FUTURE OUTLOOK

      The electric and gas utility industries in the United States and around the world continue to experience significant change. Deregulation, restructuring, privatization and consolidation are creating opportunities and risks for PSEG, PSE&G, Power and Energy Holdings. At the same time, competitive pressures are increasing.

      Following the passage of the Energy Competition Act, the BPU rendered its summary decision relating to PSE&G's rate unbundling, stranded costs and restructuring proceedings (Summary Order) and subsequently issued its Final Order in these matters. The New Jersey Electric Discount and Energy Competition (Energy Competition

Act), the BPU's Summary Order and Final Order and the related BPU proceedings are referred to as the Energy Master Plan Proceedings. These proceedings opened the New Jersey energy markets to competition by allowing all New Jersey retail electric customers to select their electric supplier commencing August 1, 1999 and all New Jersey retail gas customers to select their gas supplier commencing January 1, 2000.

      In October and November 1999, appeals of the Final Order and of the BPU's order approving PSE&G's petition relating to the proposed securitization transaction for an irrevocable Bondable Stranded Costs Rate Order (Finance Order) were filed in the Appellate Division of the New Jersey Superior Court on behalf of several customers. While PSEG and PSE&G believe that the appeals are without merit, no assurances can be given at this time as to the timing or outcome of these proceedings. Accordingly, neither PSEG nor PSE&G are able to predict whether such appeals will have a material adverse effect on their financial condition, results of operations or cash flows.

      As a result of the Summary Order, PSE&G concluded that it no longer met the requirements of Statement of Financial Accounting Standards (SFAS) 71, "Accounting for the Effects of Certain Types of Regulation" (SFAS 71), for the electric generation portion of its business. As a result, PSE&G recorded an extraordinary charge to earnings of $804 million, net of tax, which reflects the impairment of PSE&G's electric generation-related assets calculated in accordance with SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121). In addition to the impairment of PSE&G's electric generating stations, the extraordinary charge consisted of various accounting adjustments to reflect the absence of cost of service regulation in the electric generation portion of the business in the future. The adjustments primarily related to materials and supplies, general plant items and liabilities for certain contractual and environmental obligations.

      For further discussion of the Energy Master Plan Proceedings, including the appeals, the related extraordinary charge to earnings and securitization, see Note 2. Regulatory Issues and Note 3. Extraordinary Charge and Other Accounting Impacts of Deregulation of Notes and Liquidity and Capital Resources.

      As set forth in the Final Order, PSE&G has been directed to sell all of its electric generation-related assets and all associated rights and liabilities to a separate corporate entity to be owned by PSEG. The Final Order specifies a purchase price of $2.443 billion plus the book value of PSE&G's other generation-related assets, including materials, supplies and fuel. As a result, PSEG organized Power to acquire and manage PSE&G's electric generation-related assets. Assuming a favorable outcome of the appeals, PSEG and PSE&G expect that the transfer of such assets will occur later in 2000. Prior to the execution of such transfer, Power must obtain approval from the New Jersey Department of Environmental Protection (NJDEP) to transfer certain liabilities and the Pennsylvania Public Utility Commission (PPUC) to transfer PSE&G's assets in Pennsylvania. In September 1999, the Federal Energy Regulatory Commission (FERC) approved PSE&G's proposed sale of its generating units to Power. In December 1999, FERC approved exempt wholesale generator (EWG) status for Fossil and Nuclear. In February 2000, the Nuclear Regulatory Commission (NRC) gave approval to transfer PSE&G's nuclear licenses to Nuclear, conditioned upon BPU approval.

      The Final Order requires PSE&G to provide, through July 31, 2002, basic generation service (BGS) for all customers who do not select a different supplier. PSE&G is also required to provide BGS for customers whose third party suppliers (TPS) are not able to satisfy their obligations. Once the generation-related asset sale to Power is complete, pursuant to a contractual relationship, Power will provide PSE&G with the energy and capacity required to meet its BGS and off-tariff rate agreement (OTRA) obligations. BGS will be competitively bid for the year beginning August 1, 2002 and thereafter.

      PSE&G's earnings and, following the anticipated sale of generation-related sale to Power, Power's earnings, will be exposed to the risks of the competitive wholesale electricity market to the extent that Power has to purchase energy and/or capacity or generate energy to meet its obligations to supply power to PSE&G at market prices or costs, respectively, which approach or exceed the BGS contract rate. To mitigate this risk, Power's policy will be to use derivatives, consistent with its business plans and prudent practices and build and purchase additional capacity in the PJM and surrounding regions. This risk will be further mitigated due to customer migration from BGS to TPS. Power will also participate in the competitive wholesale electricity market for other items such as energy, capacity and ancillary services.

      The Energy Master Plan Proceedings have dramatically reshaped the utility industry in New Jersey and have directly affected how PSEG will conduct business, and therefore, its financial prospects in the future. PSEG has realigned its organizational structure to address the competitive environment brought about by the deregulation of the electric generation industry in New Jersey and the Northeast. PSEG has been engaged in the competitive energy business for a number of years through certain of its unregulated subsidiaries; however, competitive businesses now constitute a much larger portion of PSEG's activities. It is expected that by July 31, 2003, the end of the transition period under the Energy Master Plan Proceedings, PSEG's unregulated subsidiaries (Energy Holdings and Power) will contribute between 65% and 75% of PSEG's earnings as compared to 1999 when PSE&G comprised approximately 90% of PSEG's earnings, excluding the extraordinary charge. Additionally, PSEG will be more dependent on cash flows generated from its unregulated operations for its capital needs. As the unregulated portion of the business continues to grow, financial risks and rewards will be greater, financial requirements will change and the volatility of earnings and cash flows will increase.

      In 1999, PSE&G's operations were highlighted by the commencement of the transition into a competitive, deregulated environment. This included the discontinuation of SFAS 71 for the electric generation portion of PSE&G's business, the start of customer choice, the implementation of the initial 5% electric rate reduction and changes to customers' bills.

      In 1999, Energy Holdings continued to implement its strategy to develop its business through international expansion as Global made its first investments in Europe with a major stake in several generation projects in Italy and plans to build a combined heat-power facility in Poland. Global also continued its growth in Latin America through the acquisition of a majority interest in electric distribution companies in Chile and Peru and completing financing for a power plant in Argentina. Additionally, Global acquired a majority stake in a generation facility in India and is building two 1,000 megawatt (MW) plants in Texas. Resources also continued its investment strategy with its investments in several leveraged leases on energy-related assets.

      Going forward, PSEG expects to continue to pursue its strategies to grow its family of energy-related businesses as well as consider opportunities for expansion through business combinations. More emphasis will be placed on finding opportunities for expansion outside of its traditional utility services and markets. Power's business strategy is to size its fleet of generation assets to take advantage of market opportunities in the Northeast U.S., while seeking to increase its value and manage commodity price risk through its wholesale trading activity. PSE&G's transmission and distribution objective is to provide cost-effective, high quality, reliable service. PSEG has positioned Energy Holdings as a major part of its planned growth strategy. In order to achieve this strategy, Global will focus on generation and distribution investments within targeted high-growth regions of the worldwide energy market. Resources will utilize its market access, industry knowledge and transaction structuring capabilities to expand its energy-related financial investment portfolio. Energy Technologies will continue to provide HVAC contracting and other energy-related services to industrial and commercial customers in the Northeastern and Middle Atlantic United States.

      To the extent that the discussion that follows reports on business conducted under full monopoly regulation of the utility businesses, it must be understood that such businesses have changed due to the deregulation of the electric generation and natural gas commodity sales businesses. Past results are not an indication of future business prospects or financial results.

RESULTS OF OPERATIONS

                                            EARNINGS (LOSSES)
                                      ----------------------------
                                               YEAR ENDED
                                              DECEMBER 31,
                                      ----------------------------
                                      1999        1998       1997
                                      -----       -----      -----
                                          (MILLIONS OF DOLLARS)

PSE&G, Before Extraordinary Item      $ 644       $ 593      $ 513
PSE&G Extraordinary Item               (804)         --         --
                                      -----       -----      -----
      Total PSE&G                      (160)        593        513
Energy Holdings                          83          51         47
PSEG*                                    (4)         --         --
                                      -----       -----      -----
      Total PSEG                      $ (81)      $ 644      $ 560
                                      =====       =====      =====

                                   CONTRIBUTION TO EARNINGS PER SHARE
                                            (BASIC AND DILUTED)
                                      ----------------------------
                                               YEAR ENDED
                                               DECEMBER 31,
                                      ----------------------------
                                      1999        1998       1997
                                      -----       -----      -----

PSE&G, Before Extraordinary Item      $2.93       $2.57      $2.21
PSE&G Extraordinary Item              (3.66)         --         --
                                      -----       -----      -----
      Total PSE&G                     (0.73)       2.57       2.21
Energy Holdings                        0.38        0.22       0.20
PSEG*                                 (0.02)         --         --
                                      -----       -----      -----
      Total PSEG                      $(0.37)     $2.79      $2.41
                                      =====       =====      =====

      * Interest on certain financing transactions.

      In 1999, PSE&G recorded an extraordinary charge to earnings of $804 million, net of tax, as a result of the BPU's Summary Order in the Energy Master Plan Proceedings. For further discussion, see Note 3. Extraordinary Charge and Other Accounting Impacts of Deregulation of Notes. Excluding that extraordinary charge, basic and diluted earnings per share of Common Stock were $3.29 in 1999, representing an increase of $0.50 per share, or 18% from 1998.

      Excluding the extraordinary charge, PSE&G's contribution to earnings per share of Common Stock in 1999 increased $0.36 from 1998, including $0.14 of accretion as a result of PSEG's stock repurchase program. This increase was primarily due to increased sales of gas and electricity resulting from favorable weather conditions in 1999 augmented by positive economic factors in New Jersey and profits realized from wholesale energy activities. In addition, generation-related depreciation expenses were lower for a portion of 1999 as a result of the SFAS 121 impairment write-down, partially offset by changes in depreciation and capitalization policies stemming from the discontinuation of SFAS 71. The increase in earnings was also partially offset by the 5% electric rate reduction, beginning August 1, 1999, associated with the BPU's Final Order, coupled with higher operating and maintenance expenses, including higher transmission, distribution and wholesale energy costs, than those incurred in 1998.

      Energy Holdings' contribution to earnings per share of Common Stock in 1999 increased $0.16 from 1998 primarily due to the better overall performance of Resources, Global and Energy Technologies and $0.02 of accretion due to PSEG's stock repurchase program. The improvements were attributable largely to Resources which benefited from an upturn in the equity markets as compared to 1998. In addition, Energy Holdings' results reflect Global's gain from the sale of its interest in a co-generation facility partially offset by impairment write-downs of other investments in Global's portfolio.

      PSE&G's contribution to earnings per share of Common Stock in 1998 increased $0.36 compared to 1997 primarily due to the settlement of the lawsuits filed by the co-owners of Salem which negatively impacted 1997 earnings by $0.27 per share, an increase in electric revenues resulting from considerably warmer weather in the third quarter of 1998 and wholesale power activities of PSE&G. These increases were partially offset by lower gas sales in 1998 due to mild winter weather during the 1998 heating seasons.

      Energy Holdings' contribution to earnings per share in 1998 increased $0.02 compared to 1997. Energy Holdings' earnings were primarily those of PSEG Resources due to the strong overall performance of its investment portfolio, including leveraged leases, limited partnerships, leveraged buyout funds and marketable securities. Global's 1998 earnings were negatively impacted by the loss on the sale of its investment in an electric generating facility located in Colombia.

      PSE&G -- REVENUES

      The presentation of revenues on the Consolidated Statements of Income has changed effective August 1, 1999, due to the change in regulation as required by the Final Order. PSE&G's generation business has been deregulated and, starting August 1, 1999, earns revenues by providing the energy and capacity necessary to meet PSE&G's BGS obligations as well as through sales of wholesale energy, capacity and ancillary services. PSE&G's transmission and distribution businesses remain regulated and will continue to earn revenues based on its approved tariffs under which it provides transmission and distribution services for its residential, commercial and industrial customers in New Jersey. The rates charged for transmission and distribution are regulated by FERC and the BPU, respectively. Revenues are also generated from a variety of other activities such as sundry sales, wholesale transmission services and other miscellaneous services. For more information, see Note 1. Organization, Basis of Presentation and Summary of Significant Accounting Policies and Note 2. Regulatory Issues of Notes. Because historical information is not available for the Electric Generation and Electric Transmission and Distribution Revenues, variances in Electric Revenues will be discussed in the aggregate. For estimates of historical Electric Generation and Electric Transmission and Distribution Revenues, see Note 16. Financial Information by Business Segments of Notes.

      Certain of the below listed year-to-year variances did not impact earnings as there was an offsetting variance in expense. To the extent fuel revenue and expense flowed through the Electric Levelized Energy Adjustment Clause (LEAC) through July 31, 1999, the Levelized Gas Adjustment Clause (LGAC), the Societal Benefits Clause (SBC) or the non-utility generation market transition charge
(NTC) mechanisms, variances in certain revenues and expenses offset and thus had no effect on earnings. These include base fuel revenues through July 31, 1999, demand side management (DSM) revenue and Remediation Adjustment Charge (RAC) revenue. On August 1, 1999, the LEAC mechanism was eliminated as a result of the Final Order. This is likely to increase earnings volatility since PSE&G and Power now bear the full risks and rewards of changes in nuclear and fossil generating fuel costs and replacement power costs. See Note 2. Regulatory Issues and Note 4. Regulatory Assets and Liabilities of Notes for a discussion of LEAC, LGAC, SBC, NTC, RAC and DSM and their status under the Energy Master Plan Proceedings.

      ELECTRIC

      Revenues increased $164 million or 4% in 1999 as compared to 1998 primarily due to favorable weather conditions in 1999 augmented by positive economic factors in New Jersey. These factors increased both generation and transmission and distribution revenues; however, the increase in generation revenues was partially offset by the 5% rate reduction, effective on August 1, 1999, which decreased generation revenues by approximately $80 million through December 31, 1999. The increase was also due to stronger profits realized from wholesale energy activities than in 1998. Also, higher DSM revenues in 1999 than in 1998 contributed to increased distribution revenues.

      Customers selecting a third party supplier (TPS) will result in lower BGS revenues. However, it also creates the opportunity for the generation business to mitigate the price risk of the BGS contract and to sell available energy and capacity into the wholesale market. The degree to which net generation revenues will be impacted will depend on the volume of sales and the amount by which market prices vary from prices under the BGS contract.

      Electric revenues increased $113 million or 3% in 1998 as compared to 1997. The increase in 1998 was primarily due to higher sales resulting from considerably warmer weather in the third quarter of 1998 augmented by positive economic factors in New Jersey. Additionally, revenue from wholesale power activities and DSM revenue were higher in 1998 than in 1997. These increases were partially offset by a decrease to revenue caused by New Jersey energy tax reform in 1998. For a discussion of energy tax reform, see Note 13. Income Taxes of Notes. Collection of New Jersey Gross Receipts and Franchise Tax (NJGRT) was reflected in revenue and expense in prior years. As a result of energy tax reform, the portion of NJGRT replaced by the New Jersey sales and use tax is no longer reflected in revenue or expense on the income statement. State sales and use tax is a liability of the customer collected by PSE&G and remitted to the State and is recorded in Other Current Liabilities on the Consolidated Balance Sheets.

      GAS

      Revenues increased $158 million or 10% in 1999 as compared to 1998. The increase was primarily due to increased revenues from gas service contracts and higher sales to large commercial and industrial customers than in 1998. Additionally, more favorable weather in 1999 contributed to the increases. The potential loss of residential customers due to the opening of competition in 2000 could reduce future revenues.

      Gas revenues decreased $378 million or 20% in 1998 as compared to 1997. The decrease in 1998 is primarily due to lower therm sales resulting from milder winter weather in 1998 and energy tax reform (see Note 13. Income Taxes of Notes).

      PSE&G -- EXPENSES

      ELECTRIC ENERGY COSTS

      Electric Energy Costs increased $13 million or 1% in 1999 as compared to 1998. The increase was primarily due to an increase in electric sales volumes due to hot summer weather in 1999. Beginning in August 1999, lower prices for power purchases helped to offset the increase.

      Electric Energy Costs increased $36 million or 4% in 1998 as compared to 1997. This increase was primarily due to increased sales of electricity resulting in increased purchases of fuel for electric generation and purchases of power from the PJM Interconnection, L.L.C. (PJM) pool.

      Due to the elimination of the LEAC on August 1, 1999, these historical trends can not be considered an indication of future Electric Energy Costs. Given the elimination of the LEAC, the lifting of the requirements that electric energy offered for sale in the PJM not exceed the variable cost of producing such energy (capped at $1,000 per megawatt-hour), the absence of a PJM price cap in situations involving emergency purchases and the potential for plant outages, price movements could have a material impact on PSEG's and PSE&G's financial condition, results of operations or net cash flows.

      GAS COSTS

      Gas Costs increased $68 million or 7% in 1999 as compared to 1998 due to higher sales to large commercial and industrial customers and increased sales of gas resulting from colder weather in the first and second quarters of 1999 than in 1998.

      Gas Costs decreased $131 million or 12% in 1998 as compared to 1997. This decrease was primarily due to the milder winter weather in 1998.

      Due to the operation of the Levelized Gas Adjustment Clause (LGAC) mechanism, variances in fuel revenues and expenses offset and had no direct effect on earnings.

      OPERATION AND MAINTENANCE

      Operation and Maintenance expense increased $188 million or 14% in 1999 as compared to 1998. The increase was primarily due to the change in the capitalization policy for PSE&G's electric generation business (see Note 1. Organization, Basis of Presentation and Summary of Significant Accounting Policies of Notes) and higher costs related to wholesale power activities. The change in capitalization policy will result in significant increases in future Operation and Maintenance expenses associated with the electric generation business. This increase in Operation and Maintenance expense was $57 million during 1999 (commencing with the change in policy effective April 1, 1999). These increases will be partially offset in the future by lower depreciation expense due to the lower level of generation-related capitalized costs.

      In addition, there were higher information technology costs, including costs related to Year 2000 readiness, and higher material and outside services costs in 1999 attributable to several factors, including restoration work required in the wake of Tropical Storm Floyd and the flooding and damage it caused. Also contributing to the increase were higher costs associated with the preparation for deregulation and higher DSM recovery of previously deferred expenses in 1999 than in 1998.

      Operation and Maintenance expense increased $78 million or 6% in 1998 as compared to 1997. This increase was primarily due to higher DSM recovery resulting in a greater recognition of previously deferred expenses, higher information technology costs in 1998 due to Year 2000 remediation work, higher marketing costs and higher administrative and general cost related to wholesale power activities. These increases were partially offset by lower nuclear operation and maintenance costs due to restart expenses in 1997 for Salem. Through July 31, 1999, DSM costs were recoverable through the demand side adjustment factor of the LEAC and recorded in both expense and revenue and therefore, had no direct effect on earnings.

      DEPRECIATION AND AMORTIZATION

      Depreciation and Amortization expense decreased $120 million or 18% in 1999 as compared to 1998 and increased $42 million or 7% in 1998 as compared to 1997. The 1999 decrease was due to lower net book value balances of PSE&G's generation-related assets which were reduced as a result of the impairment write-down recorded pursuant to SFAS 121. These decreases were partially offset by higher depreciation rates for generation-related assets beginning April 1, 1999 due to the change in depreciation policy for generation-related assets and by higher depreciation expense related to capital additions to the transmission and distribution business.

      Despite the higher depreciation rates for generation-related assets, the net decrease in generation-related depreciation expense will continue due to the reduced asset balances. Additionally, beginning in 2000, electric distribution asset-related depreciation will be further reduced due to the amortization of the excess electric distribution depreciation reserve over the period from January 1, 2000 to July 31, 2003. See Note 4. Regulatory Assets and Liabilities of Notes for a discussion of the amortization schedule. Once the securitization transaction is complete, the regulatory asset recorded for PSE&G's stranded costs will be amortized with such amortization expense partially offsetting these decreases.

      INCOME TAXES

      Income Taxes increased $106 million or 26% in 1999 as compared to 1998. The increase is primarily due to higher pre-tax operating income.

      Income Taxes increased $148 million or 58% in 1998 as compared to 1997. This increase was primarily due to the addition of New Jersey State income tax of $103 million in 1998. PSE&G became subject to New Jersey State income tax, effective January 1, 1998, due to energy tax reform in the State of New Jersey. For more detail on energy tax reform and changes in New Jersey taxes, see Note
13. Income Taxes of Notes.

      TAXES OTHER THAN INCOME TAXES

      Taxes Other Than Income Taxes include the Transitional Energy Facility Assessment (TEFA) and the New Jersey Gross Receipts and Franchise Tax (NJGRT). Taxes Other Than Income Taxes decreased $14 million or 7% in 1999 as compared to 1998 and $398 million or 66% in 1998 as compared to 1997. The 1999 decrease is due to New Jersey energy tax reform and the five-year phase out of the TEFA commencing in January 1999. For 1998, the amount represents TEFA unit-based taxes while the 1998 amount represents NJGRT unit-based taxes. The TEFA unit tax rates are approximately 30% of the NJGRT unit tax rates. See Note 13. Income Taxes of Notes for other impacts of New Jersey energy tax reform.

      SETTLEMENT OF SALEM LITIGATION

      In January and February 1997, the settlement of litigation by the co-owners of Salem against PSE&G related to the 1995 shutdown of Salem Nuclear Station which reduced Other Income and Deductions by $82 million, or $53 million, net of tax, was recorded. For a further discussion of the Salem settlement, see Note 11. Commitments and Contingent Liabilities of Notes.

      ENERGY HOLDINGS -- EARNINGS (LOSSES)

                                                    YEAR ENDED DECEMBER 31,
                                                 -----------------------------
                                                 1999        1998        1997
                                                 -----       -----       -----
                                                    (MILLIONS OF DOLLARS)
EARNINGS BEFORE INTEREST, TAXES AND
    PREFERRED DIVIDENDS:
      Resources                                  $ 169       $ 135       $ 134
      Global                                       117          72          46
      Energy Technologies                           (8)        (15)        (25)
      Other                                         (7)         (3)         (9)
                                                 -----       -----       -----
          Sub-total                                271         189         146
INTEREST, TAXES AND PREFERRED DIVIDENDS           (188)       (138)        (99)
                                                 -----       -----       -----
EARNINGS                                         $  83       $  51       $  47
                                                 =====       =====       =====

      Energy Holdings' earnings in 1999 were $83 million, an increase of $32 million compared to 1998. The increase in Energy Holdings' earnings was primarily due to the better overall performance of Resources, Global and Energy Technologies. The improvements were attributable largely to Resources which benefited from an upturn in the equities markets as compared to 1998 and additionally from income from new capital leases. In addition, Energy Holdings' results reflect Global's gain from the sale of its interest in a co-generation facility and income from new investments in distribution assets in Chile and Peru, partially offset by write-downs of other investments in Global's portfolio and by higher expenses associated with project development. Energy Technologies' losses narrowed due to higher revenues from recent acquisition activities partially offset by higher operating expenses.

      Energy Holdings' earnings in 1998 were $51 million, a $4 million increase as compared to 1997. This increase in Energy Holdings' earnings was primarily attributed to PSEG Resources due to the strong overall performance of its investment portfolio. Although Global's 1998 operating earnings increased due to the investments made in three Latin American distribution companies in 1997, the increase was more than offset by the negative impact of the loss on the sale of its investment in an electric generating facility located in Colombia and higher financing costs due to investing activities.

      ENERGY HOLDINGS -- REVENUES

      Revenues increased $167 million from $440 million to $607 million in 1999 as compared to 1998. The increase was due to an increase of $34 million at Resources due to higher income from financial investments and higher income from new capital lease investments, a $115 million increase in revenues at Energy Technologies due to the addition of revenues from acquisitions of various HVAC companies in 1999 and a $18 million increase in revenues at Global primarily due to improvement in revenues from domestic generation assets as well as the addition of revenues from the distribution companies in Chile and Peru acquired in June 1999. Global's revenue includes its share of the net income from joint ventures recorded under the equity method of accounting (see Note 1. Organization, Basis of Presentation and Summary of Significant Accounting Policies of Notes).

      Revenues increased $98 million from $342 million to $440 million in 1998 as compared to 1997. This increase was primarily due to an increase in revenues at Energy Technologies of $67 million from the acquisition of a mechanical contracting firm which added $58 million in revenue. In addition, Global's revenues increased $33 million due to the addition of revenue from investments made in three Latin American distribution companies in 1997.

      Global is a 50% partner in six generating facilities in California. Beginning in 2000, revenue from these facilities will be reduced due to lower energy prices to be paid by the purchaser under the energy contracts associated with the plants. Four of the facilities in which Global has an interest will change from fixed energy pricing by December 31, 2000, with the remainder changing in 2001. Global's share of annual income before income taxes from these facilities is projected to decrease by approximately $30 million to $35 million when all such contracts reflect the lower energy pricing. Global's projects in operation, construction and development are expected to offset this revenue shortfall; however, no assurances of that result can be given.

      ENERGY HOLDINGS -- EXPENSES

      OPERATION AND MAINTENANCE

      Operation and Maintenance expense increased $120 million from $249 million to $369 million in 1999 as compared to 1998. The increase was primarily due to higher operating expenses from the entities acquired by Energy Technologies in 1999 and, to a lesser degree, by higher development expenses at Global.

      Operation and Maintenance expense increased $53 million from $196 million to $249 million in 1998 as compared to 1997. The increase was primarily due to the acquisition of a mechanical contracting firm by Energy Technologies in January 1998 which added $55 million in operating expenses.

      INTEREST EXPENSE AND PREFERRED DIVIDENDS

       Interest Expense and Preferred Dividends increased $10 million from $110 million to $120 million in 1999 as compared to 1998. The increase was primarily due to financing 1999 investment and acquisition activities.

      Interest Expense and Preferred Dividends increased $37 million from $73 million to $110 million in 1998 as compared to 1997. The increase was primarily due to financing 1998 investment and acquisition activities.

      INCOME TAXES

      Income Taxes increased $39 million from $30 million to $69 million in 1999 as compared to 1998. The increase was primarily due to higher pre-tax income for the year ended December 31, 1999.

      Income Taxes increased $4 million from $26 million to $30 million in 1998 as compared to 1997. The increase was primarily due to higher pre-tax income for the year ended December 31, 1998.

      ENERGY HOLDINGS -- OTHER INCOME (LOSS)

      Other Income increased $34 million from a loss of $1 million to income of $33 million in 1999 as compared to 1998 and decreased $2 million to a loss of $1 million in 1998 from income of $1 million in 1997. The 1999 increases were primarily due to a gain on the sale of Global's interest in a co-generation facility as discussed above, partially offset by write-downs on other investments, as discussed below.

      In the third quarter of 1999, Global completed a comprehensive review of its existing assets and development activities focusing on rationalizing the portfolio to ensure efficient capital deployment. Global's management has decided that it will not commit additional resources to its investments in Thailand and the Philippines and will focus its current Asian development activities in China. As a result, Global recorded an $8 million write-down, net of tax, to adjust the carrying value of such assets to net realizable value. In addition, the projected substantial decline in revenue, discussed above, related to energy contracts for six generation facilities in California resulted in a $19 million write-down, net of tax, of Global's equity investment in such facilities.

      PSEG -- PREFERRED SECURITIES DIVIDEND REQUIREMENTS OF SUBSIDIARIES

      Preferred Securities Dividend Requirements increased $14 million or 18% in 1999 as compared to 1998 and $21 million or 36% in 1998 as compared to 1997. The increases were due to the issuance of trust preferred securities in aggregate principal amount of $525 million in January, June and July 1998.

LIQUIDITY AND CAPITAL RESOURCES

      PSEG AND PSE&G

      PSEG is a holding company and, as such, has no operations of its own. The following discussion of PSEG's liquidity and capital resources is on a consolidated basis, noting the uses and contributions of PSEG's two direct operating subsidiaries in operation in 1999, PSE&G and Energy Holdings. In 2000, Power is expected to be an operating subsidiary which will impact PSEG's liquidity and capital resources.

      As of December 31, 1999, PSEG's capital structure consisted of 40.9% common equity, 46.8% long-term debt and 12.3% preferred stock and other preferred securities. As of December 31, 1998, PSEG's capital structure consisted of 46.1% common equity, 43.0% long-term debt and 10.9% preferred securities. As of December 31, 1999, PSE&G's capital structure consisted of 49.8% common equity, 41.1% long-term debt and 9.1% preferred stock and other preferred securities. As of December 31, 1998, PSE&G's capital structure consisted of 49.0% common equity, 43.6% long-term debt and 7.4% preferred stock and other preferred securities.

      On September 17, 1999, the BPU issued its Finance Order which authorized, among other things, the imposition of a non-bypassable transition bond charge on PSE&G's customers; the sale of PSE&G's property right in such charge created by the Energy Competition Act to a bankruptcy-remote financing entity; the issuance and sale of $2.525 billion of transition bonds by such entity as consideration for such property right, including an estimated $125 million of transaction costs; and the application by PSE&G of the transition bond proceeds to retire outstanding debt and/or equity. Assuming a favorable outcome of the previously discussed appeals, PSEG and PSE&G expect such sale of transition bonds and the receipt of proceeds in 2000.

      For a discussion of the pending appeals of the Final Order and the Finance Order, see Overview of 1999 and Future Outlook and Note 2. Regulatory Issues of Notes.

      Both the right of PSE&G to receive the bondable transition charge pursuant to the securitization transaction and the proceeds from the transfer of its generation-related assets to Power are property subject to the lien of PSE&G's First and Refunding Mortgage (Mortgage). All such property will be released from the lien of the Mortgage at the time of sale. In accordance with the provisions of the Mortgage, the net proceeds from the sale of such released property will be deposited with the Trustee.

      The Mortgage authorizes PSE&G to exercise one or more of the following options as to the application of proceeds of such released property, at its sole discretion:

      1. Withdraw funds for corporate use by utilizing additions and improvements. (Option 1)

      2. Direct the Trustee to invest the proceeds in U.S. Government Securities. (Option 2)

      3. Direct the Trustee to purchase its Mortgage Bonds at the lowest prices obtainable, at or below par value. If the Trustee is unable to purchase sufficient Mortgage Bonds to exhaust such proceeds deposited with it, the balance may be applied on a pro rata basis towards the redemption of eligible series of Mortgage Bonds outstanding at par. (Option 3)

      At December 31, 1999, PSE&G had a total of $3.727 billion of Mortgage Bonds outstanding, of which $2.935 billion are taxable registered Mortgage Bonds subject to the special redemption provisions outlined in Option 3 (Redeemable Bonds). $623 million of these Redeemable Bonds are scheduled to mature within twelve months. $777 million of the Mortgage Bonds outstanding are tax-exempt Pollution Control Bonds and $15 million are two series of taxable coupon Mortgage Bonds due 2037 (Coupon Bonds). Neither the Pollution Control Bonds nor the Coupon Bonds are subject to the special redemption provisions outlined in Option 3.

      PSE&G has not yet made a final decision as to the amount and the manner in which it will retire or redeem its Mortgage Bonds. Such a decision will be made on or about the time the proceeds from securitization and the sale of the generation-related assets to Power are deposited with the Trustee, on the basis of market conditions and other factors existing at that time. However, based on current information, a likely utilization of the options available to PSE&G, as noted above, could be as follows:

      A. Withdraw $2.4 billion of net proceeds from securitization under Option 1, above. These proceeds would be used to:

            i.    Tender for all Coupon Bonds;
            ii. Redeem $123.5 million of Pollution Control Bonds now redeemable;
            iii. Retire up to an additional $100 million of Redeemable Bonds through various means, such as maturities, open market purchases and make-whole calls;
            iv.   Reduce PSE&G's short-term debt; and
            v. Reduce PSE&G common and/or preferred equity with the balance of proceeds, if any.

      B. Apply proceeds ($2.4 billion to $2.8 billion) from the generation-related asset sale to Power under Option 3 against any remaining taxable Mortgage Bonds outstanding.

      As previously reported, in anticipation of securitization, PSEG's Board of Directors has authorized the repurchase of up to an aggregate of 30 million shares of Common Stock in the open market. At December 31, 1999, PSEG had repurchased approximately 15.8 million shares of Common Stock, at a cost of approximately $607 million, under this authorization. The repurchased shares have been held as treasury stock or used for other corporate purposes. In December 1999, PSEG entered into a Forward Purchase Agreement with an intermediary, who has purchased and held shares on behalf of PSEG. The repurchase of these shares will not be reflected on PSEG's balance sheet until settlement of the transaction which is expected in the second quarter of 2000. Market conditions and the availability of alternative investments will dictate if and when more shares of Common Stock will be repurchased under this authorization.

      Going forward, cash generated from PSE&G's regulated business is expected to provide the majority of the funds for PSE&G's business needs. Following Power's initial external financing, Power's capital needs will be dictated by its growth strategy and will be funded with cash generated from operations. Energy Holdings' growth will be funded through external financings, equity infusions from PSEG and cash generated from operations.

      Dividend payments on Common Stock were $2.16 per share and totaled approximately $474 million and $499 million during the years ended December 31, 1999 and 1998, respectively. PSEG has not increased its dividend rate in eight years in order to retain additional capital for reinvestment and to reduce its payout ratio as earnings grow. Since 1986, PSE&G has made regular cash payments to PSEG in the form of dividends on outstanding shares of PSE&G's common stock. PSE&G paid common stock dividends of $629 million and $503 million to PSEG during the years ended December 31, 1999 and 1998, respectively. These amounts were used to fund PSEG's Common Stock dividends, and in 1999, to support a portion of PSEG's stock repurchase program.

      PSEG believes that it will have adequate earnings and cash flow in the future from PSE&G and Power to maintain dividends at the current level. However, the amounts and dates of such dividends on Common Stock declared in the future will necessarily be dependent upon PSEG's future earnings, cash flows, financial requirements and other factors. Earnings and cash flows required to support the dividend will become more volatile as PSEG's business changes from one that is principally regulated to one that is principally competitive.

      PSEG and PSE&G have each issued Deferrable Interest Subordinated Debentures in connection with the issuance of their respective tax deductible preferred securities. If payments on those Deferrable Interest Subordinated Debentures are deferred, or PSEG or PSE&G defaults on the applicable indenture related thereto or its guarantee thereof, neither PSEG nor PSE&G may pay any dividends on its common or preferred stock until such default is cured. Currently, there has been no deferral nor default.

      As a result of the 1992 focused audit of PSEG's non-utility businesses (Focused Audit), the BPU approved a plan which, among other things, provided that: (1) PSEG would not permit Energy Holdings' non-utility investments to exceed 20% of PSEG's consolidated assets without prior notice to the BPU; (2) the PSE&G Board of Directors would provide an annual certification that the business and financing plans of Energy Holdings will not adversely affect PSE&G; (3) PSEG would (a) limit debt supported by the minimum net worth maintenance agreement between PSEG and PSEG Capital Corporation (PSEG Capital) to $650 million and (b) make a good-faith effort to eliminate such support by April 2003; and (4) Energy Holdings would pay PSE&G an affiliation fee of up to $2 million a year to be applied by PSE&G to reduce utility rates.

      As a result of the final outcome and the accounting impacts resulting from the deregulation of the electric generation business in New Jersey, PSEG and PSE&G do not believe that the Focused Audit provision requiring notification to the BPU if PSEG's non-utility assets exceed 20% of its consolidated assets (such investments at December 31, 1999 were approximately 22% of PSEG's consolidated assets) remains appropriate and believe that modifications will be required. The Final Order addressed the Focused Audit, noting that PSEG's non-regulated assets would likely exceed 20% of total PSEG assets once the utility's generating assets were sold to a non-regulated subsidiary and directed PSE&G to file a petition with the BPU to maintain the existing regulatory parameters or to propose modifications to the Focused Audit order no later than the end of the first quarter of 2000. The Final Order also recognized that, due to significant changes in the industry and, in particular, PSEG's corporate structure as a result of the Final Order, modifications to or relief from the Focused Audit might be warranted. For discussion of the Energy Master Plan Proceedings, see Overview of 1999 and Future Outlook and Note 2. Regulatory Issues of Notes.

      Regulatory oversight by the BPU to ensure that there is no harm to utility customers from PSEG's non-utility investments is expected to continue. PSEG and PSE&G believe that these issues will be satisfactorily resolved, although no assurances can be given. In addition, if PSEG were no longer exempt under the Public Utility Holding Company Act (PUHCA), PSEG and its subsidiaries would be subject to additional regulation by the SEC with respect to financing and investing activities, including the amount and type of non-utility investments. PSEG believes, however, that this would not have a material adverse impact on PSEG and its subsidiaries.

      ENERGY HOLDINGS

      As noted above, it is expected that Global and Resources will provide earnings and cash flow for long-term growth for Energy Holdings and PSEG. Resources' investments are designed to produce immediate earnings and cash flow that enable Global and Energy Technologies to focus on longer investment horizons.

      Energy Holdings plans to continue the growth of Global and Resources through further investments made by these subsidiaries. Energy Holdings will assess the growth prospects and opportunities for Energy Technologies before committing additional capital. Investing activity in 2000 will be subject to periodic review and revision and may vary depending on the opportunities presented. During the next five years, Energy Holdings' will need significant capital to fund its planned growth. Factors affecting actual expenditures and investments include availability of capital and suitable investment opportunities, market volatility and economic trends. A significant portion of Global's growth is expected to occur internationally due to the current and anticipated growth in electric capacity required in certain regions of the world. Resources will continue its focus on investments related to energy infrastructure.

      In June 1999, PSEG contributed approximately $200 million of additional equity to Energy Holdings, which was used by Energy Holdings to pay down short-term debt that was used to acquire its interest in the Chilean and Peruvian distribution companies.

      In January, June and July 1998, PSEG invested $217 million, $147 million and $145 million, respectively, in Energy Holdings which issued to PSEG like amounts of its 5.01%, 4.80% and 4.875% Cumulative Preferred Stock and made additional equity investments in Global and Resources. PSEG funded its additional investment in Energy Holdings through the sale of tax deductible preferred securities, issued by Enterprise Capital Trust I, II and III, special purpose statutory business trusts controlled by PSEG, representing Guaranteed Preferred Beneficial Interests in PSEG's Debentures.

      It is Global's policy to limit its financial exposure to each project and to mitigate development and operating risk, including fuel and foreign currency exposure, through contracts. In addition, the project loan agreements are structured on a non-recourse basis. Further, Global structures project financing so that a default under one project's loan agreement will have no effect on the loan agreements of other projects or the debt of Energy Holdings.

      For a discussion of the source of Energy Holdings' funds, see External Financings. Over the next several years, Energy Holdings and its subsidiaries will be required to refinance their maturing debt and provide additional debt and equity financing for growth. Any inability to obtain required additional external capital or to extend or replace maturing debt and/or existing agreements at current levels and reasonable interest rates may affect PSEG's and Energy Holdings' financial condition, results of operations and cash flows.

      GLOBAL

      In August 1999, Global sold its 50% partnership interest in a 137 MW gas-fired combined-cycle co-generation facility in Newark, New Jersey and received net cash proceeds of approximately $70 million resulting in an after-tax gain of approximately $40 million.

      In June 1999, Global and a partner acquired 90% of a Chilean distribution company, which at the time owned a 37% interest in a distribution company in Peru, together providing electric and gas service to approximately one million customers. The acquisition was made in a 50/50 joint venture arrangement. Global's equity investment was approximately $268 million, including fees and closing costs. In addition, Global's portion of the acquisition was financed with $160 million of debt that is non-recourse to Global, Energy Holdings and PSEG, which is consolidated on the Global balance sheet. Global and its partner later acquired additional interests in the Peruvian and Chilean distribution companies resulting in total combined ownership shares of approximately 85% and 99%, respectively. Global's investment in connection with the additional Peruvian distribution company acquisition was approximately $108 million.

      RESOURCES

      In 1999, Resources, through the sale of a portion of its equity interests in an LBO fund, the early buy-outs of three leveraged leases and the sale of its interest in a limited partnership, received cash proceeds totaling approximately $235 million resulting in an after-tax gain of approximately $38 million.

      In 1999, Resources invested approximately $380 million in six leveraged lease transactions of energy-related assets: gas distribution networks in the Netherlands, cogeneration plants in Germany, a generation facility in the United States and a liquefied natural gas storage facility in the United States.

      ENERGY TECHNOLOGIES

      During 1999, Energy Technologies acquired six mechanical, HVAC and building service contractors in New Jersey, Rhode Island and Virginia for a total cost of approximately $63 million, including debt assumed.

      CAPITAL REQUIREMENTS

      PSE&G (INCLUDING POWER)

      PSE&G has substantial commitments as part of its ongoing construction program. PSE&G's construction program is continuously reviewed and periodically revised as a result of changes in economic conditions, revised load forecasts, business strategies, site changes, cost escalations under construction contracts, requirements of regulatory authorities and laws, the timing of and amount of electric and gas transmission and/or distribution rate changes and the ability of PSE&G to raise necessary capital.

      In 2000, Power announced that it will construct a 500 MW natural gas-fired, combined-cycle electric generating plant at Bergen generating station at a cost of approximately $290 million with completion expected in June 2002. Power will also install four new combustion turbines at Burlington generating station and two new combustion turbines at Linden generating station, adding 186 MW and 164 MW, respectively of electric generating capacity, at a cost of approximately $155 million. The new combustion turbines are expected to be installed and operational by July 2000.

      On October 6, 1999, Power announced an agreement with Niagara Mohawk Power Corporation (Niagara Mohawk), to purchase its 400 MW oil and gas-fired electric generating station in Albany, New York (Albany Steam Station) for $47.5 million. On September 30, 1999, Power announced that it has signed an agreement to acquire all of Conectiv's interests in the Salem Nuclear Generating Station (Salem) and the Hope Creek Nuclear Generating Station (Hope Creek) and half of Conectiv's interest in the Peach Bottom Atomic Power Station (Peach Bottom), totaling 544 MW for an aggregate purchase price of $15.4 million plus the net book value of nuclear fuel at closing. For further discussion, see Note 11. Commitments and Contingent Liabilities of Notes.

      For the years ended December 31, 1999, 1998 and 1997, PSE&G had plant additions of $468 million, $547 million and $557 million, respectively, including Allowance for Funds Used During Construction (AFDC) and capitalized interest of $7 million, $12 million and $15 million, respectively. The 1999 decrease is primarily due to PSE&G's capitalization policy change for the electric generation portion of its business. See Note 1. Organization, Basis of Presentation and Summary of Significant Accounting Policies of Notes for further discussion regarding the capitalization policy change.

      Construction expenditures were related to improvements in PSE&G's existing power plants, including the replacement of Salem 1 steam generators in 1997 and acquisition of nuclear fuel, transmission and distribution system, gas system and common facilities. PSE&G also expended $20 million, $10 million and $28 million for the cost of plant removal (net of salvage) in 1999, 1998 and 1997, respectively. Projected construction and investment expenditures for PSE&G from 2000 to 2004 range from approximately $350 million to $400 million per year, excluding AFDC and capitalized interest. Power's projected construction and investment expenditures, excluding AFDC and capitalized interest, for 2000 and 2001 are approximately $440 million and $285 million, respectively. From 2002 to 2004, Power's projected expenditures range from approximately $130 million to $160 million per year. Forecasted construction expenditures are related to improvements in PSE&G's transmission and distribution system, existing power plants (including acquisition of nuclear fuel), gas system and common facilities and the expansion of existing generation sites and acquisition of other generation sites as discussed above.

      ENERGY HOLDINGS

      During 1999, Energy Holdings' subsidiaries made investments totaling approximately $963 million. These investments include acquisitions and other investments made by Global, Resources and Energy Technologies. Projected investment expenditures for 2000 to 2004 are approximately $700 million per year, comprised of investments in generation and distribution facilities and projects and leveraged lease transactions. Energy Holdings has approximately $175 million of debt principal payments due in 2000 which are expected to be refinanced or funded through existing credit facilities and operating cash flow. These expenditures could be partially offset by investment liquidations.

      GLOBAL

      In February 2000, Global and a partner closed on project financing of $329 million for a 1,000 MW gas-fired combined-cycle electric generation facility to be located near Odessa, Texas. The total cost of the facility is estimated to be approximately $528 million, of which Global's investment, including loans and guarantees, is estimated at $190 million.

      In November 1999, Global announced that it plans to build a combined heat and power plant of 220 MW of electricity and 500 MW of thermal energy capacity utilizing circulating fluidized bed technology in Poland. Total project cost is estimated at $320 million with commercial operation targeted for the first quarter of 2003.

      In October 1999, Global closed on the acquisition of a 70% interest in a power project development company in Italy specializing in renewable energy. The company currently has approximately 550 MW of power projects either in development or under construction. Global's acquisition and equity investment requirements over the next two years are expected to be approximately $80 million.

      In August 1999, Global and its partners closed project financing for a 471 MW gas-fired combined-cycle electric generating facility in Rades, Tunisia. Construction of the facility is expected to be completed in the summer of 2001 at a total cost of approximately $261 million. Upon completion, the facility is expected to qualify as a foreign utility company (FUCO). Global's equity investment for its 35% interest is expected to be approximately $27 million including contingencies.

      In June 1999, Global and a partner closed the project financing for an 830 MW gas-fired combined-cycle electric generating facility to be constructed in San Nicolas, Argentina. The new facility will be adjacent to an existing 650 MW facility also owned by Global and its partner. Construction began in August 1999 and is expected to be completed by 2001 at a total cost of approximately $448 million. Global's equity investment for its 33% interest, including contingencies, is expected to be approximately $86 million.

      In May 1999, Global acquired a 63% equity interest in a company which is developing a 525 MW coal-fired electric generating facility to be constructed in Ennore, Tamil Nadu, India. Upon scheduled completion in 2003, Global will be the operator of the plant. The total project cost is expected to be approximately $633 million, of which Global's maximum equity investment, including contingencies, is expected to be approximately $180 million. Global plans to close financing for this project and commence construction in the second quarter of 2000.

      In April 1999, Global and a partner entered into a joint venture agreement to develop, construct and operate a 1,000 MW gas-fired combined-cycle electric generating facility in Guadalupe County in south central Texas. 500 MW of this facility is expected to be operational in late 2000 and is expected to qualify as an EWG. Global's maximum equity investment for its 50% interest is expected to be approximately $193 million, including loans and guarantees. In October 1999, Global closed on a $312 million non-recourse project financing, consisting of a $260 million term loan and $52 million in letter of credit facilities for the Guadalupe facility. At the completion of construction (approximately fifteen months), the loan will convert to a five-year term loan.

      Also in April 1999, Global and a partner announced the formation of a joint venture to construct and operate up to three gas-fired electric generating facilities with total installed capacity of 200 MW and associated distribution systems to serve, under contract, industrial customers in Venezuela. Global expects the first two facilities, which are in construction, to be operational in 2000. The total cost of these facilities is expected to be approximately $140 million and Global's equity investment, including contingencies, for its 50% interest, is expected to be approximately $70 million. Global has been advised that litigation has been instituted against it by a Venezuelan state-owned electricity company, alleging that operation of one of the facilities would damage the state-owned company's installations and that the facility does not meet certain Venezuelan legal requirements. On February 4, 2000, the Superior Court in Maracay, Venezuela issued an injunction prohibiting the start-up of the plant. Global believes that all legal requirements have been met and has been advised that the appeal of this decision is likely to be heard by the Supreme Court of Venezuela, and a decision is expected to be rendered within 30 days of the appeal. Settlement discussions are underway. Global cannot predict the outcome of this matter, however, a final decision preventing operation of the facility involved could affect the ability to complete and operate the other two facilities.

      RESOURCES

      In January and February 2000, Resources invested $73 million in two leveraged lease transactions including a gas distribution system in the Netherlands and an electric power plant in the United States.

EXTERNAL FINANCINGS

      The changes in the utility industry are attracting increased attention from bond rating agencies which regularly assess business and financial matters including how utility companies are meeting competition. Given the changes in the industry and the anticipated use of securitization, attention and scrutiny of PSEG's, PSE&G's, Power's and Energy Holdings' competitive strategies by rating agencies will likely continue. These changes could affect the bond ratings, cost of capital and market prices of their respective securities. In addition, the impact of the use of securitization proceeds, capital structure changes and other actions which might be taken by PSEG and PSE&G in connection with energy industry restructuring is likely to affect the market prices of their respective securities. For discussion of the use of proceeds of securitization see Liquidity and Capital Resources.

      PSEG, PSE&G, Power and Energy Holdings are analyzing their future capital and financing needs in light of securitization, the anticipated sale of generation-related assets to Power and their business strategies. However, it is expected that following completion of securitization and the generation-related asset sale, PSE&G will refinance a portion of its debt and reduce its equity level, which will not substantially alter its existing capitalization ratios.

      PSEG

      At December 31, 1999 and 1998, PSEG had a committed $150 million revolving credit facility which expires in December 2002. At December 31, 1999, PSEG had $120 million outstanding under this revolving credit facility. On September 8, 1999, PSEG entered into an uncommitted line of credit with a bank for an unlimited amount. At December 31, 1999, PSEG had $25 million outstanding under this line of credit.

      In November 1998, PSEG issued $100 million of Extendible Notes, Series A, due November 22, 2000. These Notes were automatically tendered to the remarketing agent for remarketing in February 2000. The interest rate through maturity is at the three-month London Interbank Offered Rate (LIBOR) plus 0.22%, reset quarterly.

      Also in November 1998, PSEG issued $175 million of Extendible Notes, Series B, due November 22, 2000. These Notes were automatically tendered to the remarketing agent for remarketing in November 1999. The interest rate is at the three-month LIBOR plus 0.60%, reset quarterly. These Notes will be automatically tendered to the remarketing agent for remarketing in May 2000.

      In June 1999, PSEG issued $300 million of Extendible Notes, Series C, due June 15, 2001 with interest at the three-month LIBOR plus 0.40%, reset quarterly. These Notes will be automatically tendered to the remarketing agent for remarketing in March 2000. PSEG used the net proceeds to make an equity investment in Energy Holdings and to reimburse its treasury for expenditures made to repurchase shares of its Common Stock.

      PSE&G

      In addition to the petition filed with the BPU to effectuate the securitization transaction, PSE&G will need to file petitions with the BPU for authorization for any additional debt financing needed. PSE&G is currently evaluating the potential uses of the proceeds of securitization (see Liquidity and Capital Resources).

      Under its Mortgage, PSE&G may issue new First and Refunding Mortgage Bonds against previous additions and improvements and/or retired Mortgage Bonds provided that its ratio of earnings to fixed charges calculated in accordance with its Mortgage is at least 2:1. As of December 31, 1999, the Mortgage would permit up to $3.9 billion aggregate principal amount of new Mortgage Bonds to be issued against previous additions and improvements, the level of which will be impacted by the actions ultimately taken in connection with securitization and the sale of generation-related assets to Power. At December 31, 1999, PSE&G's Mortgage coverage ratio was 4.8:1. PSE&G expects to apply for and receive necessary BPU authorization for external financings to meet its requirements over the next five years, as needed.

      On July 1, 1999, $100 million of PSE&G's 8.750% Bonds, Series Z, matured. On November 12, 1999, PSE&G redeemed its $2.990 million of 6.9% Pollution Control Bonds, Series C, due September 1, 2009. Also, during 1999, PSE&G purchased $319 million of its Mortgage Bonds in the open market. On February 1, 2000, $100 million of PSE&G's 7.625% Bonds, Series II, matured.

      To provide liquidity for its commercial paper program, PSE&G has an $850 million revolving credit agreement expiring in June 2000 and a $650 million revolving credit agreement expiring in June 2002 with a group of commercial banks, which provide for borrowings of up to one year. On December 31, 1999, there were no borrowings outstanding under these credit agreements.

      The BPU has authorized PSE&G to issue and have outstanding at any one time through January 2, 2001, not more than $2.0 billion of short-term obligations, consisting of commercial paper and other unsecured borrowings from banks and other lenders. PSE&G has several uncommitted lines of credit with banks. On December 31, 1999, PSE&G had $1.407 billion of short-term debt outstanding, including $90 million borrowed against its uncommitted bank lines of credit.

      PSE&G Fuel Corporation (Fuelco) has a $125 million commercial paper program to finance a 42.49% share of Peach Bottom nuclear fuel, supported by a $125 million revolving credit facility with a group of banks, which expires on June 28, 2001. PSE&G has guaranteed repayment of Fuelco's respective obligations under this program. As of December 31, 1999, Fuelco had commercial paper of $73 million outstanding. Once the purchase of PSE&G's generation-related assets is completed, it is anticipated that Fuelco's commercial paper program will be discontinued and financing of Peach Bottom nuclear fuel will be funded through Power.

      ENERGY HOLDINGS

      In February 2000, Energy Holdings issued $300 million of 9.125% Senior Notes due February 2004. The proceeds were used for the repayment of short-term debt. Energy Holdings plans to file a registration statement with the SEC relating to an exchange offer for, or the resale of, these Senior Notes later in 2000.

      Also in February 2000, Energy Holdings closed on a $190 million letter of credit facility to support a future equity investment in a generation project in Texas.

      In October 1999, Energy Holdings issued $400 million of 10.0% Senior Notes due October 2009. The proceeds were used for the repayment of short-term debt outstanding under revolving credit facilities. Borrowings under the revolving credit facilities were used to finance investments and acquisitions and for general corporate purposes. In January 2000, Energy Holdings filed a registration statement with the SEC relating to an exchange offer for these Senior Notes. At December 31, 1999, Energy Holdings had total debt outstanding of $1.7 billion, including debt at PSEG Capital as discussed below and consolidated debt that is non-recourse to PSEG, Energy Holdings and Global.

      In September 1999, Energy Holdings closed on a $150 million letter of credit facility to support a future equity investment in a generation project in Texas.

      In May 1999, Energy Holdings closed on two separate revolving credit facilities, with a syndicate of banks, a $165 million, 364-day revolving credit facility and a $495 million, five-year revolving credit and letter of credit facility. At December 31, 1999, Energy Holdings had $351 million outstanding under existing revolving credit facilities totaling $660 million. The facilities replaced existing revolving credit facilities at Enterprise Capital Funding Corporation (Funding), a financing subsidiary of Energy Holdings, totaling $450 million. Since May 1999, Funding has not been used as a financing vehicle for Energy Holdings.

      The minimum net worth maintenance agreement between PSEG Capital and PSEG provides, among other things, that PSEG (1) maintain its ownership, directly or indirectly, of all outstanding common stock of PSEG Capital, (2) cause PSEG Capital to have at all times a positive tangible net worth of at least $100,000 and (3) make sufficient contributions of liquid assets to PSEG Capital in order to permit it to pay its debt obligations. In 1993, PSEG agreed with the BPU to make a good-faith effort to eliminate such PSEG support by April 2003. Effective January 31, 1995, PSEG Capital notified the BPU of its intention not to have more than $650 million of debt outstanding at any time. PSEG Capital has a $650 million Medium Term Note (MTN) program which provides for the private placement of MTNs without registration. Energy Holdings believes it is capable of eliminating PSEG support of PSEG Capital debt within the time period set forth in the Focused Audit.

      PSEG Capital's assets consist principally of demand notes of Global and Resources. Intercompany borrowing rates are established based upon PSEG Capital's cost of funds. In March and June 1999, PSEG Capital issued $252 million of 6.25% MTNs due May 2003 and $35 million of 6.73% MTNs due June 2001, respectively. The proceeds were used to repay $100 million of PSEG Capital MTNs which matured in February 1999 and $35 million which matured in May 1999 and to reduce Energy Holdings' short-term debt. At December 31, 1999, PSEG Capital had total debt outstanding of $630 million, all of which was comprised of MTNs with maturities between 2000 and 2003.

      Compliance with applicable financial covenants will depend upon Energy Holdings' future financial position and levels of earnings and cash flow, as to which no assurances can be given. In addition, Energy Holdings' ability to continue to grow its business will depend to a significant degree on PSEG's ability to access capital and Energy Holdings' ability to obtain additional financing beyond current levels.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

      The market risk inherent in PSEG's market risk sensitive instruments and positions is the potential loss arising from adverse changes in commodity prices, pollution credits, equity security prices, interest rates and foreign currency exchange rates as discussed below. PSEG's policy is to use derivatives to manage risk consistent with its business plans and prudent practices. PSEG has a Risk Management Committee comprised of executive officers which utilizes an independent risk oversight function to ensure compliance with corporate policies and prudent risk management practices.

      PSEG is exposed to credit losses in the event of non-performance or non-payment by counterparties. PSEG also has a credit management process which is used to assess, monitor and mitigate counterparty exposure for PSEG and its subsidiaries. In the event of non-performance or non-payment by a major counterparty, there may be a material adverse impact on PSEG's and its subsidiaries' financial condition, results of operations or net cash flows. For discussion of interest rates and Energy Holdings' commodity-related instruments, equity securities and foreign currency risks, see Note 9. Financial Instruments and Risk Management of Notes.

      COMMODITY-RELATED INSTRUMENTS -- PSE&G (INCLUDING POWER)

      The availability and price of energy commodities are subject to fluctuations from factors such as weather, environmental policies, changes in supply and demand and state and Federal regulatory policies. To reduce price risk caused by market fluctuations, PSE&G enters into derivative contracts, including forwards, futures, swaps and options with approved counterparties, to hedge its anticipated demand. These contracts, in conjunction with owned electric generating capacity and physical gas supply contracts, are designed to cover estimated electric and gas customer commitments.

      PSE&G uses a value-at-risk model to assess the market risk of its commodity business. This model includes fixed price sales commitments, owned generation, native load requirements, physical and financial contracts. Value-at-risk represents the potential gains or losses for instruments or portfolios due to changes in market factors, for a specified time period and confidence level. PSE&G estimates value-at-risk across its commodity business using a model with historical volatilities and correlations.

      The measured value-at-risk using a variance/co-variance model with a 95% confidence level over a one-week time horizon at December 31, 1999 was approximately $3 million, compared to the December 31, 1998 level of $4 million. PSE&G's calculated value-at-risk represents an estimate of the potential change in the value of its portfolio of physical and financial derivative instruments. These estimates, however, are not necessarily indicative of actual results, which may differ due to the fact that actual market rate fluctuations may differ from forecasted fluctuations and due to the fact that the portfolio of hedging instruments may change over the holding period.

      As discussed in Results of Operations, PSE&G's wholesale power activities positively impacted the results of operations for each year since their inclusion in 1997. Certain other generators and power marketers experienced significant losses in their wholesale power operations during that period. These losses were primarily attributable to extreme market volatility, counterparty defaults and unavailability of generation.

      Given the absence of a PJM price cap in situations involving emergency purchases and the potential for plant outages, extreme price movements can occur and could have a material impact on PSEG's, PSE&G's and Power's financial condition, results of operations and net cash flows. For discussion of changes in the pricing of electric energy offered for sale in the PJM interchange energy market, see PJM Interconnection, L.L.C.

FOREIGN OPERATIONS

      In accordance with their growth strategies, Global and Resources have approximately $1.4 billion and $1.0 billion, respectively, of international investments. For a discussion of foreign currency risk, see Note 9. Financial Instruments and Risk Management of Notes.

YEAR 2000 READINESS

      Many of PSEG's and its subsidiaries' systems, which include information technology applications, plant control and telecommunications infrastructure systems, were modified due to computer program limitations in recognizing dates beyond 1999. PSEG has had a formal project in place since 1997 to address Year 2000 issues. All mission critical systems were ready before January 1, 2000. PSEG's and its subsidiaries' Year 2000 preparations allowed for a smooth transition into the new millennium. PSEG and its subsidiaries did not experience any major problems or Year 2000-related service interruptions as their systems rolled over from 1999 to 2000. PSEG and its subsidiaries expect most material Year 2000 compliance problems would have arisen on or immediately after January 1, 2000. To date, PSEG and its subsidiaries are not aware of any material Year 2000-related problems associated with their internal systems or software or with the software and systems of their vendors, distributors or suppliers. It is possible, however, that further Year 2000-related problems may arise. For example, the date February 29, 2000 could potentially present further problems. Based on testing of their systems for Year 2000 problems and pending a successful rollover from February 29, 2000 to March 1, 2000, PSEG and its subsidiaries do not expect future problems to arise related to the Year 2000.

      PSEG and its subsidiaries, including their domestic and international investments, have no outstanding litigation relating to Year 2000 issues. The likelihood of future Year 2000-related liabilities cannot be determined at this time.

      PSEG's and its subsidiaries' total cost related to Year 2000 readiness was approximately $67 million, which was incurred from 1997 through 1999. $32 million was incurred in 1999, $27 million was incurred in 1998 and $8 million was incurred in 1997. A portion of these costs was not incremental to PSEG or its subsidiaries, but rather, represented a redeployment of existing personnel/resources. PSEG and its subsidiaries expect that expenses related to remediating any remaining noncompliant non-critical systems will not be material.

ACCOUNTING ISSUES

      For a discussion of significant accounting matters including SFAS 71; SFAS 121; Emerging Issues Task Force (EITF) Issue No. 97-4, "Deregulation of the Pricing of Electricity-Issues Related to the Application of FASB Statements No. 71 and No. 101" (EITF 97-4); SFAS 101, "Regulated Enterprises-Accounting for the Discontinuation of Application of FASB Statement No. 71" (SFAS 101); changes in capitalization, depreciation and asset retirement policies; discontinuation of deferral accounting for fuel revenues and expenses; and EITF 98-10, "Accounting for Energy Trading and Risk Management Activities" (EITF 98-10); see Note 1. Organization, Basis of Presentation and Summary of Significant Accounting Policies of Notes.

      For a discussion of the impact of new accounting pronouncements including SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS
133) and SFAS 137, "Accounting for Derivative Instruments and Hedging Activities
- Deferral of the Effective Date of FASB Statement No. 133" (SFAS 137), see Note
19. Accounting Matters of Notes.

FORWARD LOOKING STATEMENTS

      Except for the historical information contained herein, certain of the matters discussed in this report constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those anticipated. Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used herein, the words "will", "anticipate", "intend", "estimate", "believe", "expect", "plan", "hypothetical", "potential", variations of such words and similar expressions are intended to identify forward-looking statements. PSEG and PSE&G undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The following review of factors should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by PSEG and PSE&G prior to the effective date of the Private Securities Litigation Reform Act of 1995.

      In addition to any assumptions and other factors referred to specifically in connection with such forward- looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following: deregulation and the unbundling of energy supplies and services and the establishment of a competitive energy marketplace for products and services; managing rapidly changing wholesale energy trading operations in conjunction with electricity and gas production, transmission and distribution systems; managing foreign investments and electric generation and distribution operations in locations outside of the traditional utility service territory; political and foreign currency risks; an increasingly competitive energy marketplace; sales retention and growth potential in a mature PSE&G service territory; ability to complete development or acquisition of current and future investments; partner and counterparty risk; exposure to market price fluctuations and volatility of fuel and power supply, power output, marketable securities, among others; ability to obtain adequate and timely rate relief, cost recovery, and other necessary regulatory approvals; ability to obtain securitization proceeds; Federal, state and foreign regulatory actions; regulatory oversight with respect to utility and non-utility affiliate relations and activities; operating restrictions, increased cost and construction delays attributable to environmental regulations; nuclear decommissioning and the availability of storage facilities for spent nuclear fuel; licensing and regulatory approval necessary for nuclear and other operating stations; the ability to economically and safely operate nuclear facilities in accordance with regulatory requirements; environmental concerns; and market risk and debt and equity market concerns associated with these issues.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

      Information relating to quantitative and qualitative disclosures about market risk is set forth under the caption "Qualitative and Quantitative Disclosures About Market Risk" in Management's Discussion and Analysis of Financial Condition and Results of Operations and "Financial Instruments" in
Note 1. Organization, Basis of Presentation and Summary of Significant Accounting Policies of the Notes to Consolidated Financial Statements. Such information is incorporated herein by reference.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                        CONSOLIDATED STATEMENTS OF INCOME
                (MILLIONS OF DOLLARS, EXCEPT FOR PER SHARE DATA)

                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                   -----------------------------------
                                                     1999          1998         1997
                                                   ---------    ---------    ---------
OPERATING REVENUES
     Electric Revenues *
       Bundled                                     $   2,480    $   4,009    $   3,896
       Generation                                      1,005           --           --
       Transmission and Distribution                     688           --           --
                                                   ---------    ---------    ---------
         Total Electric Revenues                       4,173        4,009        3,896
     Gas Distribution                                  1,717        1,559        1,937
     Other                                               607          442          344
                                                   ---------    ---------    ---------
         Total Operating Revenues                      6,497        6,010        6,177
                                                   ---------    ---------    ---------
OPERATING EXPENSES
     Electric Energy Costs                               972          960          911
     Gas Costs                                         1,107        1,034        1,175
     Operation and Maintenance                         1,849        1,547        1,405
     Depreciation and Amortization                       536          660          630
     Taxes Other Than Income Taxes                       196          205          605
                                                   ---------    ---------    ---------
           Total Operating Expenses                    4,660        4,406        4,726
                                                   ---------    ---------    ---------
OPERATING INCOME                                       1,837        1,604        1,451
Other Income and Deductions                               33           18          (16)
Settlement of Salem Litigation                            --           --          (82)
Interest Expense                                        (490)        (470)        (450)
Preferred Securities Dividend Requirements               (94)         (80)         (59)
                                                   ---------    ---------    ---------
INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM                                   1,286        1,072          844
Income Taxes                                            (563)        (428)        (284)
                                                   ---------    ---------    ---------
INCOME BEFORE EXTRAORDINARY ITEM                         723          644          560
Extraordinary Item (Net of Tax of $345)                 (804)          --           --
                                                   ---------    ---------    ---------
 NET INCOME (LOSS)                                 $     (81)   $     644    $     560
                                                   =========    =========    =========

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING (000's)                              219,814      230,974      231,986
                                                   =========    =========    =========

EARNINGS (LOSSES) PER SHARE (BASIC AND DILUTED):
Income Before Extraordinary Item                   $    3.29    $    2.79    $    2.41
Extraordinary Item (Net of Tax)                        (3.66)          --           --
                                                   ---------    ---------    ---------
Net Income (Loss)                                  $   (0.37)   $    2.79    $    2.41
                                                   =========    =========    =========

DIVIDENDS PAID PER SHARE OF COMMON STOCK           $    2.16    $    2.16    $    2.16
                                                   =========    =========    =========

* Note: Bundled revenues were recorded based on the bundled rates in effect through 7/31/99. Commencing with the unbundling of rates on 8/1/99, revenues are disaggregated between Generation Revenue and Transmission and Distribution Revenue.

      See Notes to Consolidated Financial Statements.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                     ASSETS
                              (MILLIONS OF DOLLARS)

                                                                                   DECEMBER 31,
                                                                              --------------------
                                                                                1999        1998
                                                                              --------    --------
CURRENT ASSETS
  Cash and Cash Equivalents                                                   $    259    $    139
  Accounts Receivable:
    Customer Accounts Receivable                                                   646         506
    Other Accounts Receivable                                                      371         205
    Allowance for Doubtful Accounts                                                (40)        (38)
  Unbilled Revenues                                                                241         255
  Fuel                                                                             311         331
  Materials and Supplies, net of  valuation reserves - 1999, $11; 1998, $12        130         167
  Prepayments                                                                       53          61
  Miscellaneous Current Assets                                                      72          35
                                                                              --------    --------
       Total Current Assets                                                      2,043       1,661
                                                                              --------    --------

PROPERTY, PLANT AND EQUIPMENT
  Electric - Generation                                                          2,510       9,942
  Electric - Transmission and Distribution                                       5,093       4,953
  Gas - Distribution                                                             3,019       2,882
  Other                                                                            534         550
                                                                              --------    --------
       Total                                                                    11,156      18,327
  Accumulated depreciation and amortization                                     (4,078)     (7,392)
                                                                              --------    --------
       Net Property, Plant and Equipment                                         7,078      10,935
                                                                              --------    --------

NONCURRENT ASSETS
 Regulatory Assets                                                               5,041       1,579
 Long-Term Investments, net of accumulated amortization
     and net of valuation allowances - 1999, $65; 1998, $46                      3,848       3,029
 Nuclear Decommissioning Fund                                                      631         524
 Other Special Funds                                                               148         125
 Other Noncurrent Assets,  net of accumulated amortization -
    1999, $12; 1998, $8                                                            226         138
                                                                              --------    --------
       Total Noncurrent Assets                                                   9,894       5,395
                                                                              --------    --------

TOTAL                                                                         $ 19,015    $ 17,991
                                                                              ========    ========

See Notes to Consolidated Financial Statements.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                         LIABILITIES AND CAPITALIZATION
                              (MILLIONS OF DOLLARS)

                                                                   DECEMBER 31,
                                                               --------------------
                                                                 1999        1998
                                                               --------    --------
CURRENT LIABILITIES
  Long-Term Debt Due Within One Year                           $  1,073    $    418
  Commercial Paper and Loans                                      1,972       1,056
  Accounts Payable                                                  738         684
  Other                                                             394         299
                                                               --------    --------
       Total Current Liabilities                                  4,177       2,457
                                                               --------    --------

NONCURRENT LIABILITIES
  Deferred Income Taxes and ITC                                   2,928       3,701
  Regulatory Liability - Excess Depreciation Reserve                569          --
  Nuclear Decommissioning                                           491          --
  OPEB Costs                                                        390         344
  Other                                                             681         420
                                                               --------    --------
       Total Noncurrent Liabilities                               5,059       4,465
                                                               --------    --------

COMMITMENTS AND CONTINGENT LIABILITIES                               --          --
                                                               --------    --------

CAPITALIZATION:
  LONG-TERM DEBT                                                  4,575       4,763
                                                               --------    --------

  SUBSIDIARIES' PREFERRED SECURITIES:
    Preferred Stock Without Mandatory Redemption                     95          95
    Preferred Stock With Mandatory Redemption                        75          75
    Guaranteed Preferred Beneficial Interest in Subordinated
     Debentures                                                   1,038       1,038
                                                               --------    --------
       Total Subsidiaries' Preferred Securities                   1,208       1,208
                                                               --------    --------

  COMMON STOCKHOLDERS' EQUITY:
    Common Stock, issued; 231,957,608 shares                      3,604       3,603
    Treasury Stock, at cost; 1999 - 15,540,390 shares,
       1998 - 5,314,100 shares                                     (597)       (207)
    Retained Earnings                                             1,193       1,748
    Accumulated Other Comprehensive Income (Loss)                  (204)        (46)
                                                               --------    --------
       Total Common Stockholders' Equity                          3,996       5,098
                                                               --------    --------
            Total Capitalization                                  9,779      11,069
                                                               --------    --------
TOTAL                                                          $ 19,015    $ 17,991
                                                               ========    ========

See Notes to Consolidated Financial Statements.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (MILLIONS OF DOLLARS)

                                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                                     --------------------------------
                                                                        1999       1998       1997
                                                                      -------    -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                   $   (81)   $   644    $   560
  Adjustments to reconcile net income (loss) to net cash flows from operating activities:
    Extraordinary Loss - net of tax                                       804         --         --
    Depreciation and Amortization                                         536        660        630
    Amortization of Nuclear Fuel                                           92         93         60
    Recovery of Electric Energy and Gas Costs - net                        61        132          9
    Provision for Deferred Income Taxes and ITC - net                    (215)       (55)        22
    Investment Distributions                                              134         73         73
    Equity Income from Partnerships                                       (53)       (39)       (39)
    Gains on Investments                                                  (63)       (40)       (40)
    Leasing Activities                                                      6        (20)        71
    Net Changes in certain current assets and liabilities:
       Accounts Receivable and Unbilled Revenues                         (236)       113       (111)
       Inventory - Fuel and Materials and Supplies                          9        (46)         9
       Prepayments                                                          8        (12)        17
       Accounts Payable                                                    57        (34)        99
       Provision for Rate Refund                                           --         --        (80)
       Other Current Assets and Liabilities                                59        (63)       (63)
    Other                                                                 114         93        (33)
                                                                      -------    -------    -------
       Net Cash Provided By Operating Activities                        1,232      1,499      1,184
                                                                      -------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to Property, Plant and Equipment,
      excluding Capitalized Interest and AFDC                            (582)      (531)      (536)
  Net Change in Long-Term Investments                                    (980)       (92)    (1,078)
  Contribution to Decommissioning Funds and Other Special Funds           (70)      (115)       (63)
  Other                                                                    --        (10)       (94)
                                                                      -------    -------    -------
       Net Cash Used In Investing Activities                           (1,632)      (748)    (1,771)
                                                                      -------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net Change in Short-Term Debt                                           916       (431)       879
  Issuance of Long-Term Debt                                            1,143        525        785
  Redemption/Purchase of Long-Term Debt                                  (676)      (557)      (700)
  Issuance of Preferred Securities                                         --        525         95
  Redemption of Preferred Stock                                            --         --        (94)
  Purchase of Treasury Stock                                             (400)      (207)        --
  Retirement of Common Stock                                               --         --        (43)
  Cash Dividends Paid on Common Stock                                    (474)      (499)      (501)
  Other                                                                    11        (51)       (29)
                                                                      -------    -------    -------
       Net Cash Provided By (Used In) Financing Activities                520       (695)       392
                                                                      -------    -------    -------
Net Change In Cash And Cash Equivalents                                   120         56       (195)
Cash And Cash Equivalents At Beginning Of Period                          139         83        278
                                                                      -------    -------    -------
Cash And Cash Equivalents At End Of Period                            $   259    $   139    $    83
                                                                      =======    =======    =======

Income Taxes Paid                                                     $   534    $   426    $   170
Interest Paid                                                         $   494    $   469    $   416

See Notes to Consolidated Financial Statements.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY
                                   (MILLIONS)

                                                                                                             ACCUMULATED
                                                                                                                OTHER
                                                               COMMON               TREASURY       RETAINED  COMPREHENSIVE
                                                                STOCK                STOCK         EARNINGS  INCOME (LOSS)   TOTAL
                                                            --------------    ------------------   --------  -------------  -------
                                                            SHS.    AMOUNT       SHS.     AMOUNT
                                                            ----    ------       ----     ------
BALANCE AS OF JANUARY 1, 1997                               234    $ 3,627         --         --    $ 1,586         --      $ 5,213
    Net Income                                               --         --         --         --        560         --          560
    Other Comprehensive Income (Loss), net of tax:
    Currency Translation Adjustment, net of tax of $(2)      --         --         --         --         --        (15)         (15)
                                                                                                                            -------
        Other Comprehensive Income (Loss)                    --         --         --         --         --         --          (15)
                                                                                                                            -------
    Comprehensive Income                                     --         --         --         --         --         --          545
    Cash Dividends on Common Stock                           --         --         --         --       (501)        --         (501)
    Retirement of Common Stock                               (2)       (24)        --         --        (19)        --          (43)
    Preferred Securities Issuance Expenses                   --         --         --         --         (3)        --           (3)
                                                            --------------    ------------------   --------  -------------  -------
BALANCE AS OF DECEMBER 31, 1997                             232      3,603         --         --      1,623        (15)       5,211
                                                            --------------    ------------------   --------  -------------  -------
    Net Income                                               --         --         --         --        644         --          644
    Other Comprehensive Income (Loss), net of tax:
    Pension Plan Additional
      Minimum Liability, net of tax of $(2)                  --         --         --         --         --         (3)          (3)
    Currency Translation Adjustment, net of tax of $(3)      --         --         --         --         --        (28)         (28)
                                                                                                                            -------
        Other Comprehensive Income (Loss)                    --         --         --         --         --         --          (31)
                                                                                                                            -------
    Comprehensive Income                                     --         --         --         --         --         --          613
    Cash Dividends on Common Stock                           --         --         --         --       (499)        --         (499)
    Purchase of Treasury Stock                               --         --         (5)      (207)        --         --         (207)
    Restricted Stock Award                                   --         --         --         --         (5)        --           (5)
    Preferred Securities Issuance Expenses                   --         --         --         --        (15)        --          (15)
                                                            --------------    ------------------   --------  -------------  -------
BALANCE AS OF DECEMBER 31, 1998                             232      3,603         (5)      (207)     1,748        (46)       5,098
                                                            --------------    ------------------   --------  -------------  -------
    Net Income (Loss)                                        --         --         --         --        (81)        --          (81)
    Other Comprehensive Income (Loss), net of tax:
    Currency Translation Adjustment, net of tax of $(17)     --         --         --         --         --       (158)        (158)
                                                                                                                            -------
        Other Comprehensive Income (Loss)                    --         --         --         --         --         --         (158)
                                                                                                                            -------
    Comprehensive Income (Loss)                              --         --         --         --         --         --         (239)
    Cash Dividends on Common Stock                           --         --         --         --       (474)        --         (474)
    Purchase of Treasury Stock                               --         --        (11)      (400)        --         --         (400)
    Other                                                    --          1         --         10         --         --           11
                                                            --------------    ------------------   --------  -------------  -------
BALANCE AS OF DECEMBER 31, 1999                             232    $ 3,604        (16)   $  (597)   $ 1,193    $  (204)     $ 3,996
                                                            ==============    ==================   ========  =============  =======

See Notes to Consolidated Financial Statements.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

      PSEG has three principal direct wholly-owned operating subsidiaries:
Public Service Electric and Gas Company (PSE&G), PSEG Power LLC (Power) and PSEG Energy Holdings Inc. (Energy Holdings). In 1999, PSEG formed PSEG Services Corporation (Services) to provide management and administrative services to PSEG and its subsidiaries.

      PSE&G is an operating public utility providing electric and gas service within certain areas in the State of New Jersey. Power was formed in 1999 and is anticipated to be the owner and operator of PSEG's generation business once the sale of PSE&G's generation-related assets is completed in 2000. Power and its subsidiaries were established to acquire, own and operate the electric generation-related assets of PSE&G pursuant to the Final Decision and Order (Final Order) issued August 24, 1999 by the New Jersey Board of Public Utilities
(BPU) under the New Jersey Energy Master Plan Proceedings and the New Jersey Electric Discount and Energy Competition Act (Energy Competition Act). After the sale of its generation-related assets to Power, PSE&G will continue to own and operate its transmission and distribution businesses.

      Energy Holdings is the parent of three energy-related lines of business through its wholly-owned subsidiaries: PSEG Global Inc. (Global), which develops, acquires, owns and operates electric generation and distribution facilities in selected domestic and international markets; PSEG Resources Inc. (Resources), which invests in energy-related financial transactions; and PSEG Energy Technologies Inc. (Energy Technologies), an energy management company.

      Energy Holdings also has a finance subsidiary, PSEG Capital Corporation (PSEG Capital), which provides privately-placed debt financing to Energy Holdings' operating subsidiaries on the basis of a minimum net worth maintenance agreement with PSEG. Energy Holdings is also the parent of Enterprise Group Development Corporation (EGDC), a nonresidential real estate development and investment business and has been conducting a controlled exit from this business since 1993.

BASIS OF PRESENTATION

      Effective August 1, 1999, the presentation of revenues in the Consolidated Statements of Income has changed, due to the deregulation of the electric generation business by the BPU in PSE&G's rate unbundling, stranded costs and restructuring proceedings. Effective with that date, electric rates charged to customers have been unbundled and the generation, transmission, distribution and other components of the total rate have become separate charges. As a result, the presentation of revenues has also changed. PSE&G's generation business earns revenues by providing the energy and capacity to meet PSE&G's basic generation service (BGS) obligation. Generation revenues are also produced by a variety of wholesale energy and capacity sales and sales of other ancillary services. PSE&G's transmission and distribution businesses remain rate regulated and will continue to earn revenues based on PSE&G's regulated rate tariffs under which PSE&G provides transmission and distribution services for its residential, commercial and industrial customers in New Jersey. The rates charged for transmission and distribution are regulated by the Federal Energy Regulatory Commission (FERC) and the BPU, respectively. Transmission and distribution revenues are also generated from a variety of other activities such as sundry sales, the appliance service business, wholesale transmission services and other miscellaneous services. Revenues earned prior to August 1, 1999 continue to be presented as Bundled Electric revenues on the Consolidated Statements of Income as they were earned based upon bundled electric rates prior to the deregulation of PSE&G's generation business. For more information on deregulation and PSE&G's rate unbundling, stranded costs and restructuring proceedings, including the BPU's Final Order, see Note 2. Regulatory Issues.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      REGULATION -- PSE&G

      The accounting and rates of PSE&G are subject, in certain respects, to the requirements of the BPU and the FERC. As a result, PSE&G maintains its accounts for its regulated operations in accordance with their prescribed Uniform Systems of Accounts, which are the same. The application of Generally Accepted Accounting Principles (GAAP) by PSE&G differs in certain respects from applications by non-regulated businesses. PSE&G prepares the transmission and distribution portion of its financial statements in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 71 "Accounting for the Effects of Certain Types of Regulation" (SFAS 71). In general, SFAS 71 recognizes that accounting for rate-regulated enterprises should reflect the economic effects of regulation. As a result, a regulated utility is required to defer recognition of costs (a regulatory asset) or recognize obligations (a regulatory liability) if it is probable that, through the rate-making process, there will be a corresponding increase or decrease in future rates. Accordingly, PSE&G has deferred certain costs and recoveries, which will be amortized over various future periods. To the extent that collection of such costs or payment of liabilities is no longer probable as a result of changes in regulation and/or PSE&G's competitive position, the associated regulatory asset or liability is charged or credited to income unless recovery mechanisms are approved by the regulator. PSE&G's transmission and distribution businesses continue to meet the requirements for application of SFAS 71.

      Effective April 1, 1999, PSE&G discontinued the application of SFAS 71 for the electric generation portion of its business. PSE&G calculated an extraordinary charge consistent with the requirements of Emerging Issues Task Force (EITF) Issue No. 97-4, "Deregulation of the Pricing of Electricity - Issues Related to the Application of FASB Statements No. 71 and No. 101" (EITF 97-4) and SFAS 101, "Regulated Enterprises--Accounting for the Discontinuation of Application of FASB Statement No. 71" (SFAS 101). The portion of the extraordinary charge related to an impairment of long-lived assets was calculated in accordance with SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121). The discontinuation of the application of SFAS 71 had a material impact on PSEG's and PSE&G's financial condition and results of operations. For further discussion, see Note 2. Regulatory Issues and Note 3. Extraordinary Charge and Other Accounting Impacts of Deregulation.

      In concert with the discontinuation of SFAS 71, PSE&G revised a number of accounting policies related to its electric generation business. Under the revised capitalization policy, PSE&G will only capitalize costs which increase the capacity or extend the life of an existing generation-related asset, represent a newly acquired or constructed asset or represent the replacement of a retired asset. Under the revised depreciation policy, PSE&G will calculate depreciation consistent with revised asset lives determined by PSE&G policy rather than using depreciation rates prescribed by the BPU in rate proceedings. Finally, under the revised asset retirement policy, when a generation-related asset is retired, the remaining net carrying amount will be included in the determination of net earnings.

      CONSOLIDATION

      The consolidated financial statements include the accounts of PSEG and its subsidiaries. PSEG and its subsidiaries consolidate those entities in which they have a controlling interest. Those entities in which PSEG does not have a controlling interest are being accounted for under the equity method of accounting. For investments in which significant influence does not exist, the cost method of accounting is applied. All significant intercompany accounts and transactions are eliminated in consolidation.

      RECLASSIFICATIONS

      Certain reclassifications of prior period data have been made to conform with the current presentation.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      UNAMORTIZED LOSS ON REACQUIRED DEBT AND DEBT EXPENSE

      Bond issuance costs and associated premiums and discounts are generally amortized over the life of the debt issuance. In accordance with FERC regulations, PSE&G's costs to reacquire debt are amortized over the remaining original life of the retired debt. When refinancing debt, the unamortized portion of the original debt issuance costs of the debt being retired must be amortized over the life of the replacement debt. For PSEG's unregulated businesses, gains and losses on reacquired debt are reflected in the statement of operations as incurred. Gains and losses on reacquired debt associated with PSE&G's regulated operations will continue to be deferred and amortized to interest expense over the period approved for ratemaking purposes.

      PLANT, PROPERTY AND EQUIPMENT -- PSE&G

      For PSE&G's regulated transmission and distribution businesses, additions to plant, property and equipment and replacements of units of property are capitalized at original cost. The cost of maintenance, repair and replacement of minor items of property is charged to appropriate expense accounts. At the time units of depreciable property are retired or otherwise disposed, the original cost less net salvage value is charged to accumulated depreciation.

      For its unregulated generation business, PSE&G only capitalizes costs which increase the capacity or extend the life of an existing asset, represent a newly acquired or constructed asset or represent the replacement of a retired asset. Also, under its revised asset retirement policy, the portion of future retirements which have not been fully depreciated will impact earnings for PSE&G's generation business.

      DEPRECIATION AND AMORTIZATION

      For PSE&G's regulated transmission and distribution businesses, depreciation is computed under the straight-line method. Depreciation is based on estimated average remaining lives of the several classes of depreciable property. These estimates are reviewed on a periodic basis and necessary adjustments are made as approved by the BPU. Depreciation rates stated in percentages of original cost of depreciable property were 3.52%, 3.52% and 3.53% in 1999, 1998 and 1997, respectively. PSE&G has certain regulatory assets and liabilities resulting from the use of a level of depreciation expense in the ratemaking process that differs from the amount that is recorded under GAAP for non-regulated companies.

      For its generation operations, under the revised depreciation policy, PSE&G will calculate depreciation consistent with revised asset lives determined by PSE&G policy rather than using depreciation rates prescribed by the BPU in rate proceedings.

      Nuclear fuel burnup costs are charged to fuel expense on a units-of-production basis over the estimated life of the fuel. Rates for the recovery of fuel used at all nuclear units include a provision of one mill per kilowatt-hour (kWh) of nuclear generation for spent fuel disposal costs.

      USE OF ESTIMATES

      The process of preparing financial statements in conformity with GAAP requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      DECONTAMINATION AND DECOMMISSIONING -- PSE&G

      In 1993, FERC issued Order No. 557 regarding the accounting and rate-making treatment of special assessments levied under the National Energy Policy Act of 1992 (EPAct). Order No. 557 provides that special assessments are a necessary and reasonable current cost of fuel and shall be fully recoverable in rates in the same manner as other fuel costs. Effective August 1, 1999, these costs are recovered through the distribution rates established under the Final Order.

      ALLOWANCE FOR FUNDS USED DURING CONSTRUCTION (AFDC) -- PSE&G

      For PSE&G's regulated operations, AFDC represents the cost of debt and equity funds used to finance the construction of new utility facilities. The amount of AFDC capitalized is reported in the Consolidated Statements of Income as a reduction of interest charges for the borrowed funds component and as other income for the equity funds component. The rates used for calculating AFDC in 1999, 1998 and 1997 were 5.29%, 6.06% and 5.71%, respectively. Effective April 1, 1999, PSEG no longer calculates AFDC for the electric generation portion of its business.

      REVENUES AND FUEL COSTS -- PSE&G

      Revenues are recorded based on services rendered to customers during each accounting period. PSE&G records unbilled revenues representing the estimated amount customers will be billed for services rendered from the time meters were last read to the end of the respective accounting period.

      Prior to August 1, 1999, fuel revenue and expense flowed through the Electric Levelized Energy Adjustment Clause (LEAC) mechanism and variances in fuel revenues and expenses were subject to deferral accounting and had no direct effect on earnings. The fuel component of the LEAC rate was frozen for 1997 and 1998 as part of the BPU's Order dated December 31, 1996 and PSE&G bore all risks associated with fuel prices. Due to the discontinuation of the LEAC mechanism on August 1, 1999, earnings volatility will increase since the unregulated electric generation portion of PSEG's business ceased to follow deferral accounting. PSE&G and Power now bear the full risks and rewards of changes in nuclear and fossil generating fuel costs and replacement power costs.

      Under the LEAC and the Levelized Gas Adjustment Clause (LGAC), any LEAC and LGAC underrecoveries or overrecoveries, together with interest (in the case of net overrecoveries), are deferred and included in operations in the period in which they are reflected in rates. Effective January 1, 1998, the amount included for LEAC under/overrecovery represented the difference between fuel related revenues and fuel related expenses which are comprised of the cost of generation and interchanged power at the PJM Interconnection, L.L.C. (PJM) market clearing price. For discussion of the status of the LEAC and the LGAC, see Note 4. Regulatory Assets and Liabilities.

      MATERIALS AND SUPPLIES AND NUCLEAR FUEL-PSE&G

      For PSE&G's regulated operations, materials and supplies are carried on the books at cost in accordance with rate based regulation. The carrying value of the materials and supplies and nuclear fuel for PSE&G's generation operations is valued at lower of cost or market.

      COMMODITY CONTRACTS -- PSE&G

      PSE&G engages in electricity and natural gas commodity forwards, futures, swaps and options purchases and sales with counterparties to manage exposure to electricity and natural gas price risk. Certain contracts, in conjunction with owned electric generating capacity, are designed to provide for estimated electric customer commitments. Similarly, PSE&G uses natural gas futures and swaps to manage the price risk associated with gas supply to customers.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      Effective January 1, 1999, PSEG and PSE&G adopted EITF 98-10, "Accounting for Contracts Involved in Energy Trading and Risk Management Activities" (EITF 98-10). EITF 98-10 requires that energy trading contracts be marked to market with gains and losses included in earnings and separately disclosed in the financial statements or footnotes. Previously, the gains and losses associated with these contracts were recorded upon settlement. The adoption of EITF 98-10 did not have a material impact on the financial condition, results of operations or net cash flows of PSEG or PSE&G.

      PSE&G also enters into forwards, futures, swaps and options that are not used to manage price risk exposure for commitments to customers. As these are considered to be trading contracts, PSE&G's accounting policy has been to mark the contracts to market and record unrealized gains and losses in income. These contracts do not have a material impact on PSE&G's financial condition, results of operations and net cash flows. PSE&G does not hold any financial instruments of a leveraged nature.

      FINANCIAL INSTRUMENTS -- ENERGY HOLDINGS

      Gains and losses on hedges of existing assets or liabilities are included in the carrying amounts of those assets and liabilities and are ultimately recognized in income when the related asset or liability is realized or settled. Gains and losses related to qualifying hedges of firm commitments or anticipated transactions also are deferred and recognized in income when the hedged transaction occurs.

      EQUITY INVESTMENTS -- ENERGY HOLDINGS

      Resources carries its investments in equity securities at their approximate fair market values as of the reporting date.

      FOREIGN CURRENCY TRANSLATION/TRANSACTIONS -- ENERGY HOLDINGS

      The assets and liabilities of Energy Holdings' foreign operations are translated into U.S. dollars at current exchange rates and revenues and expenses are translated at average exchange rates for the year. Resulting translation adjustments are reflected as a separate component of stockholders' equity.

      Transaction gains and losses that arise from exchange rate fluctuations on normal operating transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of an identifiable foreign currency commitment or as a hedge of a foreign currency investment position, are included in the results of operations as incurred.

      INCOME TAXES

      PSEG and its subsidiaries file a consolidated Federal income tax return and income taxes are allocated to PSEG's subsidiaries based on the taxable income or loss of each subsidiary. Investment tax credits were deferred in prior years and are being amortized over the useful lives of the related property, including nuclear fuel. For discussion of energy tax reform and its impact on New Jersey Gross Receipts and Franchise Taxes (NJGRT), see Note 13. Income Taxes.

      CAPITAL LEASES AS LESSEE -- PSE&G

      The Consolidated Balance Sheets include assets and related obligations applicable to capital leases under which the entity is a lessee. The total amortization of the leased assets and interest on the lease obligations equals the net minimum lease payments included in rent expense for capital leases. Capital leases of PSE&G relate primarily to its corporate headquarters.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      IMPAIRMENT OF LONG-LIVED ASSETS

      SFAS 121 requires review for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon deregulation, PSE&G evaluated the recoverability of its assets and recorded an extraordinary, non-cash charge to earnings. For the impact of the application of SFAS 121, see Note 3. Extraordinary Charge and Other Accounting Impacts of Deregulation.

NOTE 2. REGULATORY ISSUES

NEW JERSEY ENERGY MASTER PLAN PROCEEDINGS AND RELATED ORDERS

      In January 1999, the State Legislature passed the Energy Competition Act which was signed into law by the Governor on February 9, 1999. Following the passage of the Energy Competition Act, the BPU rendered its summary decision relating to PSE&G's rate unbundling, stranded costs and restructuring proceedings (Summary Order) on April 21, 1999 and subsequently issued its Final Order in these matters on August 24, 1999. The Energy Competition Act and the related BPU proceedings are hereinafter defined as the Energy Master Plan Proceedings. For discussion of the extraordinary charge to earnings recorded as a result of the deregulation of PSE&G's generation business, see Note 3. Extraordinary Charge and Other Accounting Impacts of Deregulation. Among other things, the Energy Competition Act provides that all New Jersey retail electric customers may select their electric supplier commencing August 1, 1999 and all New Jersey retail gas customers may select their gas suppliers commencing January 1, 2000, thus fully opening the New Jersey energy markets to customer choice and competition.

      As a result of this restructuring of the energy industry, the distribution business will remain regulated by the BPU, the transmission business will remain regulated by the FERC and electric generation has become a competitive business.

      In October and November 1999, two appeals of the Final Order and two appeals of the BPU's order approving PSE&G's petition relating to the proposed securitization transaction for an irrevocable Bondable Stranded Costs Rate Order (Finance Order) were filed in the Appellate Division of the New Jersey Superior Court on behalf of several customers. The Court granted PSE&G's requests to accelerate the appeals and ordered that the matters be consolidated. All briefs have been filed and oral argument on the consolidated matters has been set for March 8, 2000. While PSEG and PSE&G believe that the appeals are without merit, no assurances can be given at this time as to the timing or outcome of these proceedings. Accordingly, neither PSEG nor PSE&G are able to predict whether such appeals will have a material adverse effect on their financial condition, results of operations or net cash flows.

NOTE 3. EXTRAORDINARY CHARGE AND OTHER ACCOUNTING IMPACTS OF DEREGULATION

      In accordance with EITF 97-4, PSE&G determined that SFAS 71 was no longer applicable to the electric generation portion of its business as of April 1999. Therefore, PSE&G recorded an extraordinary charge to earnings of $804 million (net of tax). PSE&G accounted for this charge consistent with the requirements of SFAS 101.

      The extraordinary charge recorded in 1999 consisted primarily of the write-down of PSE&G's nuclear and fossil generating stations in accordance with SFAS 121. PSE&G performed a discounted cash flow analysis on a unit-by-unit basis to determine the amount of the impairment. As a result of this impairment analysis, the net book value of the generating stations was reduced by approximately $5.0 billion (pre-tax) or approximately $3.1 billion (net of tax). This amount was offset by the creation of a $4.057 billion (pre-tax), or $2.4 billion (net of tax)

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

regulatory asset related to the future receipt of securitization proceeds, as provided for in the Summary Order and affirmed in the Final Order.

      In addition to the impairment of PSE&G's electric generating stations, the extraordinary charge consisted of various accounting adjustments to reflect the absence of cost of service regulation in the electric generation portion of the business in the future. The adjustments primarily related to materials and supplies, general plant items and liabilities for certain contractual and environmental obligations.

      In its Final Order, the BPU directed PSE&G to seek a private letter ruling from the Internal Revenue Service (IRS) to determine if the $235 million of investment tax credits (ITC), which were used to offset the extraordinary charge, can be credited to customers without violating the tax normalization rules of the Internal Revenue Code. An adverse resolution to this matter would result in an additional extraordinary charge to income up to the amount of the ITC, which would have a material adverse impact on PSEG's and PSE&G's financial condition, results of operations and cash flows, however, based on PSE&G's analysis, an adverse outcome does not appear to be likely.

      Other accounting impacts of the discontinuation of SFAS 71 included reclassifying the Accrued Nuclear Decommissioning Reserve and the Accrued Cost of Removal for generation-related assets from Accumulated Depreciation to Long-Term Liabilities. In accordance with the Final Order, PSE&G also reclassified a $569 million excess depreciation reserve related to PSE&G's electric distribution assets from Accumulated Depreciation to a Regulatory Liability. Such amount will be amortized in accordance with the terms of the Final Order over the period from January 1, 2000 to July 31, 2003.

NOTE 4. REGULATORY ASSETS AND LIABILITIES

      At December 31, 1999 and December 31, 1998, respectively, PSEG and PSE&G had deferred the following regulatory assets and liabilities on the Consolidated Balance Sheets:

                                                            DECEMBER 31,    DECEMBER 31,
                                                            ------------    ------------
                                                               1999            1998
                                                            ------------    ------------
                                                               (MILLIONS OF DOLLARS)
REGULATORY ASSETS
Regulatory Asset--Stranded Costs .......................      $4,057          $   --
SFAS 109 Income Taxes ..................................         286             704
OPEB Costs .............................................         237             270
Regulatory Asset--Societal Benefits Charges (SBC) ......         130              --
Demand Side Management Costs ...........................           7             150
Environmental Costs ....................................          94             139
Unamortized Loss on Reacquired Debt and Debt Expense ...         117             135
Underrecovered Gas Costs ...............................          --              35
Other ..................................................         113             146
                                                              ------          ------
     Total Regulatory Assets ...........................      $5,041          $1,579
                                                              ======          ======
REGULATORY LIABILITIES
Regulatory Liability--Excess Depreciation Reserve ......      $  569          $   --
Regulatory Liability--NTC ..............................          20              --
Overrecovered Gas Costs ................................          15              --
Overrecovered Electric Energy Costs ....................          --              39
Other Stranded Cost Recovery Offsets ...................          --               4
                                                              ------          ------
     Total Regulatory Liabilities ......................      $  604          $   43
                                                              ======          ======

      REGULATORY ASSET -- STRANDED COSTS: PSE&G has recorded this regulatory asset to reflect the future revenues which will be collected via the securitization transition charge which was authorized by the Final Order.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      SFAS 109 INCOME TAXES: This amount represents the regulatory asset related to the recognition of deferred income taxes arising from the implementation of SFAS 109, "Accounting for Income Taxes" (SFAS 109). Due to the discontinuation of SFAS 71 for the electric generation portion of PSE&G's business, the deferred taxes related to these assets have been reduced and included in the determination of the Extraordinary Item.

      OPEB COSTS: Includes costs associated with adoption of SFAS 106 which were deferred in accordance with EITF Issue 92-12. Beginning January 1, 1998, PSE&G commenced the amortization of the regulatory asset over 15 years. See Note 14. Pension, Other Postretirement Benefit and Savings Plans for additional information.

      REGULATORY ASSET -- SBC: The SBC includes costs related to: 1) social programs which include the universal service fund; 2) nuclear plant decommissioning; 3) demand side management (DSM) programs 4) manufactured gas plant remediation; and 5) consumer education. Before creation of the SBC, the electric DSM and manufactured gas plant remediation costs were included in DSM and Environmental Costs, respectively, as listed above.

      DEMAND SIDE MANAGEMENT COSTS: Recoveries of DSM/conservation costs (related to BPU-approved programs) are determined by the BPU. Electric DSM costs are included in the SBC balance at December 31, 1999.

      ENVIRONMENTAL COSTS: Represents environmental investigation and remediation costs which are probable of recovery in future rates.

      UNAMORTIZED LOSS ON REACQUIRED DEBT AND DEBT EXPENSE: Represents bond issuance costs, premiums, discounts and losses on reacquired long-term debt.

      OTHER: Includes Decontamination and Decommissioning Costs, Plant and Regulatory Study Costs, Repair Allowance Tax Deficiencies and Interest, Property Abandonments and Oil and Gas Property Write-Down.

      REGULATORY LIABILITY -- EXCESS DEPRECIATION RESERVE: As required by the BPU, PSE&G reduced its depreciation reserve for its electric distribution assets by $569 million and recorded such amount as a regulatory liability to be amortized over the period from January 1, 2000 to July 31, 2003. In 2000 and 2001, $125 million will be amortized each year. In 2002 and 2003, $135 million and $184 million will be amortized, respectively.

      REGULATORY LIABILITY -- NON-UTILITY GENERATION MARKET TRANSITION CHARGE
(NTC): Clause established to account for above market costs related to non-utility generation contracts. The charge for the stranded NTC recovery will be initially set at the 1999 level of $183 million annually. Any Non-utility Generator (NUG) contract costs and/or buyouts will also be charged to the NTC and will be subject to deferral accounting. Proceeds from the sale of the energy and capacity purchased under these NUG contracts will also be credited to this account.

      REGULATORY LIABILITY -- OVERRECOVERED ELECTRIC ENERGY COSTS: As provided by the BPU in the Final Order, PSE&G continued to follow deferral accounting treatment for the LEAC through July 31, 1999. At July 31, 1999, Overrecovered Electric Energy Costs were $59 million. Pursuant to the Final Order, the overrecovered balance as of July 31, 1999 was applied as a credit to the starting deferred balance of the NTC.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

NOTE 5. LONG-TERM INVESTMENTS

      Long-Term Investments are primarily those of Energy Holdings.

                                                           DECEMBER 31,
                                                        ------------------
                                                         1999        1998
                                                        ------      ------
                                                       (MILLIONS OF DOLLARS)
      Leveraged Leases ...........................      $1,765      $1,396
      Partnerships:
             General Partnerships ................          60          77
             Limited Partnerships ................         437         526
                                                        ------      ------
                   Total .........................         497         603
                                                        ------      ------

      Corporate Joint Ventures ...................       1,427         874
      Securities .................................          14          25
      Other Investments ..........................         145         131
                                                        ------      ------
                   Total Long-Term Investments ...      $3,848      $3,029
                                                        ======      ======

      Resources' leveraged leases are reported net of principal and interest on non-recourse loans, unearned income and deferred tax credits. Income and deferred tax credits are recognized at a level rate of return from each lease during the periods in which the net investment is positive.

      Partnership investments and corporate joint ventures are those of Resources, Global and EGDC.

      Other Investments relate primarily to Energy Technologies' investment in DSM projects and had balances of approximately $60 million and $73 million at December 31, 1999 and 1998, respectively.

NOTE 6. LEASING ACTIVITIES

AS LESSOR

      Resources' net investments in leveraged leases are composed of the following elements:

                                    DECEMBER 31, 1999       DECEMBER 31, 1998
                                  ---------------------    ---------------------
                                  (MILLIONS OF DOLLARS)    (MILLIONS OF DOLLARS)

                                       LEVERAGED                 LEVERAGED
                                         LEASES                   LEASES
                                       ----------               ----------
Lease rents receivable ............     $ 2,643                  $ 1,924
Estimated residual value ..........         660                      665
                                        -------                  -------
                                          3,303                    2,589
Unearned and deferred income ......      (1,538)                  (1,193)
                                        -------                  -------
       Total investments ..........       1,765                    1,396
Valuation Allowances ..............          (6)                      (7)
Deferred taxes ....................        (844)                    (731)
                                        -------                  -------
       Net investments ............     $   915                  $   658
                                        =======                  =======

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

NOTE 7. SCHEDULE OF CONSOLIDATED CAPITAL STOCK AND OTHER SECURITIES

                                                                                           CURRENT
                                                                                          REDEMPTION
                                                                          OUTSTANDING        PRICE     DECEMBER 31,    DECEMBER 31,
                                                                            SHARES         PER SHARE      1999             1998
                                                                          -----------     ----------   ------------    ------------
                                                                                                          (MILLIONS OF DOLLARS)
  PSEG Common Stock (no par) (A)
  Authorized 500,000,000 shares; issued and outstanding at
  December 31, 1999, 216,417,218 shares and at December 31, 1998,
  226,643,508 shares                                                                                      $3,007          $3,396

  PSEG Preferred Securities (B)
     PSEG Quarterly Guaranteed Preferred Beneficial Interest in
     PSEG's Subordinated Debentures (D) (E) (G)
        7.44%............................................................   9,000,000           --          $225            $225
        Floating Rate....................................................     150,000           --           150             150
        7 1/4%...........................................................   6,000,000           --           150             150
                                                                                                        --------        --------
        Total Quarterly Guaranteed Preferred Beneficial Interest in
        PSEG's Subordinated Debentures...................................                                   $525            $525
                                                                                                        ========        ========
  PSE&G Preferred Securities
  PSE&G Cumulative Preferred Stock (C) without Mandatory
  Redemption (D) (E) $100 par value series
        4.08%............................................................     146,221         103.00         $15             $15
        4.18%............................................................     116,958         103.00          12              12
        4.30%............................................................     149,478         102.75          15              15
        5.05%............................................................     104,002         103.00          10              10
        5.28%............................................................     117,864         103.00          12              12
        6.92%............................................................     160,711           --            16              16
     $25 par value series
        6.75%............................................................     600,000           --            15              15
                                                                                                        --------        --------
     Total Preferred Stock without Mandatory Redemption..................                                    $95             $95
                                                                                                        ========        ========
        With Mandatory Redemption (D) (E) $100
        par value series
        5.97%............................................................     750,000         102.99         $75             $75
                                                                                                        --------        --------
     Total Preferred Stock with Mandatory Redemption.....................                                    $75             $75
                                                                                                        ========        ========
     PSE&G Monthly Guaranteed Preferred Beneficial Interest in
     PSE&G's Subordinated Debentures (D) (E) (F)
        9.375%...........................................................   6,000,000           --          $150            $150
        8.00%............................................................   2,400,000           --            60              60
                                                                                                        --------        --------
        Total Monthly Guaranteed Preferred Beneficial Interest in
        PSE&G's Subordinated Debentures..................................                                   $210            $210
                                                                                                        ========        ========
     PSE&G Quarterly Guaranteed Preferred Beneficial Interest in
     PSE&G's Subordinated Debentures (D) (E) (F)
        8.625%...........................................................   8,320,000           --          $208            $208
        8.125%...........................................................   3,800,000           --            95              95
                                                                                                        --------        --------
        Total Quarterly Guaranteed Preferred Beneficial Interest in
        PSE&G's Subordinated Debentures..................................                                   $303            $303
                                                                                                        ========        ========

(A) In anticipation of securitization of PSE&G's stranded costs afforded by the Energy Competition Act, the Board of Directors of PSEG authorized the repurchase of up to 30 million shares of its common stock (Common Stock). Under the authorization, repurchases were made in the open market at the discretion of PSEG. At December 31, 1999, PSEG had repurchased approximately 15.8 million shares of Common Stock at a cost of approximately $607 million, under this authorization. The repurchased shares have been held as treasury stock or used for other corporate purposes.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      Total authorized and unissued shares include 7,302,488 shares of Common Stock reserved for issuance through PSEG's Dividend Reinvestment and Stock Purchase Plan and various employee benefit plans. In 1999 and 1998, no shares of Common Stock were issued or sold through these plans.

(B) PSEG has authorized a class of 50,000,000 shares of Preferred Stock without par value, none of which is outstanding.

(C) At December 31, 1999, there were aggregates of 5,954,766 shares of $100 par value and 9,400,000 shares of $25 par value Cumulative Preferred Stock which were authorized and unissued, and which upon issuance may or may not provide for mandatory sinking fund redemption. If dividends upon any shares of Preferred Stock are in arrears in an amount equal to the annual dividend thereon, voting rights for the election of a majority of PSE&G's Board of Directors become operative and continue until all accumulated and unpaid dividends thereon have been paid, whereupon all such voting rights cease, subject to being revived from time to time.

(D) At December 31, 1999 and 1998, the annual dividend requirement of PSEG's Trust Preferred Securities (Guaranteed Preferred Beneficial Interest in PSEG's Subordinated Debentures) and their embedded costs were $38,433,000 and 4.91%, respectively.

      At December 31, 1999 and 1998, the annual dividend requirement and embedded dividend rate for PSE&G's Preferred Stock without mandatory redemption was $10,886,758 and 5.18%, respectively, and for PSE&G's Preferred Stock with mandatory redemption was $4,477,500 and 6.02%, respectively.

      At December 31, 1999 and 1998, the annual dividend requirement and embedded cost of the Monthly Income Preferred Securities (Guaranteed Preferred Beneficial Interest in PSE&G's Subordinated Debentures) was $18,862,500 and 5.50%, respectively.

      At December 31, 1999 and 1998, the annual dividend requirement of the Quarterly Income Preferred Securities (Guaranteed Preferred Beneficial Interest in PSE&G's Subordinated Debentures) and their embedded costs were $25,658,750 and 5.18%, respectively.

(E)   For information concerning fair value of financial instruments, see Note
      9. Financial Instruments and Risk Management.

(F) PSE&G Capital L.P., PSE&G Capital Trust I and PSE&G Capital Trust II were formed and are controlled by PSE&G for the purpose of issuing Monthly and Quarterly Income Preferred Securities (Monthly and Quarterly Guaranteed Preferred Beneficial Interest in PSE&G's Subordinated Debentures). The proceeds were loaned to PSE&G and are evidenced by PSE&G's Deferrable Interest Subordinated Debentures. If and for as long as payments on PSE&G's Deferrable Interest Subordinated Debentures have been deferred, or PSE&G has defaulted on the indentures related thereto or its guarantees thereof, PSE&G may not pay any dividends on its common and preferred stock. The Subordinated Debentures and the indentures constitute a full and unconditional guarantee by PSE&G of the Preferred Securities issued by the partnership and the trusts.

(G) Enterprise Capital Trust I, Enterprise Capital Trust II and Enterprise Capital Trust III were formed and are controlled by PSEG for the purpose of issuing Quarterly Trust Preferred Securities (Quarterly Guaranteed Preferred Beneficial Interest in PSEG's Subordinated Debentures). The proceeds were loaned to PSEG and are evidenced by PSEG's Deferrable Interest Subordinated Debentures. If and for as long as payments on PSEG's Deferrable Interest Subordinated Debentures have been deferred, or PSEG has defaulted on the indentures related thereto or its guarantees thereof, PSEG may not pay any dividends on its common and preferred stock. The Subordinated Debentures and the indentures constitute a full and unconditional guarantee by PSEG of the Preferred Securities issued by the trusts.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

NOTE 8. SCHEDULE OF CONSOLIDATED DEBT

                                                                                                   DECEMBER 31,
LONG-TERM                                                                             ----------------------------------------
INTEREST RATES                                                   MATURITY                  1999                    1998
                                                                 -----------------    ----------------        ----------------
                                                                                               (MILLIONS OF DOLLARS)
PSEG
Extendible Notes (A)
LIBOR plus 0.22% - 0.60%                                         2000............             $275                      $275
LIBOR plus 0.40%                                                 2001............              300                        --
                                                                                      ----------------        ----------------
     Principal Amount Outstanding (C)............................................              575                        --
Amounts Due Within One Year (D)..................................................             (275)                       --
                                                                                      ----------------        ----------------
     Total Long-Term Debt of PSEG (H)............................................             $300                      $275
                                                                                      ================        ================
PSE&G
First and Refunding Mortgage Bonds (B)
8.75%                                                            1999............             $ --                      $100
6.00%-7.625%                                                     2000............              623                       635
7.875%                                                           2001............              100                       100
6.125%                                                           2002............              257                       300
6.875%-8.875%                                                    2003............              300                       300
6.50%                                                            2004............              286                        --
6.25%-9.125%                                                     2005-2007.......              385                       750
6.80%-6.90%                                                      2008-2012.......               --                         3
Variable                                                         2008-2012.......               66                        66
6.75%-7.375%                                                     2013-2017.......              330                       375
6.45%-9.25%                                                      2018-2022.......              139                       139
Variable                                                         2018-2022.......               14                        14
5.20%-7.50%                                                      2023-2027.......              434                       573
5.45%-6.55%                                                      2028-2032.......              499                       499
Variable                                                         2028-2032.......               25                        25
5.00%-8.00%                                                      2033-2037.......              160                       160
Medium-Term Notes
8.10%-8.16%                                                      2008-2012.......               60                        60
7.04%                                                            2018-2022.......                9                         9
7.15%-7.18%                                                      2023-2027.......               39                        41
                                                                                      ----------------        ----------------
    Total First and Refunding Mortgage Bonds.....................................            3,726                     4,149
                                                                                      ----------------        ----------------
Unsecured Bonds
Variable                                                         2027............               19                        19
                                                                                      ----------------        ----------------
    Total Unsecured Bonds........................................................               19                        19
                                                                                      ----------------        ----------------
Principal Amount Outstanding (C).................................................            3,745                     4,168
Amounts Due Within One Year (D)..................................................             (623)                     (100)
Net Unamortized Discount.........................................................              (23)                      (23)
                                                                                      ----------------        ----------------
    Total Long-Term Debt of PSE&G (E)............................................           $3,099                    $4,045
                                                                                      ================        ================

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

                                                                                                   DECEMBER 31,
                                                                                       ------------------------------------------
                                                                      MATURITY               1999                     1998
                                                                  ----------------     -----------------       ------------------
ENERGY HOLDINGS
Senior Notes
10%                                                               2009............              $400                        $--
Net Unamortized Discount..........................................................                (4)                        --
                                                                                       -----------------       ------------------
                                                                                                 396                         --
                                                                                       -----------------       ------------------
PSEG CAPITAL (F)
Medium-Term Notes
8.95%-9.93%                                                       1999............                --                        155
6.54%                                                             2000............                78                         78
6.74%                                                             2001............               135                        135
6.73%                                                             2001............                35                         --
6.80%-7.00%                                                       2002............               130                        130
6.25%                                                             2003............               252                         --
                                                                                       -----------------       ------------------
Principal Amount Outstanding (C)..................................................               630                        498
Amounts Due Within One Year (D)...................................................               (78)                      (155)
Net Unamortized Discount..........................................................                (2)                        (2)
                                                                                       -----------------       ------------------
    Total Long-Term Debt of PSEG Capital..........................................               550                        341
                                                                                       -----------------       ------------------
ENTERPRISE CAPITAL FUNDING CORPORATION
7.58%                                                             1999............                --                         45
                                                                                       -----------------       ------------------
Principal Amount Outstanding (C)..................................................                --                         45
Amounts Due Within One Year (D)...................................................                --                        (45)
                                                                                       -----------------       ------------------
    Total Long-Term Debt of Funding...............................................                --                         --
                                                                                       -----------------       ------------------
GLOBAL (G)
Non-recourse Debt
7.721% - Bank Loan                                               1999.............                --                         87
11.08%-Bank Loan                                                 2000.............                67                         --
13.73%  and 13.23%, respectively- Bank Loan                      2000-2002........                90                        123
9.04% - Bank Loan                                                2001.............                85                         --
9.42% - Bank Loan                                                2001-2003........                28                         --
9.42% - Bank Loan                                                2001-2004........                47                         --
14.00% - Minority Interest Loan                                  2027.............                10                         10
                                                                                       -----------------       ------------------
Principal Amount Outstanding (C)..................................................               327                        220
Amounts Due Within One Year (D)...................................................               (97)                      (118)
                                                                                       -----------------       ------------------
       Total Long-Term Debt of Global.............................................               230                        102
                                                                                       -----------------       ------------------
       Total Long-Term Debt of Energy Holdings....................................            $1,176                       $443
                                                                                       =================       ==================
          Consolidated Long-Term Debt.............................................            $4,575                     $4,763
                                                                                       =================       ==================

(A) In June 1999, PSEG issued $300 million of Extendible Notes, Series C, due June 15, 2001 with interest at LIBOR plus 0.40%, reset quarterly, which will be automatically tendered to the remarketing agent for remarketing on March 15, 2000. At December 31, 1999, the interest rates on Series A, B and C were 6.00%, 6.03% and 5.65%, respectively.

(B) PSE&G's First and Refunding Mortgage (Mortgage), securing the Bonds, constitutes a direct first mortgage lien on substantially all of PSE&G's property and franchises.

      During 1999, PSE&G purchased on the open market $319 million of its Mortgage Bonds. In July 1999, $100 million of PSE&G's 8.34% Bonds, Series Z, matured.

(C)   For information concerning fair value of financial instruments, see Note
      9. Financial Instruments and Risk Management.

(D) The aggregate principal amounts of mandatory requirements for sinking funds and maturities for each of the five years following December 31, 1999 are as follows:

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

                              SINKING
                               FUNDS                               MATURITIES
                              ---------   ---------------------------------------------------------------
                                                                       PSEG
                YEAR            GLOBAL        PSEG         PSE&G      CAPITAL    GLOBAL         TOTAL
          ---------------    ----------   ----------  -------------  --------   ---------    ------------
           2000.........            $30        $275         $623        $78           $67          $1,073
           2001.........             41         300          100        170            85             696
           2002.........             45          --          257        130            --             432
           2003.........             29          --          300        252            --             581
           2004.........             20          --          286         --            --             306
                             ----------   ---------   -------------  --------   -----------  -------------
                                   $165        $575       $1,566       $630          $152          $3,088
                             ==========   =========   =============  ========   ===========  =============

(A) At December 31, 1999 and 1998, PSE&G's annual interest requirement on long-term debt was $254 million and $282 million, of which $246 million and $274 million, respectively, was the requirement for Mortgage Bonds. The embedded interest cost on long-term debt on such dates was 7.34% and 7.35%, respectively. The embedded interest cost on long-term debt due within one year at December 31, 1999 was 7.78%.

(B) PSEG Capital has provided up to $750 million debt financing for Energy Holdings' businesses, except Energy Technologies, on the basis of a net worth maintenance agreement with PSEG. Effective January 31, 1995, PSEG Capital has limited its borrowings to no more than $650 million.

(C) Global's projects are generally financed with non-recourse debt at the project level, with the balance in the form of equity investments by the partners in the project. The non-recourse debt shown in the above table is that of three consolidated subsidiaries which have equity investments in distribution facilities in Argentina, Brazil, Chile and Peru. Global's capital at risk on the projects is limited to its original equity investment. The non-recourse debt appears as long-term debt and long-term investments in PSEG's consolidated balance sheets.

(D) At December 31, 1999 and 1998, PSEG's annual interest requirement on long-term debt was $409 million and $365 million, of which $246 million and $274 million, respectively, was the requirement for Extendible Notes. The embedded interest cost on long-term debt on such dates was 7.59% and 7.32%, respectively.

SHORT-TERM (COMMERCIAL PAPER AND BANK LOANS)

PSEG

      At December 31, 1999, PSEG had a committed $150 million revolving credit facility which expires in December 2002. On September 8, 1999, PSEG entered into an uncommitted line of credit with a bank for an unlimited amount. At December 31, 1999, PSEG had $145 million outstanding under these facilities. The weighted-average, short-term debt rate of PSEG was 6.7%, 5.6% and 6.2% for the years ended December 31, 1999, 1998 and 1997, respectively.

PSE&G

                                                                               1999            1998           1997
                                                                               ----            ----           ----
                                                                                     (MILLIONS OF DOLLARS)
Principal amount outstanding at year end, primarily commercial paper.......   $1,475           $850         $1,106
Weighted average interest rate for short-term debt at year end.............     6.56%          5.91%          6.07%

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      PSE&G has authorization from the BPU to issue and have outstanding not more than $2.0 billion of its short-term obligations at any one time, consisting of commercial paper and other unsecured borrowings from banks and other lenders. This authorization expires January 2, 2001.

      PSE&G has a $1.5 billion commercial paper program (Program) supported by an $850 million revolving credit agreement expiring in June 2000 and a $650 million revolving credit agreement expiring in June 2002 with a group of commercial banks. As of December 31, 1999 and 1998, PSE&G had $1.407 billion and $655 million, respectively, outstanding under the Program, which amounts are included in the table above. As of December 31, 1999, there was no debt outstanding under the revolving credit agreements.

      On September 9, 1999, PSE&G entered into an uncommitted line of credit with a bank for an unlimited amount. PSE&G also had additional uncommitted lines of credit totaling $70 million provided to primarily support short-term borrowings. As of December 31, 1999, PSE&G had $90 million outstanding under these lines of credit which is included in the table above.

      PSE&G had various lines of credit facilities extended by banks to primarily support the issuance of letters of credit. As of December 31, 1999, letters of credit were issued in the amount of $21 million.

      PSE&G Fuel Corporation (Fuelco) has a $125 million commercial paper program to finance a 42.49% share of Peach Bottom nuclear fuel, supported by a $125 million revolving credit facility with a group of banks, which expires on June 28, 2001. PSE&G has guaranteed repayment of Fuelco's respective obligations. As of December 31, 1999, Fuelco had commercial paper of $73 million outstanding under the commercial paper program, which amounts are included in the table above. As of December 31, 1999, there was no debt outstanding under the revolving credit facility.

      Pursuant to the BPU's authorization of long-term debt, PSE&G has entered into standby financing arrangements with banks totaling $124 million. These facilities support long-term tax-exempt multi-mode mortgage bond financings done through the New Jersey Economic Development Authority, The Pollution Control Financing Authority of Salem County (New Jersey), the York County (Pennsylvania) Industrial Development Authority and the Indiana County (Pennsylvania) Industrial Development Authority. As of December 31, 1999, no amounts were outstanding under such arrangements.

ENERGY HOLDINGS

                                                                           1999           1998           1997
                                                                           ----           ----           ----
                                                                                 (MILLIONS OF DOLLARS)
Principal amount outstanding at year end..............................     $351           $206           $306
Weighted average interest rate for short-term debt at year end........     7.60%          6.46%          6.92%

      In 1999, Energy Holdings closed on two separate senior revolving credit facilities. These facilities, a $495 million, five year revolving credit and letter of credit facility and a $165 million, 364 day revolving credit facility, replaced credit facilities at Funding totaling $450 million which expired in 1999. As of December 31, 1999, there was $351 million outstanding under these facilities, which is included in the table above.

NOTE 9. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

      PSEG's operations give rise to exposure to market risks from changes in commodity prices, interest rates, foreign currency exchange rates and securities prices. PSEG's policy is to use derivative financial instruments for the purpose of managing market risk consistent with its business plans and prudent business practices.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

FAIR VALUE OF FINANCIAL INSTRUMENTS

      The estimated fair value was determined using the market quotations or values of instruments with similar terms, credit ratings, remaining maturities and redemptions at December 31, 1999 and December 31, 1998, respectively. Note that certain future events in connection with securitization and the anticipated sale by PSE&G of generation-related assets to Power will trigger certain redemption features of certain PSE&G mortgage bonds.

                                                                DECEMBER 31, 1999      DECEMBER 31, 1998
                                                                ------------------    -------------------
                                                                CARRYING    FAIR      CARRYING     FAIR
                                                                 AMOUNT     VALUE      AMOUNT      VALUE
                                                                --------   -------    --------    -------
                                                                         (MILLIONS OF DOLLARS)
Long-Term Debt (A):
       PSEG ................................................       $575       $574       $275       $275
       Energy Holdings .....................................      1,351      1,346        761        769
       PSE&G ...............................................      3,722      3,658      4,145      4,389
Preferred Securities Subject to Mandatory Redemption:
       PSE&G Cumulative Preferred Securities ...............         75         67         75         77
       Monthly Guaranteed Preferred Beneficial Interest in
          PSE&G's Subordinated Debentures ..................        210        200        210        213
       Quarterly Guaranteed Preferred Beneficial Interest in
          PSE&G's Subordinated Debentures ..................        303        277        303        315
       Quarterly Guaranteed Preferred Beneficial Interest in
          PSEG's Subordinated Debentures ...................        525        420        525        518

(A) Includes current maturities. Includes interest rate swaps with notional amounts of of $34 million and $150 million for Energy Holdings and PSEG, respectively, for the year ended December 31, 1999 and interest rate swaps with notional amounts of $44 million and $150 million for Energy Holdings and PSEG, respectively, for the period ended December 31, 1998.

      Global has $67 million of project debt that is non-recourse to PSEG, Global and Energy Holdings associated with investments in Argentina that were refinanced in June 1999 for a term of one year. An interest rate swap was entered into which effectively converts 50% of the floating rate obligation into a fixed rate obligation. The interest rate differential to be received or paid under the agreement is recorded over the life of the agreement as an adjustment to interest expense. The pricing on the loan is indexed to the London Interbank Offered Rate (LIBOR).

COMMODITY-RELATED INSTRUMENTS -- PSE&G (INCLUDING POWER)

      At December 31, 1999 and December 31, 1998, PSE&G held or issued commodity and financial instruments that reduce exposure to price fluctuations from factors such as weather, environmental policies, changes in demand, changes in supply, state and Federal regulatory policies and other events. These instruments, in conjunction with owned electric generating capacity and physical gas supply contracts, are designed to cover estimated electric and gas customer commitments. PSE&G uses futures, forwards, swaps and options to manage and hedge price risk related to these market exposures.

      At December 31, 1999, PSE&G had outstanding commodity financial instruments with a notional contract quantity of 36.1 million megawatt-hours
(mWh) of electricity and 25.5 million MMBTU (million British thermal units) of natural gas. At December 31, 1998, PSE&G had outstanding commodity financial instruments with a notional contract quantity of 1.6 million mWh of electricity and 65.2 million MMBTU of natural gas. Notional amounts are indicative only of the volume of activity and are not a measure of market risk.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      As discussed in Note 1. Organization, Basis of Presentation and Summary of Significant Accounting Policies, PSE&G implemented EITF 98-10 effective January 1, 1999. As a result, PSE&G's energy trading contracts have been marked to market and gains and losses from such contracts were included in earnings. PSE&G recorded $42 million and $23 million of gains in the years ended December 31, 1999 and 1998, respectively.

COMMODITY-RELATED INSTRUMENTS -- ENERGY HOLDINGS

      Energy Technologies' policy is to enter into natural gas and electricity futures contracts and forward purchases to lock in prices related to future fixed sales commitments. Whenever possible, Energy Technologies attempts to be 100% hedged on its electric and gas sales positions. During the years ended December 31, 1999 and 1998, Energy Technologies entered into futures contracts to buy natural gas and electricity related to fixed-price sales commitments. Energy Technologies had 64% and 90% of its fixed price natural gas sales commitments hedged and 85% and 63% of its fixed price electric commodity sales commitments hedged at December 31, 1999 and 1998, respectively. As of December 31, 1999 and 1998, Energy Technologies had net unrealized losses of approximately $0.1 million and $5.0 million, respectively, related to its electric and gas hedges.

CREDIT RISK

      Credit risk relates to the risk of loss that PSEG would incur as a result of nonperformance by counterparties, pursuant to the terms of their contractual obligations. PSEG has established credit policies that it believes significantly minimizes PSEG's exposure to credit risk. These policies include an evaluation of potential counterparties' financial condition (including credit rating), collateral requirements under certain circumstances and the use of standardized agreements, which may allow for the netting of positive and negative exposures associated with a single counterparty.

EQUITY SECURITIES -- ENERGY HOLDINGS

      Resources directly and indirectly has investments in equity securities. Resources carries its investments in equity securities at their approximate fair value. Consequently, the carrying value of these investments is affected by changes in the fair value of the underlying securities. Fair value is determined by adjusting the market value of the securities for liquidity and market volatility factors, where appropriate. The aggregate fair values of such investments which had available market prices at December 31, 1999 and 1998 were $131 million and $204 million, respectively. The decrease in fair value was primarily due to the sale of certain investments during 1999. The potential change in fair value resulting from a hypothetical 10% change in quoted market prices of these investments amounted to $11 million at December 31, 1999 and $17 million at December 31, 1998.

FOREIGN CURRENCIES -- ENERGY HOLDINGS

      In accordance with their growth strategies, Global and Resources have made international investments of approximately $1.4 billion and $1.0 billion, respectively.

      Resources' international investments are primarily leveraged leases of assets located in Australia, the Netherlands and the United Kingdom with associated revenues denominated in U.S. dollars and, therefore, not subject to foreign currency risk.

      Global's international investments are primarily in projects that generate or distribute electricity in Argentina, Brazil, Chile, China, India, Peru and Venezuela. Investing in foreign countries involves certain risks. Economic conditions that result in higher comparative rates of inflation in foreign countries likely result in declining values in such countries' currencies. As currencies fluctuate against the U.S. dollar, there is a corresponding change in Global's investment value in terms of the U.S. dollar. Such change is reflected as an increase or decrease in other comprehensive income, a separate component of stockholders' equity. Cumulatively, net foreign currency

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

devaluations have reduced the reported amount of PSEG's total stockholders' equity by $200 million, $170 million of which was caused by the devaluation of the Brazilian Real, for the year ended December 31, 1999.

      In January 1999, Brazil abandoned its managed devaluation strategy and allowed its currency, the Real, to float against other currencies. As of December 31, 1999, the Real had devalued approximately 33% against the U.S. dollar since December 31, 1998, affecting the carrying value of Global's investment in a Brazilian distribution company. For additional information, see
Note 16. Financial Information by Business Segments.

      Higher comparative rates of inflation in foreign economies also means that borrowing costs in local currency will be higher than in the United States. When warranted, Global has financed certain foreign investments with U.S. dollar denominated debt. While less costly to service in terms of U.S. dollars, such debt is exposed to currency risk because a devaluation would cause repayment to be more expensive in local currency terms since more units of local currency would be required to repay the debt. Dollar denominated debt was incurred by Global in Argentina, Chile and Peru to finance the acquisition of interests in rate regulated distribution entities. These entities may be able to recover higher costs incurred as a result of a devaluation specifically through the terms of the concession agreement or as a pass through of higher inflation costs in rates over time, although no assurances can be given that this will occur. In evaluating its investment decisions, Global considers the social, economic, political and currency risks associated with each potential project; and, if warranted, assumes a certain level of currency devaluation when making its investment decisions. In Argentina, the currency is pegged 1:1 with the U.S. dollar and a legislative act is required to de-couple the currency from the dollar.

      Global had consolidated project debt totaling $90 million as of December 31, 1999 associated with Global's investment in a Brazilian distribution company that is non-recourse to Global, Energy Holdings and PSEG. The debt is denominated in the Brazilian Real and is indexed to a basket of currencies, approximately 50% of which is the U.S. dollar. Global is subject to foreign currency exchange rate risk as a result of exchange rate movements between the indexed foreign currencies and Real and between the Real and the U.S. dollar. Exchange rate changes ultimately impact the debt level outstanding in the reporting currency and result in foreign currency gains or losses. Gains or losses resulting from such exchange rate movements are included in other income for the period and amounted to gains of $2 million and a loss of $3 million for the years ended December 31, 1999 and 1998, respectively.

      Although Global generally seeks to structure power purchase contracts and other project revenue agreements to provide for payments to be made in, or indexed to, U.S. dollars or a currency freely convertible into U.S. dollars, its ability to do so in all cases may be limited. As Energy Holdings continues to invest internationally, the financial statements of PSEG will be increasingly affected by changes in the global economy. PSEG cannot predict foreign currency exchange rate movements and, therefore, cannot predict the impact of such movements on PSEG's financial condition, results of operations or net cash flows.

INTEREST RATES

      PSEG, PSE&G and Energy Holdings are subject to the risk of fluctuating interest rates in the normal course of business. Their policy is to manage interest rate risk through the use of fixed rate debt, floating rate debt and interest rate swaps. As of December 31, 1999, a hypothetical 10% change in market interest rates would result in a $5 million, $14 million and $3 million change in annual interest costs related to short-term and floating rate debt at PSEG, PSE&G and Energy Holdings, respectively.

      PSEG entered into an interest rate swap on June 26, 1998 to hedge Enterprise Capital Trust II's $150 million of Floating Rate Capital Securities, Series B, due 2028, which were issued in June 1998. The Floating Rate Capital Securities were issued at an annual rate equal to three-month LIBOR plus 1.22%, reset quarterly. Enterprise Capital Trust II is a special purpose statutory business trust controlled by PSEG. The basis for both the interest rate swap and the Floating Rate Capital Securities is the quarterly LIBOR. This interest rate swap hedges the underlying debt for 10 years at an effective rate of 7.2%.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

NUCLEAR DECOMMISSIONING TRUST FUNDS

      Contributions made into the Nuclear Decommissioning Trust Funds are invested in debt and equity securities. These marketable debt and equity securities are recorded at $631 million which approximates their fair market value. Those securities have exposure to market price risk. The potential change in fair value resulting from a hypothetical 10% change in quoted market prices of these securities amounts to $63 million. PSE&G anticipates transferring the ownership of the Nuclear Decommissioning Trust Funds to Power with the transfer of the generation-related assets to Power.

NOTE 10. CASH AND CASH EQUIVALENTS

      The December 31, 1999 and 1998 balances consist primarily of working funds and highly liquid marketable securities (commercial paper and money market funds) with a maturity of three months or less.

NOTE 11. COMMITMENTS AND CONTINGENT LIABILITIES

NUCLEAR INSURANCE COVERAGES AND ASSESSMENTS

      PSE&G's insurance coverages and maximum retrospective assessments for its nuclear operations are as follows:

                                                                                          PSE&G MAXIMUM
TYPE AND SOURCE OF COVERAGES                                   TOTAL SITE COVERAGES        ASSESSMENTS
----------------------------                                   --------------------        -----------
                                                                            (MILLIONS OF DOLLARS)
Public and Nuclear Worker Liability (Primary Layer):
      American Nuclear Insurers...........................         $  200.0  (A)                $9.1
Nuclear Liability (Excess Layer):
      Price-Anderson Act..................................          9,338.1  (B)               233.6
                                                                   --------                   ------
            Nuclear Liability Total.......................         $9,538.1  (C)              $242.7
                                                                   ========                   ======

Property Damage (Primary Layer):
      Nuclear Electric Insurance Limited (NEIL) Primary
            (Salem/Hope Creek/Peach Bottom)...............           $500.0                    $10.3
Property Damage (Excess Layer):
      NEIL II (Salem/Hope Creek/Peach Bottom).............          2,250.0                     10.7
                                                                   --------                    -----
      Property Damage Total (Per Site)....................         $2,750.0                    $21.0
                                                                   ========                    =====

Replacement Power:
      NEIL I (Salem and Peach Bottom).....................         $  202.8  (D)               $5.8
      NEIL I (Hope Creek).................................            449.5                     3.1
                                                                   --------                    ----
            Replacement Power Total ......................         $  652.3                    $8.9
                                                                   ========                    ====

(A) The primary limit for Public Liability is a per site aggregate limit with no potential for assessment. The Nuclear Worker Liability represents the potential liability from workers claiming exposure to the hazard of nuclear radiation. This coverage is subject to an industry aggregate limit, includes annual automatic reinstatement if the Industry Credit Rating Plan (ICRP) Reserve Fund exceeds $400 million, and has an assessment potential under former canceled policies.

(B) Retrospective premium program under the Price-Anderson liability provisions of the Atomic Energy Act of 1954, as amended. PSE&G is subject to retrospective assessment with respect to loss from an incident at any licensed nuclear reactor in the United States. This retrospective assessment can be adjusted for inflation every

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      five years. The last adjustment was effective as of August 20, 1998. This retrospective program is in excess over the Public and Nuclear Worker Liability primary layers.

(C)   Limit of liability under the Price-Anderson Act for each nuclear incident.

(D) Salem and Peach Bottom have an aggregate indemnity limit based on a weekly indemnity of $1.5 million for 52 weeks followed by 80% of the weekly indemnity for 104 weeks. Hope Creek has an aggregate indemnity limit based on a weekly indemnity of $3.3 million for 52 weeks followed by 80% of the weekly indemnity for 104 weeks.

      The Price-Anderson Act sets the "limit of liability" for claims that could arise from an incident involving any licensed nuclear facility in the nation. The "limit of liability" is based on the number of licensed nuclear reactors and is adjusted at least every five years based on the Consumer Price Index. The current "limit of liability" is $9.5 billion. All utilities owning a nuclear reactor, including PSE&G, have provided for this exposure through a combination of private insurance and mandatory participation in a financial protection pool as established by the Price-Anderson Act. Under the Price-Anderson Act, each party with an ownership interest in a nuclear reactor can be assessed its share of $88.1 million per reactor per incident, payable at $10 million per reactor per incident per year. If the damages exceed the "limit of liability," the President is to submit to Congress a plan for providing additional compensation to the injured parties. Congress could impose further revenue raising measures on the nuclear industry to pay claims. PSE&G's maximum aggregate assessment per incident is $233.6 million (based on PSE&G's ownership interests in Hope Creek, Peach Bottom and Salem) and its maximum aggregate annual assessment per incident is $26.5 million. This does not include the $9.1 million that could be assessed under the nuclear worker policies.

      Further, a decision by the U.S. Supreme Court, not involving PSE&G, has held that the Price-Anderson Act did not preclude awards based on state law claims for punitive damages.

      PSE&G is a member of an industry mutual insurance company, Nuclear Electric Insurance Limited (NEIL). NEIL provides the primary property and decontamination liability insurance at Salem/Hope Creek and Peach Bottom. NEIL also provides excess property insurance through its decontamination liability, decommissioning liability, and excess property policy and replacement power coverage through its business interruption and/or extra expense policy. NEIL policies may make retrospective premium assessments in case of adverse loss experience. PSE&G's maximum potential liabilities under these assessments are included in the table and notes above. Certain provisions in the NEIL policies provide that the insurer may suspend coverage with respect to all nuclear units on a site without notice if the NRC suspends or revokes the operating license for any unit on a site, issues a shutdown order with respect to such unit or issues a confirmatory order keeping such unit down.

PENDING ASSET PURCHASES

      PSEG has entered into contracts to purchase combustion turbines to expand capacity at certain generating sites. PSEG's commitment under these contracts is approximately $392 million to be expended through December 2001. Through December 31, 1999, payments of approximately $91 million were made under these contracts.

      On October 6, 1999, Power announced an agreement with Niagara Mohawk Power Corporation (Niagara Mohawk) to purchase its 400 MW oil and gas-fired electric generating station in Albany, New York (Albany Steam Station) for $47.5 million. Payment of Power's obligation under such agreement has been guaranteed by PSEG. Niagara Mohawk could also receive up to an additional $11.5 million if Power chooses to pursue redevelopment of the Albany Steam Station. Under a transition power supply contract in place through September 2003, Niagara Mohawk will purchase electricity from Power at prices consistent with those established in Niagara Mohawk's regulatory agreement with the New York Public Service Commission (NYPSC). The purchase is subject to approval by the NYPSC and Federal agencies including FERC. Power expects to complete the transaction in 2000.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      On September 30, 1999, Power announced that it has signed an agreement to acquire all of Conectiv's interests in Salem and Hope Creek and half of Conectiv's interest in Peach Bottom for an aggregate purchase price of $15.4 million plus the net book value of nuclear fuel at closing. Payment of Power's obligation under such agreement has been guaranteed by PSEG. Conectiv is the parent of Atlantic City Electric Company (ACE) and Delmarva Power & Light Company (DP&L). Power will purchase Conectiv's 14.82% interest (328 MW) in Salem, Conectiv's 5% interest (52 MW) in Hope Creek and half of Conectiv's 15.02% interest (164 MW) in Peach Bottom. Once completed, PSEG would own a 57.41% interest (1,270 MW) in Salem, a 100% interest (1,031 MW) in Hope Creek and a 50% interest (1,094 MW) in Peach Bottom. The purchases are subject to approval by the BPU, the Delaware Public Service Commission, the Maryland Public Service Commission, the Pennsylvania Public Utility Commission (PPUC) and Federal agencies including the NRC and FERC. Power expects to complete the purchases in 2000.

NUCLEAR OPERATING PERFORMANCE STANDARD (OPS)

     As part of the May 1997 settlement of litigation, PECO Energy, DP&L and PSE&G, three of the co-owners of Salem and Peach Bottom, agreed to an OPS through December 31, 2011 for Salem and through December 31, 2007 for Peach Bottom. Under the OPS, the station operator is required to make payments to the non-operating owners (excluding ACE) commencing in January 2001 if the three-year historical average net maximum dependable capacity factor for that station, calculated as of December 31 of each year commencing with December 31, 2000, falls below 40%. The average capacity factors for the 1998-1999 period were 75%, 81%, 87% and 89% for Salem 1, Salem 2, Peach Bottom 2 and Peach Bottom 3, respectively. Any such payment is limited to a maximum of $25 million per year. The parties have further agreed to forego litigation in the future, except for limited cases in which the operator would be responsible for damages of no more than $5 million per year.

     As noted above, Power has announced that it has signed an agreement to acquire all of Conectiv's interests in Salem and Hope Creek and half of Conectiv's interest in Peach Bottom. Once the purchases are completed, DP&L will no longer have an interest in the OPS agreement.

HAZARDOUS WASTE

     The New Jersey Department of Environmental Protection (NJDEP) regulations concerning site investigation and remediation require an ecological evaluation of potential injuries to natural resources in connection with a remedial investigation of contaminated sites. The NJDEP is presently working with industry to develop procedures for implementing these regulations. These regulations may substantially increase the costs of remedial investigations and remediations, where necessary, particularly at sites situated on surface water bodies. PSE&G and predecessor companies owned and/or operated certain facilities situated on surface water bodies, certain of which are currently the subject of remedial activities. The financial impact of these regulations on these projects is not currently estimable. PSE&G does not anticipate that the compliance with these regulations will have a material adverse effect on its financial position, results of operations or net cash flows.

PSE&G MANUFACTURED GAS PLANT REMEDIATION PROGRAM

      Since 1988, NJDEP and PSE&G have identified 38 former manufactured gas plant sites. PSE&G is currently working with NJDEP under a program to assess, investigate and, if necessary, remediate environmental conditions at these sites. The Remediation Program is periodically reviewed and revised by PSE&G based on regulatory requirements, experience with the Remediation Program and available remediation technologies. The long-term costs of the Remediation Program cannot be reasonably estimated, but experience to date indicates that costs of approximately $20 million per year could be incurred over a period of about 30 years and that the overall cost could be material. The Energy Competition Act provides for the continuation of RAC programs. The Final Order provides for the recovery of costs for this remediation effort through the SBC.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      Net of recoveries, costs incurred through December 31, 1999 for the Remediation Program amounted to $94 million. In addition, at December 31, 1999, PSE&G's estimated liability for remediation costs through 2002 aggregated $62 million. Expenditures beyond 2002 cannot be reasonably estimated.

PASSAIC RIVER SITE

      The EPA has determined that a six mile stretch of the Passaic River in Newark, New Jersey is a "facility" within the meaning of that term under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) and that, to date, at least thirteen corporations, including PSE&G, may be potentially liable for performing required remedial actions to address potential environmental pollution at the Passaic River "facility". In a separate matter, PSE&G and certain of its predecessors operated industrial facilities at properties within the Passaic River "facility", including the former Harrison Gas Plant and Essex Generating Station. PSE&G cannot predict what action, if any, the EPA or any third party may take against PSE&G with respect to these matters, or in such event, what costs PSE&G may incur to address any such claims. However, such costs may be material.

NOTE 12. PSE&G NUCLEAR DECOMMISSIONING

      PSE&G has an ownership interest in five nuclear units. In accordance with rate orders received from the BPU, PSE&G has established an external master nuclear decommissioning trust for all its nuclear units. This trust contains two separate funds: a qualified fund and a non-qualified fund. Section 468A of the Internal Revenue Code limits the amount of money that can be contributed into a "qualified" fund. Contributions made into a qualified fund are tax deductible. PSE&G estimated the total cost of decommissioning its share of these five nuclear units at $986 million in year end 1995 dollars (the year that the most recent site specific estimates were prepared), excluding contingencies. On December 23, 1996, PSE&G filed its 1995 nuclear plant decommissioning cost update with the BPU. On December 17, 1997, the BPU accepted PSE&G's decommissioning cost updates and found that the current funding requirements as presented in PSE&G's 1996 Nuclear Decommissioning Trust Fund Report, dated May 15, 1997, appear adequate.

      The most recent base rate decision provided that $29.6 million of such costs are to be collected through PSE&G's base rates and the LEAC. Per the Final Order, such costs will now be collected through the SBC, since the LEAC was discontinued on July 31, 1999. As of December 31, 1999 and 1998, PSE&G had contributed $338 million and $303 million, respectively, into independent, external, qualified and non-qualified nuclear decommissioning trust funds. The fair market value of these funds as of December 31, 1999 and 1998 was $631 million and $542 million, respectively.

NOTE 13. INCOME TAXES

      The NJGRT was eliminated effective January 1, 1998 and replaced with a combination of the New Jersey Corporate Business Tax which is a State income tax, the State sales and use tax and a Transitional Energy Facility Assessment
(TEFA), with no material impact on the financial condition, results of operations and net cash flows of PSEG and PSE&G. The TEFA, which is collected from customers, will be phased-out over five years. The corresponding phase out and reduction in rates will cause no material impact on PSEG and PSE&G. While under NJGRT, PSE&G was subject to an effective state tax on unit sales equal to approximately 13% of receipts. As a result of such tax reform, after the phase out of the TEFA, the effective state tax rate applicable to PSE&G will have been substantially reduced, putting PSE&G on a more level playing field with competitors. Interim rates were implemented with regard to the new tax structure effective with service rendered on and after January 1, 1998. The BPU completed its administrative review of the filings of all New Jersey utilities and approved permanent rates for 1998 on July 13, 1998 in a final order. Effective January 1, 1999, revised rates became effective which reflect one

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

year's phase out of the TEFA. Effective January 1, 2000, revised rates became effective which reflect two year's phase out of the TEFA.

      On September 18, 1998 and October 15, 1998, PSE&G filed with the BPU additional information necessary to 1) reconcile its NJGRT collections to its liability through April 1998, 2) reflect the impact of cash working capital and net negative deferred State income taxes on a separate electric and gas basis and 3) provide actual and estimated tax collected and tax liability through December 31, 1998. On December 16, 1998, the BPU issued an "Order Implementing 1999 `TEFA' Reductions and Other Rate Adjustments." This order mandates PSE&G to recognize the cash working capital impact on a separate electric and gas basis and defer such impact as deferred balance sheet credits with interest. In accordance with the order, PSE&G deferred $1.3 million at December 31, 1999 and 1998. On December 23, 1999, the BPU issued an order implementing TEFA reductions and other rate adjustments. This order mandates PSE&G to implement a permanent base rate reduction of $1.3 million to reflect the gas cash working capital impact of energy tax reform act and a one time credit of $2.7 million in 2000 to reflect the gas cash working capital reduction defined in 1999 and 1998, with interest.

      A reconciliation of reported Net Income with pretax income and of income tax expense with the amount computed by multiplying pretax income by the statutory Federal income tax rate of 35% is as follows:

                                                               1999       1998       1997
                                                             -------    -------    -------
                                                                 (MILLIONS OF DOLLARS)
Net Income (Loss) ........................................      $(81)      $644       $560
     Extraordinary Item (Net of Tax of $345) .............       804         --         --
                                                             -------    -------    -------
Net Income before Extraordinary Item .....................       723        644        560
Preferred securities (net) ...............................         9          9         15
                                                             -------    -------    -------
              Subtotal ...................................       732        653        575
                                                             -------    -------    -------
Income taxes:
    Operating income:
       Federal - Current .................................       398        336        160
                   Deferred (A) ..........................        63          4        139
                   ITC ...................................       (12)       (21)       (20)
                                                             -------    -------    -------
                        Total Federal ....................       449        319        279
                                                             -------    -------    -------
       State - Current ...................................       132        121          4
                Deferred (A) .............................       (13)        (9)         3
                                                             -------    -------    -------
                        Total State ......................       119        112          7
                                                             -------    -------    -------
       Foreign - Current .................................        --         --         --
                   Deferred (A) ..........................        (5)        (3)        (2)
                                                             -------    -------    -------
                        Total Foreign ....................        (5)        (3)        (2)
                                                             -------    -------    -------

                                                             -------    -------    -------
              Total included in operating income .........       563        428        284
                                                             -------    -------    -------
Pretax income ............................................    $1,295     $1,081       $859
                                                             =======    =======    =======

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      Reconciliation between total income tax provisions and tax computed at the statutory tax rate on pretax income:

                                                                                1999      1998      1997
                                                                               -----     -----     -----
                                                                                 (MILLIONS OF DOLLARS)
Tax computed at the statutory rate .........................................    $453      $378      $301
Increase (decrease) attributable to flow through of certain tax adjustments:
       Depreciation ........................................................      35        23        27
       Amortization of investment tax credits ..............................     (12)      (21)      (20)
       New Jersey Corporate Business Tax ...................................      84        63         2
       Other ...............................................................       3       (15)      (26)
                                                                               -----     -----     -----
              Subtotal .....................................................     110        50       (17)
                                                                               -----     -----     -----
              Total income tax provisions ..................................    $563      $428      $284
                                                                               =====     =====     =====
Effective income tax rate ..................................................    43.5%     39.6%     33.1%

(A) The provision for deferred income taxes represents the tax effects of the following items:

                                                                                1999      1998      1997
                                                                               -----     -----     -----
                                                                                 (MILLIONS OF DOLLARS)
Deferred Credits:
       Additional tax depreciation and amortization ........................    $(17)     $(33)      $34
       Leasing Activities ..................................................      94        39       114
       Conservation Costs ..................................................      29        36        27
       Deferred Fuel Costs--net ............................................     (19)      (60)      (32)
       Pension Cost ........................................................     (34)       26         8
       New Jersey Corporate Business Tax ...................................     (13)       (5)       --
       Severance Pay .......................................................       8        --         3
       Other ...............................................................      (3)      (11)      (14)
                                                                               -----     -----     -----
              Total ........................................................     $45       $(8)     $140
                                                                               =====     =====     =====

      PSEG provides deferred taxes at the enacted statutory tax rate for all temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities irrespective of the treatment for rate-making purposes. Management believes that it is probable that the accumulated tax benefits that previously have been treated as a flow-through item to PSE&G customers will be recovered from utility customers in the future. Accordingly, an offsetting regulatory asset was established. As of December 31, 1999, PSE&G had a deferred tax liability and an offsetting regulatory asset of $286 million representing the future revenue expected to be recovered through rates based upon established regulatory practices which permit recovery of current taxes payable. This amount was determined using the enacted Federal income tax rate of 35% and State income tax rate of 9%. During 1999, PSE&G's accumulated deferred income tax liability was reduced, reflecting the impact of the impairment writedown of the book basis of PSE&G's generating facilities. This was offset by the establishment of a deferred tax liability representing the future taxes payable applicable to the recovery of the stranded costs.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      The following is an analysis of deferred income taxes:

                                                             DECEMBER 31,
                                                          -----------------
                                                           1999       1998
                                                          ------     ------
                                                         (MILLIONS OF DOLLARS)
DEFERRED INCOME TAXES
Assets:
    Current (net) ....................................       $33        $30
                                                          ------     ------
    Non-current:
       Unrecovered Investment Tax Credits ............        23        110
       Nuclear Decommissioning .......................        26         26
       Construction Period Interest and Taxes ........        13         13
       Deferred Electric Energy and Gas Costs ........        18         --
       New Jersey Corporate Business Tax .............       493         15
       Vacation Pay ..................................         6          6
       Development Fees ..............................        16         16
       Foreign Currency Translation ..................        22          5
       Other .........................................        14         30
                                                          ------     ------
              Total Non-current ......................       631        221
                                                          ------     ------
              Total Assets ...........................       664        251
                                                          ------     ------
Liabilities:
    Non-current:
       Plant Related Items ...........................       655      2,212
       Securitization-EMP ............................     1,657         --
       Leasing Activities ............................       797        702
       Partnership Activities ........................       118        154
       Conservation Costs ............................        95         75
       Hope Creek O&M Costs ..........................        --         19
       Unamortized Debt Expense ......................        39         45
       Taxes Recoverable Through Future Rates (net) ..        87        242
       Other .........................................        36        181
                                                          ------     ------
              Total Non-current ......................     3,484      3,630
                                                          ------     ------
              Total Liabilities ......................     3,484      3,630
                                                          ------     ------
Summary -- Accumulated Deferred Income Taxes
    Net Current Assets ...............................        33         30
    Net Non-current Liability ........................     2,853      3,409
                                                          ------     ------
          Total ......................................    $2,820     $3,379
                                                          ======     ======

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

NOTE 14. PENSION, OTHER POSTRETIREMENT BENEFIT AND SAVINGS PLANS

PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS

---------------------------------------------------------------------------------------------------------
                                                                                     OTHER POSTRETIREMENT
                                                                  PENSION BENEFITS        BENEFITS (A)
                                                                  ----------------   --------------------
(MILLIONS OF DOLLARS)                                              1999       1998       1999      1998
---------------------------------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION
     Benefit Obligation at Beginning of Year                     $ 2,488    $ 2,123    $   782    $   724
     Service Cost                                                     68         60         13         15
     Interest Cost                                                   163        158         51         56
     Actuarial (Gain)/Loss                                          (195)       287       (120)        16
     Benefits Paid                                                  (140)      (140)       (35)       (29)
                                                                 -------    -------    -------    -------
     Benefit Obligation at End of Year                             2,384      2,488        691        782
                                                                 -------    -------    -------    -------

CHANGE IN PLAN ASSETS
     Fair Value of Assets at Beginning of Year                     2,223      1,959         13         --
     Actual Return on Plan Assets (Net of Expenses)                  368        249          4          1
     Employer Contributions                                           75        155         47         41
     Benefits Paid                                                  (140)      (140)       (35)       (29)
                                                                 -------    -------    -------    -------
     Fair Value of Assets at End of Year                           2,526      2,223         29         13
                                                                 -------    -------    -------    -------

RECONCILIATION OF FUNDED STATUS
     Funded Status                                                   142       (265)      (662)      (769)
     Unrecognized Net
          Transition Obligation                                       29         37        368        398
          Prior Service Cost                                         120        134         27         30
          (Gain)/Loss                                               (155)       212       (128)        (9)
                                                                 -------    -------    -------    -------
     Net Amount Recognized                                       $   136    $   118    $  (395)      (350)
                                                                 =======    =======    =======    =======

AMOUNTS RECOGNIZED IN STATEMENT OF FINANCIAL POSITION
         Prepaid Benefit Cost                                        152        129         --         --
          Accrued Benefit Cost                                       (44)       (42)      (395)      (350)
          Intangible Asset                                            23         26        N/A        N/A
          Accumulated Other Comprehensive Income                       5          5        N/A        N/A
                                                                 -------    -------    -------    -------
     Net Amount Recognized                                       $   136    $   118    $  (395)   $  (350)
                                                                 =======    =======    =======    =======

SEPARATE DISCLOSURE FOR PENSION PLANS WITH ACCUMULATED BENEFIT
OBLIGATION IN EXCESS OF PLAN ASSETS:
     Projected Benefit Obligation at End of Year                 $    52    $    49
     Accumulated Benefit Obligation at End of Year               $    44    $    42
     Fair Value of Assets at End of Year                         $    --    $    --

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

----------------------------------------------------------------------------------------------------------------
                                                                                                      OTHER
                                                                                                  POSTRETIREMENT
                                                                             PENSION BENEFITS      BENEFITS (A)
                                                                             ----------------    ---------------
                                                                              1999      1998      1999      1998
                                                                             -----     -----     -----     -----
COMPONENTS OF NET PERIODIC BENEFIT COST
    Service Cost                                                             $  68     $  60     $  13     $  15
    Interest Cost                                                              163       158        52        56
    Expected Return on Plan Assets                                            (197)     (176)       (2)       --
    Amortization of Net
         Transition Obligation                                                   8         8        30        30
         Prior Service Cost                                                     14        14         2         2
         (Gain)/Loss                                                             1        --        (3)       (1)
                                                                             -----     -----     -----     -----
    Net Periodic Benefit Cost                                                $  57     $  64     $  92     $ 102
                                                                             =====     =====     =====     =====

COMPONENTS OF TOTAL BENEFIT EXPENSE
    Net Periodic Benefit Cost                                                $  57     $  64     $  92     $ 102
    Effect of Regulatory Asset                                                  --        --        19        19
    Total Benefit Expense Including Effect of Regulatory
                                                                             -----     -----     -----     -----
       Asset                                                                 $  57     $  64     $ 111     $ 121
                                                                             =====     =====     =====     =====

COMPONENTS OF OTHER COMPREHENSIVE INCOME
    Decrease in Intangible Asset                                             $   3     $  (1)
    Increase in Additional Minimum Liability                                    (4)       (4)
                                                                             -----     -----
    Other Comprehensive Income                                               $  (1)    $  (5)      N/A       N/A
                                                                             -----     -----

WEIGHTED-AVERAGE ASSUMPTIONS AS OF DECEMBER 31
    Discount Rate                                                             7.50%     6.75%     7.50%     6.75%
    Expected Return on Plan Assets                                            9.00%     9.00%     9.00%     9.00%
    Rate of Compensation Increase                                             4.69%     4.69%     4.69%     4.69%
    Rate of Increase in Health Benefit Costs
            Administrative Expense                                                                5.00%     5.00%
         Pre-65 Medical Costs
              Immediate Rate                                                                     11.00%    11.50%
              Ultimate Rate                                                                       5.00%     5.00%
              Year Ultimate Rate Reached                                                          2011      2011
         Post-65 Medical Costs
              Immediate Rate                                                                      7.00%     7.50%
              Ultimate Rate                                                                       5.00%     5.00%
              Year Ultimate Rate Reached                                                          2003      2003
         Dental Costs
              Immediate Rate                                                                      5.00%     5.50%
              Ultimate Rate                                                                       5.00%     5.00%
              Year Ultimate Rate Reached                                                          1999      1999

EFFECT OF A CHANGE IN THE ASSUMED RATE OF INCREASE IN HEALTH BENEFIT COSTS
    Effect of a 1% Increase On
         Total of Service Cost and Interest Cost                                                 $   5     $   5
         Postretirement Benefit Obligation                                                       $  46     $  60
    Effect of a 1% Decrease On
         Total of Service Cost and Interest Cost                                                 $  (4)    $  (4)
         Postretirement Benefit Obligation                                                       $ (39)    $ (51)

(A) From January 1, 1993 through December 31, 1997, PSE&G accounted for the differences between its SFAS 106 accrual cost and the cash cost currently recovered through rates as a regulatory asset in accordance with SFAS 71 and EITF 92-12. In 1993, the FASB's EITF concluded that deferral of such costs is acceptable, provided regulators allow SFAS 106 costs in rates within approximately five years of the adoption of SFAS 106, which was December 31, 1997, for financial reporting purposes, with any cost deferrals recovered in

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      approximately twenty years. On December 17, 1997, the BPU ruled that PSE&G's current rates are sufficient to recover both the ongoing OPEB costs and the amortization of the deferred regulatory asset created by the accounting change from the cash basis of accounting to the accrual basis of accounting in accordance with SFAS 106 and EITF 92-12. As a result of the BPU's decision, PSE&G began amortizing the regulatory asset over 15 years beginning January 1, 1998. Also effective January 1, 1998, PSE&G began recording the annual SFAS 106 OPEB cost. OPEB costs during 1999 were $111 million, including $19 million of amortization. At December 31, 1999, the amount of the unfunded liability was $663 million.

On October 21, 1998, the BPU ordered PSE&G to fund in an external trust its annual OPEB obligation to the maximum extent allowable under Section 401(h) of the Internal Revenue Code. In 1999, $12 million was funded, as allowed. Remaining OPEB costs will not be funded in an external trust, as mandated by the BPU.

      In October 1999, PSE&G created deferred assets and liabilities associated with the payment and collection of co-owner related OPEB costs. Such costs will be amortized over the remainder of the twenty-year period, in accordance with SFAS 106. Any impairment to such costs as a result of the Conectiv asset purchase will be recognized in Power's financial statements in 2000. No assurances for recovery of such assets and liabilities can be given.

401K PLANS

      PSEG sponsors two defined contribution plans. Represented employees of PSE&G, Power and Services are eligible for participation in the PSEG Employee Savings Plan (Savings Plan), while non represented employees of PSE&G, Power, Energy Holdings and Services are eligible for participation in the PSEG Thrift and Tax-Deferred Savings Plan (Thrift Plan). These plans are 401(k) plans to which eligible employees may contribute up to 25% of their compensation. Employee contributions up to 7% for Savings Plan participants and up to 8% for Thrift Plan participants are matched with employer contributions of cash or PSEG common stock equal to 50% of such employee contributions related to employee contributions. Employer contributions, related to participant contributions in excess of 5% and up to 7%, are made in shares of PSEG common stock for Savings Plan participants. Employer contributions, related to participant contributions in excess of 6% and up to 8%, are made in shares of PSEG common stock for Thrift Plan participants. PSEG billed its subsidiary companies for their portions of employer contributions. The amount expensed for the matching provision of the plans was approximately $21 million, $14 million and $15 million in 1999, 1998 and 1997, respectively.

NOTE 15. STOCK OPTIONS, STOCK PURCHASE PLAN AND STOCK REPURCHASE PROGRAM

STOCK OPTIONS

      PSEG and PSE&G apply APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for stock-based compensation plans, which are described below. Accordingly, compensation expense has been recognized for performance units and dividend equivalent rights issued in tandem with an equal number of options under its fixed stock option grants. Performance units and dividend equivalents provide cash payments, dependent upon future financial performance of PSEG in comparison to other companies and dividend payments by PSEG, to assist recipients in exercising options granted. Prior to 1997, all options were granted in tandem with performance units and dividend equivalent rights. In 1999, there were no options granted in tandem with performance units and dividend equivalent rights and in 1998, there were 4,600 options granted in tandem with performance units and dividend equivalent rights. No compensation cost has been recognized for fixed stock option grants since the exercise price of the stock options equals the market price of the underlying stock on the date of grant. Had compensation costs for its stock option grants been determined based on the fair value at the grant dates for awards under these plans in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation," there would have been a charge to PSEG's net income of approximately $1.8 million, $0.4 million and $0.1 million in 1999, 1998 and 1997, respectively, with a $(0.01) impact on earnings per share in 1999 and no impact on earnings per share in 1998 and 1997.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      PSEG's Long Term Incentive Plan (LTP) under which non-qualified options to acquire shares of common stock may be granted to officers and other key employees selected by the Organization and Compensation Committee of PSEG's Board of Directors, the plan's administrative committee (the "Committee"). Payment by option holders upon exercise of an option may be made in cash or, with the consent of the Committee, by delivering previously acquired shares of PSEG common stock. In instances where an optionee tenders shares acquired from a grant previously exercised that were held for a period of less than six months, an expense will be recorded for the difference between the fair market value at exercise date and the option price. Options are exercisable over a period of time designated by the Committee (but not prior to one year from the date of grant) and are subject to such other terms and conditions as the Committee determines. Vesting schedules may be accelerated upon the occurrence of certain events, such as a change in control. Options may not be transferred during the lifetime of a holder.

      The LTP originally provided for the issuance of up to 500,000 options to purchase shares of common stock and was subsequently amended to increase the amount to 5,000,000. At December 31, 1999, there were 2,270,700 options available for future grants under the LTP.

      Since the LTP's inception, PSEG has purchased shares on the open market to meet the exercise of stock options. The difference between the cost of the shares (generally purchased on the date of exercise) and the exercise price of the options has been reflected in Stockholder's Equity except where otherwise discussed.

      Changes in common shares under option for the three fiscal years in the period ended December 31, 1999 are summarized as follows:

                                             1999                             1998                            1997
                                  ---------------------------      ---------------------------      ---------------------------
                                                    WEIGHTED                         WEIGHTED                         WEIGHTED
                                                    AVERAGE                          AVERAGE                          AVERAGE
                                                    EXERCISE                         EXERCISE                         EXERCISE
                                    OPTIONS          PRICE           OPTIONS          PRICE           OPTIONS           PRICE
                                  ---------------------------      ---------------------------      ---------------------------
Beginning of year                  1,243,800           $36.01         430,300           $29.26          84,000           $29.38
Granted                            1,367,000            33.13         841,600            39.16         371,000            29.36
Exercised                            (44,167)           30.37         (28,100)           26.76         (21,500)           31.38
Canceled                              (4,750)           28.01              --               --          (3,200)           28.70
                                  ----------       ----------      ----------       ----------      ----------       ----------
End of year                        2,561,883            34.60       1,243,800            36.01         430,300            29.26
                                  ----------       ----------      ----------       ----------      ----------       ----------
Exercisable at end of year           412,738           $35.07         100,963           $29.47           6,000           $26.45
                                  ----------       ----------      ----------       ----------      ----------       ----------
                                  ---------------------------------------------------------------------------------------------
Weighted average fair value of
options granted during the year                         $4.20                            $4.83                            $3.60
                                                   ==========                       ==========                       ==========

      For this purpose, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1999, 1998 and 1997, respectively: expected volatility of 21.45%, 21.41% and 17.15%, risk free interest rates of 6.16%, 4.48% and 5.14%, expected lives of 4 years, 4 years and
3.75 years, respectively. Additional weighted averages assumptions include for grants in 1999, 1998 and 1997 a dividend yield of 0% with respect to the dividend equivalent feature of the tandem grants. There was a dividend yield of 6.52% in 1999, 5.51% in 1998 and 7.31% in 1997 on the non-tandem grants.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      The following table provides information about options outstanding at December 31, 1999:

---------------------------------------------------------------------        ------------------------------
                        OPTIONS OUTSTANDING                                       OPTIONS EXERCISABLE
---------------------------------------------------------------------        ------------------------------
                                             WEIGHTED        WEIGHTED                              WEIGHTED
                                             AVERAGE          AVERAGE                              AVERAGE
RANGE OF              OUTSTANDING AT        REMAINING        EXERCISE         EXERCISABLE AT       EXERCISE
EXERCISE PRICES     DECEMBER 31, 1999    CONTRACTUAL LIFE      PRICE         DECEMBER 31, 1999      PRICE
---------------------------------------------------------------------        ------------------------------
  $24.00-$30.00               363,283       7.81 years        $29.34                   179,069      $29.57
  $30.01-$35.00             1,371,600       9.94 years         33.13                        --          --
  $35.01-$40.00               827,000       8.93 years         39.31                   233,669       39.31
---------------------------------------------------------------------        ------------------------------
  $24.00-$40.00             2,561,883       9.30 years        $34.60                   412,738      $35.07
---------------------------------------------------------------------        ------------------------------

      In June 1998, the Committee granted 150,000 shares of restricted common stock to a key executive. These shares are subject to restrictions on transfer and subject to risk of forfeiture until earned by continued employment. The shares vest on a staggered schedule beginning on March 31, 2002 and become fully vested on March 31, 2005. The unearned compensation related to this restricted stock grant as of December 31, 1999 is approximately $5 million and is included in retained earnings on the consolidated balance sheets.

      PSEG's Stock Plan for Outside Directors provides non-employee directors, as part of their annual retainer, 600 shares of common stock, increased from 300 shares per year beginning in 1999. With certain exceptions, the restrictions on the stock provide that the shares are subject to forfeiture if the individual ceases to be a director at any time prior to the Annual Meeting of Stockholders following his or her 70th birthday. These shares are recorded as compensation expense in the consolidated statements of income.

STOCK PURCHASE PLAN

      PSEG has an employee stock purchase plan for all eligible employees. Under the plan, shares of the common stock may be purchased at 95% of the fair market value. Employees may purchase shares having a value not exceeding 10% of their base pay. During 1999, 1998 and 1997, employees purchased 98,099, 102,387 and 144,377 shares at an average price of $38.21, $36.36 and $26.39 per share, respectively. At December 31, 1999, 1,191,681 shares were available for future issuance under this plan.

STOCK REPURCHASE PROGRAM

      The PSEG Board of Directors has authorized the repurchase of up to 30 million shares of its common stock from time to time, subject to market conditions and other relevant factors affecting PSEG. Share repurchases are planned when market and business conditions are deemed favorable. The repurchased shares have been held as treasury stock or used for corporate purposes. As of December 31, 1999, PSEG had repurchased 15.8 million shares at a cost of approximately $607 million.

      In December 1999, PSEG entered into a Forward Purchase Agreement with an intermediary, who has purchased and held shares on behalf of PSEG. These shares will not be reflected on PSEG's balance sheet until settlement of the transaction which is expected in the second quarter of 2000. Market conditions and the availability of alternative investments will dictate if and when more shares of Common Stock will be repurchased under this authorization.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

NOTE 16. FINANCIAL INFORMATION BY BUSINESS SEGMENTS

BASIS OF ORGANIZATION

      The reportable segments disclosed herein were determined based on a variety of factors including the regulatory environment of each of PSEG's lines of business and the types of products and services offered. Effective with the unbundling of PSE&G's rates on August 1, 1999 and the deregulation of the electric generation portion of PSE&G's business, the basis of segment reporting has changed beginning with the third quarter of 1999. The generation and energy trading portions of PSE&G's business are now separate reportable segments, whereas they previously had been part of the Electric segment. Note that estimates have been used to separate historical, pre-August 1, 1999, electric segment data into the Generation, Energy Resources and Trade and Transmission and Distribution segments of PSE&G's business.

      GENERATION

      The generation segment of PSE&G's business earns revenue through the sale of its energy and capacity. This segment consists of the power plants that will be sold to Power.

      ENERGY RESOURCES AND TRADE

      The Energy Resources and Trade segment of PSE&G's business earns revenues through sales of wholesale energy, capacity sales and other ancillary services.

      TRANSMISSION AND DISTRIBUTION (T&D)

      This segment represents regulated utility services provided by PSE&G. The electric transmission and electric and gas distribution segment of PSE&G's business generates revenue from its tariffs under which it provides electric transmission and electric and gas distribution services to residential, commercial and industrial customers in New Jersey. The rates charged for electric transmission are regulated by FERC while the rates charged for electric and gas distribution are regulated by the BPU. Revenues are also generated from a variety of other activities such as sundry sales, the appliance service business, wholesale transmission services and other miscellaneous services.

      RESOURCES

      Resources earns revenues from its passive investments in leveraged leases, limited partnerships, leveraged buyout funds and marketable securities.

      GLOBAL

      Global earns revenues from its investment in and operation of projects in the generation and distribution of energy, both domestically and internationally.

      OTHER

      PSEG's other activities generate revenues from Energy Technologies and Enterprise Group Development Corporation (EGDC). Energy Technologies is an energy management company that constructs, operates and maintains HVAC systems for, and provides energy-related engineering, consulting and mechanical contracting services to, industrial and commercial customers in the Northeastern and Middle Atlantic United States. EGDC, which has been conducting a controlled exit from the real estate business since 1993, earns revenues from its nonresidential real estate property management business. Other activities also include amounts applicable to PSEG and Energy Holdings, excluding Resources and Global.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      Information related to the segments of PSEG's business is detailed below:

                                                            ENERGY
                                                           RESOURCES                                                   CONSOLIDATED
                                             GENERATION    AND TRADE     T & D    RESOURCES      GLOBAL         OTHER      TOTAL
                                             ----------    ---------     -----    ---------      ------         -----  ------------
                                                                                (MILLIONS OF DOLLARS)
FOR THE YEAR ENDED DECEMBER 31, 1999:
Total Operating Revenues .................       $2,618          $76    $3,196         $179         $142         $286        $6,497
Depreciation and Amortization ............          224           --       305            1            1            5           536
Interest Income ..........................           --           --        12            1           --            2            15
Net Interest Charges .....................          203           --       184           46           48            9           490
Operating Income Before Income Taxes .....          521           56       586          123           69          (69)        1,286
Income Taxes .............................          213           23       274           50           24          (21)          563
Net income from equity method subsidiaries           --           --        --           78          129           --           207
Segment Income before Extraordinary Item .          308           33       312           66           28          (24)          723
Extraordinary Item (A) ...................       (3,204)          --     2,400           --           --           --          (804)
Segment Net Income (Loss) ................       (2,896)          33     2,712           66           28          (24)          (81)

AS OF DECEMBER 31, 1999:
Total Assets (A) .........................       $2,583         $313   $11,828       $2,096       $1,715         $480       $19,015
Investments in equity method subsidiaries            --           --        --          279        1,635           10         1,924
Gross Additions to Long-Lived Assets .....          202           --       277           --            1           99           579

FOR THE YEAR ENDED DECEMBER 31, 1998:
Total Operating Revenues .................       $2,524          $50    $2,994         $145         $124         $173        $6,010
Depreciation and Amortization ............          381           --       268            2            1            8           660
Interest Income ..........................           --           --        20            9            1            2            32
Net Interest Charges .....................          204           --       174           49           41            2           470
Operating Income Before Income Taxes .....          364           41       601           86           31          (51)        1,072
Income Taxes .............................          145           16       243           27           12          (15)          428
Net income from equity method subsidiaries           --           --        --           35          114           --           149
Segment Net Income (Loss) ................          219           25       358           56            7          (21)          644

AS OF DECEMBER 31, 1998:
Total Assets .............................       $7,881         $164    $6,624       $1,809       $1,124         $389       $17,991
Investments in equity method subsidiaries            --           --        --          383        1,059           34         1,476
Gross Additions to Long-Lived Assets .....          265           --       270           --            2            8           545

FOR THE YEAR ENDED DECEMBER 31, 1997:
Total Operating Revenues .................       $2,529          $23    $3,281         $144          $91         $109        $6,177
Depreciation and Amortization ............          360           --       247            1            2           20           630
Interest Income ..........................           --           --        14            4           --            3            21
Net Interest Charges .....................          211           --       169           46           22            2           450
Operating Income Before Income Taxes .....          292           18       474           88           24          (52)          844
Income Taxes .............................          101            6       149           29           10          (11)          284
Net income from equity method subsidiaries           --           --        --           49           78           --           127
Segment Net Income (Loss) ................          191           12       325           59           14          (41)          560

AS OF DECEMBER 31, 1997:
Total Assets .............................       $8,069         $114    $6,661       $1,616       $1,170         $349       $17,979
Investments in equity method subsidiaries            --           --        --          407        1,119           34         1,560
Gross Additions to Long-Lived Assets .....          166           --       376           --           --            6           548

(A) See Note 3. Extraordinary Charge and Other Accounting Impacts of Deregulation for discussion of the extraordinary charge recorded by the Generation segment and the related regulatory asset for securitization recorded by the T&D segment.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

      Geographic information for PSEG is disclosed below. The foreign investments and operations noted below were made through Energy Holdings. PSE&G does not have foreign investments or operations.

                                                       REVENUES (1)                          IDENTIFIABLE ASSETS
                                              ------------------------------          ------------------------------------
                                                       YEAR ENDED
                                                       DECEMBER 31,                    DECEMBER 31,         DECEMBER 31,
                                              ------------------------------          --------------     -----------------
                                                  1999              1998                   1999                 1998
                                              ------------      ------------          --------------     -----------------
                                                  (Millions of Dollars)                      (Millions of Dollars)
United States............................         $6,348            $5,901                 $16,595               $16,388
Foreign Countries (2)....................            149               109                   2,420                 1,603
                                              ------------      ------------          --------------     -----------------
      Total..............................         $6,497            $6,010                 $19,015               $17,991
                                              ============      ============          ==============     =================

Identifiable investments in foreign countries include:
        Argentina                                                                             $356                  $304
        Brazil (3)                                                                            $330                  $480
        Chile and Peru                                                                        $520                  $ --
        Netherlands                                                                           $623                  $400

--------------------------------------------------------------------------------

(1) Revenues are attributed to countries based on the locations of the investments. Global's revenue includes its share of the net income from joint ventures recorded under the equity method of accounting.

(2) Total assets are net of foreign currency translation adjustment of $(222) million (pre-tax) as of December 31, 1999 and $(48) million (pre-tax) as of December 31, 1998.

(3) Amount is net of foreign currency translation adjustment of $(189) million (pre-tax) as of December 31, 1999 and $(43) million (pre-tax) as of December 31, 1998.

Information related to Property, Plant and Equipment of PSE&G is detailed below:

                                                           DECEMBER 31,
                                                 -------------------------------
                                                  1999        1998        1997
                                                 -------     -------     -------
                                                     (MILLIONS OF DOLLARS)
Property, Plant and Equipment
    Electric Plant in Service:
       Fossil Production (A) ................     $1,628      $2,802      $1,840
       Nuclear Production (A) ...............        110       6,246       6,162
       Transmission .........................      1,169       1,200       1,163
       Distribution .........................      3,862       3,545       3,315
       Other ................................         --         276       1,212
                                                 -------     -------     -------
              Total Electric Plant in Service      6,769      14,069      13,692
                                                 -------     -------     -------
    Gas Plant in Service:
       Transmission .........................         --          69          67
       Distribution .........................      3,019       2,608       2,472
       Other ................................         --         170         158
                                                 -------     -------     -------
              Total Gas Plant in Service ....      3,019       2,847       2,697
                                                 -------     -------     -------
    Common Plant in Service:
       Capital Leases .......................         59          59          59
       General ..............................        363         519         499
                                                 -------     -------     -------
              Total Common Plant in Service .        422         578         558
                                                 -------     -------     -------
                    Total ...................    $10,210     $17,494     $16,947
                                                 =======     =======     =======

(A) See Note 3. Extraordinary Charge and Other Accounting Impacts of Deregulation for discussion of the extraordinary charge recorded by the Generation segment and the related regulatory asset for securitization recorded by the T&D segment.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

NOTE 17. JOINTLY OWNED FACILITIES -- PROPERTY, PLANT AND EQUIPMENT

      PSE&G has ownership interests in and is responsible for providing its share of the necessary financing for the following jointly owned facilities. All amounts reflect the share of PSE&G's jointly owned projects and the corresponding direct expenses are included in Consolidated Statements of Income as operating expenses.

                                                                    PLANT--DECEMBER 31, 1999
                                                 ----------------------------------------------------------------
                                                    OWNERSHIP     PLANT IN        ACCUMULATED       PLANT UNDER
                                                    INTEREST      SERVICE         DEPRECIATION      CONSTRUCTION
                                                    ---------     --------        ------------      ------------
                                                                        (MILLIONS OF DOLLARS)
Coal Generating
       Conemaugh...............................       22.50%        $198               $56               $--
       Keystone................................       22.84%         122                42                --
Nuclear Generating
       Peach Bottom............................       42.49%          23                12                --
       Salem...................................       42.59%         797               679                --
       Hope Creek..............................       95.00%         763               652                --
       Nuclear Support Facilities..............      Various          15                 2                --
Pumped Storage Facilities
       Yards Creek.............................       50.00%          28                10                --
Transmission Facilities........................      Various          95                31                --
Merrill Creek Reservoir........................       13.91%           2                --                --
Linden SNG Plant...............................       90.00%          16                14                --

NOTE 18. SELECTED QUARTERLY DATA (UNAUDITED)

      The information shown below, in the opinion of PSEG, includes all adjustments, consisting only of normal recurring accruals, necessary to a fair presentation of such amounts. Due to the seasonal nature of the utility business, quarterly amounts vary significantly during the year.

                                                                          CALENDAR QUARTER ENDED
                                      --------------------------------------------------------------------------------------------
                                           MARCH 31,                JUNE 30,              SEPTEMBER 30,            DECEMBER 31,
                                      ------------------      -------------------      -------------------      ------------------
                                       1999        1998        1999         1998        1999         1998        1999        1998
                                      ------      ------      ------       ------      ------       ------      ------      ------
                                                                      (MILLIONS WHERE APPLICABLE)
Operating Revenues .............      $1,795      $1,659      $1,436       $1,362      $1,606       $1,439      $1,660      $1,550
Operating Income ...............         461         449         437          341         503          450         436         364
Income before Extraordinary Item         188         191         181          122         221          180         133         151
Extraordinary Item .............          --          --        (790)          --         (14)          --          --          --
Net Income .....................         188         191        (609)         122         207          180         133         151
Earnings per Share
   (Basic and Diluted) .........        0.85        0.82       (2.77)        0.53        0.95         0.78        0.61        0.66
Weighted Average Common
   Shares and Potential
   Dilutive Effect of Stock
   Options Outstanding .........         223         232         220          232         219          232         218         228

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONCLUDED

NOTE 19. ACCOUNTING MATTERS

      In June 1999, the FASB issued SFAS 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133" (SFAS 137) to defer the effective date of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133) for one year. Consequently, SFAS 133 will now be effective for all fiscal quarters beginning after January 1, 2001. The FASB also decided to defer by one year the transition date regarding embedded derivatives in SFAS 133.

      In June 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), which is effective for financial statements for all fiscal quarters of fiscal years beginning after June 15, 1999. SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires an entity to recognize all derivatives, within the scope of this statement, as assets or liabilities on the balance sheet at fair value. Also, derivatives that are not hedges must be adjusted to fair value through income. If a derivative is a hedge, changes in the fair value of the derivative will either be offset against the change in fair value of the hedged asset, liability or firm commitment through earnings or be recognized in other comprehensive income until the hedged item is recognized in earnings, depending on the nature of the hedge. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. PSEG and PSE&G are currently evaluating the impact of SFAS 133.

                       FINANCIAL STATEMENT RESPONSIBILITY

      Management of PSEG is responsible for the preparation, integrity and objectivity of the consolidated financial statements and related notes of PSEG. The consolidated financial statements and related notes are prepared in accordance with generally accepted accounting principles. The financial statements reflect estimates based upon the judgment of management where appropriate. Management believes that the consolidated financial statements and related notes present fairly PSEG's financial position and results of operations. Information in other parts of this Appendix is also the responsibility of management and is consistent with these consolidated financial statements and related notes.

      The firm of Deloitte & Touche LLP, independent auditors, is engaged to audit PSEG's consolidated financial statements and related notes and issue a report thereon. Deloitte & Touche's audit is conducted in accordance with generally accepted auditing standards. Management has made available to Deloitte & Touche all the corporation's financial records and related data, as well as the minutes of directors' meetings. Furthermore, management believes that all representations made to Deloitte & Touche during its audit were valid and appropriate.

      Management has established and maintains a system of internal accounting controls to provide reasonable assurance that assets are safeguarded, and that transactions are executed in accordance with management's authorization and recorded properly for the prevention and detection of fraudulent financial reporting, so as to maintain the integrity and reliability of the financial statements. The system is designed to permit preparation of consolidated financial statements and related notes in accordance with generally accepted accounting principles. The concept of reasonable assurance recognizes that the costs of a system of internal accounting controls should not exceed the related benefits. Management believes the effectiveness of this system is enhanced by an ongoing program of continuous and selective training of employees. In addition, management has communicated to all employees its policies on business conduct, safeguarding assets and internal controls.

      The Internal Auditing Department of Services conducts audits and appraisals of accounting and other operations of PSEG and its subsidiaries and evaluates the effectiveness of cost and other controls and, where appropriate, recommends to management improvements thereto. Management has considered the internal auditors' and Deloitte & Touche's recommendations concerning the corporation's system of internal accounting controls and has taken actions that, in its opinion, are cost-effective in the circumstances to respond appropriately to these recommendations. Management believes that, as of December 31, 1999, the corporation's system of internal accounting controls was adequate to accomplish the objectives discussed herein.

      The Board of Directors of PSEG carries out its responsibility of financial overview through its Audit Committee, which presently consists of five directors who are not employees of PSEG or any of its affiliates. The Audit Committee meets periodically with management as well as with representatives of the internal auditors and Deloitte & Touche. The Audit Committee reviews the work of each to ensure that its respective responsibilities are being carried out and discusses related matters. Both the internal auditors and Deloitte & Touche periodically meet alone with the Audit Committee and have free access to the Audit Committee, and its individual members, at all times.

             E. JAMES FERLAND                       ROBERT C. MURRAY
          Chairman of the Board,                   Vice President and
   President and Chief Executive Officer         Chief Financial Officer

             PATRICIA A. RADO
       Vice President and Controller
      (Principal Accounting Officer)

February 11, 2000

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Public Service Enterprise Group Incorporated:

     We have audited the consolidated balance sheets of Public Service Enterprise Group Incorporated and its subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of income, common stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Public Service Enterprise Group Incorporated and its subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

      As discussed in Note 1 to the consolidated financial statements, the Company discontinued application of Statement of Financial Accounting Standards No. 71, Accounting for the Effects of Certain Types of Regulation, for the electric generation portion of its business effective April 1, 1999.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
February 11, 2000

The New Jersey Performing Arts Center (NJPAC) is located on the riverfront at McCarter Highway and Center Street, near the Gateway Center and Penn Station. A total of 1,600 parking spaces are available in three surface lots and the underground Military Park garage.

FROM THE SOUTH
VIA THE NEW JERSEY
TURNPIKE: (Northbound)

Take the New Jersey Turnpike North to Exit 15W (Newark/The Oranges) for Route 280 westbound. After the toll booth, follow Route 280 West to Exit 15A (Route 21 South--Downtown). Follow signs to Route 21 (aka McCarter Highway) and turn south onto Route 21. Follow Route 21 to Center Street, make a right on Center Street and turn right at Mulberry Street for adjacent parking or continue two blocks to the Military Park garage, located on the left.


FROM THE NORTH
VIA THE NEW JERSEY
TURNPIKE: (Southbound)

Take the New Jersey Turnpike South to Exit 15W or 15E (Newark/The Oranges). After the toll booth, follow Route 280 West to Exit 15A (Route 21 South--Downtown). Follow signs to Route 21 (aka McCarter Highway) and turn south onto Route 21. Follow Route 21 to Center Street, make a right on Center Street and turn right at Mulberry Street for adjacent parking or continue two blocks to the Military Park garage, located on the left.


FROM THE WEST
VIA ROUTE 280:

Take Route 280 East to Exit 15 (Route 21 South--Downtown). At the traffic light at the bottom of the ramp, make a right onto Route 21 South (aka McCarter Highway). Continue on Route 21 South to Center Street, make a right on Center Street and turn right at Mulberry Street for adjacent parking or continue two blocks to the Military Park garage, located on the left.


FROM NEW YORK
VIA THE NEW JERSEY
TURNPIKE:

Leave the city through the Lincoln Tunnel and continue west on Route 495, staying left for the entrance to the New Jersey Turnpike. Take the turnpike south to Exit 15W (Newark/The Oranges). After the toll booth, follow Route 280 West to Exit 15A (Route 21 South-- Downtown). Follow signs to Route 21 (aka McCarter Highway) and make a right onto Route 21 South. Follow Route 21 to Center Street, make a right on Center Street and turn right at Mulberry Street for adjacent parking or continue two blocks to the Military Park garage, located on the left.


VIA THE GARDEN STATE
PARKWAY: (Northbound)

Follow the Garden State Parkway North to Exit 142 (Route 78). Take Route 78 East. Stay right and follow Route 1 and 9 north to Route 21 (aka McCarter Highway). Travel across the viaduct into downtown Newark. Stay in the left-turn lanes and turn left at the second light. Continue one block and turn right onto Broad Street. Follow Broad Street 18 blocks to Park Place. Bear right at Park Place and enter the Military Park garage to the left or turn right onto Center Street and left at Mulberry Street for adjacent parking.

VIA THE GARDEN STATE
PARKWAY: (Southbound)

Take the Garden State Parkway South to Exit 145. Follow signs to Route 280 eastbound. Take Route 280 East to Exit 15 (Route 21 South--Downtown). At the traffic light at the bottom of the ramp, make a right onto Route 21 South (aka McCarter Highway). Continue on Route 21 South to Center Street, make a right on Center Street and turn right at Mulberry Street for adjacent parking or continue two blocks to the Military Park garage, located on the left.


VIA ROUTE 78:

Take Route 78 East until it splits near Newark Airport. Stay right and follow Route 1 and 9 to Route 21 (aka McCarter Highway). Travel across the viaduct into downtown Newark. Stay in the left-turn lanes and turn left at the second light. Continue one block and turn right onto Broad Street. Follow Broad Street 18 blocks to Park Place. Bear right at Park Place and enter the Military Park garage to the left or turn right onto Center Street and left at Mulberry Street for adjacent parking.


VIA MASS TRANSIT:

Board the train at New York's Penn Station and travel to Penn Station, Newark. Take the new shuttle bus, dubbed "The Loop" to the NJPAC. To walk, exit the station via Raymond Boulevard and continue two blocks west to Mulberry Street. Turn right on Mulberry and walk two blocks north to the NJPAC.

Directions for reaching Newark, New Jersey, by bus or train may be obtained by calling New Jersey Transit at 1-800-772-2222 from area codes 201, 732, 973 and 908 in New Jersey, 1-800-582-5946 from area code 609 in New Jersey and 1-973-762-5100 from outside of the State.

[PSEG LOGO]
Public Service Enterprise Group Incorporated
80 Park Plaza, Newark, New Jersey 07101-1171


                                     [MAP]


                                     [MAP]


Arrangements have been made to provide free parking within close proximity to the New Jersey Performing Arts Center at locations designated (P) on the map above.

Please bring your parking ticket with you to the meeting so that it can be validated by PSEG. Reasonable parking expenses incurred at locations other than those shown above will be reimbursed.

Detailed directions appear on the immediately preceding page.

[LOGO]PSEG                          PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
--------------------------------------------------------------------------------
E. JAMES FERLAND                    80 PARK PLAZA, NEWARK, NJ 07101
                                    MAILING ADDRESS/P.O. BOX 1171, NEWARK, NJ
Chairman of the Board               07101-1171
President and Chief
Executive Officer



                                                               March 1, 2000



Dear Shareholder:


     You are cordially invited to join us at the 2000 Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated. This year's meeting will be held at the New Jersey Performing Arts Center, One Center Street, Newark, New Jersey on April 18, 2000, starting at 2:00 P.M. At the meeting we will: (1) elect three directors in Class I and one director in Class II; (2) vote on the ratification of Deloitte & Touche LLP as independent auditors; and (3) transact other such business as may properly come before the meeting.

     It is important that your shares be voted whether or not you plan to be present at the meeting. To make voting easier, you may also vote your proxy by toll-free touch-tone phone or through the Internet. Please follow the instructions on the reverse side. You can vote 24 hours a day, 7 days a week with these options. If you choose to vote by phone or Internet, please do not mail your proxy form.

     If you choose to vote by mail instead of by phone or Internet, please specify your choices by marking the appropriate boxes on the proxy form below, and date, sign and return it in the enclosed envelope promptly. If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendations of your directors.

     If you plan to attend the Annual Meeting of Stockholders and you vote by phone or Internet, please indicate your plan to attend when asked during your electronic voting. If you plan to attend and vote by mail, mark the appropriate box on the proxy form below. We will then mail you an admission ticket. Maps and directions to reach our meeting location can be found at the back of the enclosed Proxy Statement. I look forward to seeing many of you at the meeting.



                                                      Sincerely



                                                      /s/ E. JAMES FERLAND





                                                    (Continued from other side)
----------------------------------------------------------------------------------------------------------------------------------

 ACCOUNT NUMBER                       SEQUENCE NUMBER                    PLEASE MARK ALL CHOICES LIKE THIS [X]
|---------------------------------------------------------------------------------------------------------------------------------|
|THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1 AND 2                                                                    |
|                                                                                                                                 |
|(1) ELECTION OF DIRECTORS: Nominees for Class I terms expiring in 2003 are 01) Ernest H. Drew,                                   |
|                           2) E. James Ferland, 03) Marilyn M. Pfaltz                                                            |
|                           Nominee for Class II term expiring in 2001 is: 04) Forrest J. Remick                                  |
|                                                                                                                                 |
|                                                                                                         FOR    AGAINST  ABSTAIN |
|                                                                                                         ---    -------  ------- |
|              FOR                         WITHHOLD                                                                               |
|all nominees listed above          authority to vote for all           (2) Ratification of Deloitte &                            |
|(except as marked to the    [  ]   nominees listed above       [  ]        Touche LLP as Independent     [  ]     [  ]     [  ]  |
|contrary below)                                                            Auditors for the year 2000                            |
|                                                                                                                                 |
|                                                                                                                                 |
|---------------------------------------------------------------                                                                  |
|                                                                                                                                 |
|                                                                                                                                 |
|(INSTRUCTIONS: To withhold authority to vote for any individual                                                                  |
|moninee, write that nominee's name on the line provided above.)                                                                  |
|---------------------------------------------------------------------------------------------------------------------------------|
|                                                                     If you wish to access the Annual Report and Proxy           |
|If you plan to attend the Annual Meeting, please mark                Statement via the Internet and no longer receive            |
|this box.                                                   [  ]     them in the mail, please mark this box.               [  ]  |
|                                                                                                                                 |
|If you wish to include comments, please mark this box                                                                            |
|and write your comments on the reverse side of this form.   [  ]     For change of address, please mark this box                 |
|                                                                     and make changes to the address below                 [  ]  |
|---------------------------------------------------------------------------------------------------------------------------------|

Please date and sign exactly as your name appears hereon. When signing as an attorney, executor, admnistrator, trustee, guardian, etc., give your full title as such. If stock is held jointly, each joint owner should sign.


SIGNATURE                           DATE
        --------------------------       --------------------


SIGNATURE                           DATE
        --------------------------       --------------------

VOTE BY TELEPHONE OR INTERNET                     QUICK***EASY***IMMEDIATE
Public Service Enterprise Group Incorporated invites you take advantage of two convenient ways to vote your shares for matters to be covered at the 2000 Annual Meeting of Stockholders. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy form.

                                                   VOTE BY PHONE: 1-888-892-7873
                                                   YOU WILL BE ASKED TO ENTER A CONTROL NUMBER
                                                   located in the middle of this form.

                                                  |--------------------------------------------------------|
                                                  |Option A: To vote as the Board of Directors recommends  |
                                                  |on ALL proposals, press 1                               |
                                                  |--------------------------------------------------------|

                                                  |--------------------------------------------------------|
                                                  |Option B: If you choose to vote on each item separately,|
                                                  |press 0, You will hear these instructions:              |
                                                  |--------------------------------------------------------|
                                                     Item 1: To vote FOR ALL nominees, press 1; to
                                                     WITHHOLD FOR ALL nominees, press 9
                                                     To WITHHOLD FOR AN INDIVIDUAL nominee,
                                                     press 0 and listen to the instructions
                                                     Item 2: To vote FOR, press 1; AGAINST, press 9;
                                                     ABSTAIN, PRESS 0
                                                     When asked, you must confirm your vote by pressing 1



                                                   VOTE BY INTERNET the web address is:
                                                   htt://www.proxyvoting.com/pseg


CALL TOLL-FREE ON A TOUCH-TONE PHONE                       |--------------------------------|
         1-888-892-7873                                    |       CONTROL NUMBER           |
 THERE IS NO CHARGE FOR THIS CALL                          | For telephone/Internet Voting  |
                                                           |--------------------------------|

IF YOU VOTE BY PHONE OR VOTE USING THE INTERNET, PLEASE DO NOT MAIL THE PROXY FORM
                             THANK YOU FOR VOTING




----------------------------------------------------------------------------------------------------------------------------------



PROXY FOR ANNUAL MEETING OF STOCK HOLDERS                                          THIS PROXY IS SOLICITED ON BEHALF OF THE
April 18, 2000                                                                                   BOARD OF DIRECTORS OF PSEG

     The undersigned hereby appoints E. James Ferland, Ernest H. Drew and Richard J. Swift, and each or any  of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion (subject to any directions indicated on the reverse side of this proxy) at the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated (PSEG) to be
held on April 18, 2000 and at all adjournments thereof, upon all matters which may come before the meeting or any adjournment, including the proposals set forth in the Notice of Meeting and Proxy Statement, reciept of which is hereby acknowledged. Said proxies are instructed to vote as set forth on the reverse side hereof with respect to said proposals.

     Shares represented by this proxy will be voted in accordance with recommendations of the Board of Directors of PSEG as stated
on the reverse side, unless otherwise indicated on the reverse, in which case they will be voted as marked. Information pertaining to each proposal is included in the Proxy Statement under proposals corresponding to the item numbers set forth on the reverse side.

Please mark your proxy on the reverse side, sign it and date it, and return it promptly in the envelope provided.